    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 28, 2000



                                                      REGISTRATION NO. 333-93393

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------


                               AMENDMENT NO. 1 TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                         COMMISSION FILE NUMBER 1-10140

                          AMERICA WEST AIRLINES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     DELAWARE                                           86-0418245
 (STATE OR OTHER JURISDICTION OF INCORPORATION OR          (I.R.S. EMPLOYER IDENTIFICATION NO.)
                   ORGANIZATION)                                      (602) 693-0800
           4000 E. SKY HARBOR BOULEVARD               (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA
            PHOENIX, ARIZONA 85034-3899                                    CODE)
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                      4512
            (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)

                            ------------------------

                               STEPHEN L. JOHNSON
  SENIOR VICE PRESIDENT - CHIEF ADMINISTRATIVE OFFICER AND ASSISTANT CORPORATE
                                 GROUP MANAGER
                          AMERICA WEST AIRLINES, INC.
                          4000 E. SKY HARBOR BOULEVARD
                          PHOENIX, ARIZONA 85034-3899
                                 (602) 693-0800
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                          COPIES OF CORRESPONDENCE TO:
                              SAMUEL M. LIVERMORE
                              COOLEY GODWARD, LLP
                               ONE MARITIME PLAZA
                            SAN FRANCISCO, CA 94111

                            ------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                            ------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

        THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  SUBJECT TO COMPLETION DATED JANUARY 28, 2000


PROSPECTUS

AMERICA WEST AIRLINES, INC.

EXCHANGE OFFER
PASS THROUGH CERTIFICATES, SERIES 1999-1


                                  THE EXCHANGE OFFER--
  CONSIDER CAREFULLY THE RISK     We are registering new pass through certificates and
  FACTORS BEGINNING ON PAGE 24    offering them in exchange for outstanding certificates
  IN THIS PROSPECTUS.             previously issued in September 1999 pursuant to an offering exempt from the SEC's registration requirements. The terms
  The certificates will           and conditions of the exchange offer are summarized below
  represent interests in          and more fully described in this prospectus.
  trusts only and will not
  represent interests in or       EXPIRATION DATE      5:00 p.m. (New York City time)
  obligations of America West                 , 2000
  or any America West
  affiliate.                      WITHDRAWAL RIGHTS    Expire before 5:00 p.m. (New York City
                                  time) on the expiration date
  We are relying on the
  position of the SEC staff in    INTEGRAL MULTIPLES     Outstanding Certificates may only be
  certain interpretive letters    tendered in integral multiples of $1,000
  to third parties to remove
  the transfer restrictions on    EXPENSES              Paid for by America West
  the new certificates.
                                  NEW CERTIFICATES--
                                  Pass through certificates are securities that evidence an
                                  ownership interest in a pass through trust. The new
                                  certificates will represent the same fractional undivided
                                  interest in the trusts as the outstanding certificates they are replacing. The new certificates will have the same
                                  material financial terms as the outstanding certificates,
                                  which are summarized below and described more fully in this prospectus. The new certificates will not contain terms with respect to transfer restrictions or interest rate increases and will only be available in book-entry form.


                                               CLASS G CERTIFICATES                   CLASS C CERTIFICATES
PRINCIPAL AMOUNT                       $233,668,000                           $20,158,000
INTEREST RATE                          7.93%                                  8.54%
FIRST DISTRIBUTION DATE                January 2, 2000                        January 2, 2000
REGULAR DISTRIBUTION DATES             January 2 & July 2                     January 2 & July 2
FINAL DISTRIBUTION DATE
     - Expected                        January 2, 2019                        January 2, 2006
     - Legal                           July 2, 2020                           July 2, 2007

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS


     You should rely only on the information provided in this prospectus including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on the cover.



     We include cross-references in this prospectus to captions where you can find further related discussions. The following table of contents provides the pages on which these captions are located. You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Terms" in Appendix I of this prospectus.


                             AVAILABLE INFORMATION


     We are filing with the SEC a registration statement on Form S-4 relating to the new certificates. This prospectus is a part of the registration statement, but the registration statement includes additional information and also attaches exhibits that are referenced in this prospectus. You can review a copy of the registration statement through the SEC's "EDGAR" System (Electronic Data Gathering, Analysis and Retrieval) that is available on the SEC's web site (http://www.sec.gov).



     We are required to file publicly certain information under the Securities Exchange Act of 1934. All of our public filings are also available on EDGAR, including reports, proxy statements and other information. You may also read and copy all of our public filings at the SEC's public reference room in Washington, D.C. or in their facilities in New York and Chicago. Please call the SEC at
(800) SEC-0330 for further information on the operation of the public reference rooms. All filings by our parent corporation, America West Holding Corporation, is also available at the offices of the New York Stock Exchange.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The SEC allows us to incorporate by reference information we file with the SEC, which means that we can disclose information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update the information in this prospectus.



     We incorporate by reference all annual, quarterly and current reports we filed during 1999. These include the annual report on Form 10-K for the year ended December 31, 1998, the quarterly reports on Forms 10-Q filed for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999 and the current report on Form 8-K filed on July 21, 1999. We also incorporate by reference the portions of the proxy statement for the annual stockholder meeting held on May 21, 1999, that were incorporated by reference in the Form 10-K. Any future annual, quarterly or current reports and proxy materials filed prior to the end of the exchange offer are incorporated by reference.



     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or call us at: Corporate Secretary, America West Airlines, Inc., 4000 E. Sky Harbor Blvd., Phoenix, Arizona 85034; (480) 693-0800. In order to ensure timely delivery of the documents, please make any such request no later than five business days prior to the expiration of the exchange offer.


                                       2.

                               TABLE OF CONTENTS


                                       PAGE
                                      ------
PROSPECTUS SUMMARY..................       5
EXCHANGE OFFER......................       5
THE PARTIES.........................       7
THE MATERIAL AGREEMENTS.............       7
FINANCING THE ACQUISITION OF
  AIRCRAFT..........................       8
THE TRUSTS..........................      12
THE CERTIFICATES....................      13
THE EQUIPMENT NOTES.................      16
ERISA CONSIDERATIONS................      18
USE OF PROCEEDS.....................      19
RATIO OF EARNINGS TO FIXED
  CHARGES...........................      19
THE COMPANY.........................      19
QUESTIONS OR REQUESTS FOR
  ASSISTANCE........................      21
CASH FLOW STRUCTURE.................      22
Selected Financial Data.............      23
RISK FACTORS........................      24
Risk Factors Relating to the
  Certificates and the Exchange
  Offer.............................      24
Possible Effects if Aircraft
  Appraisals do not Correspond to
  the Realizable Value of
  Aircraft..........................      24
Effect of Subordination on
  Subordinated Certificateholders...      24
Control Over the Collateral and
  Potential Sale of the
  Collateral........................      25
Possible Changes to Agreements
  Described in this Prospectus After
  the Exchange Offer................      25
Possible Effects of Appointing Owner
  Participants......................      26
Possible Effects from Unused
  Deposits..........................      27
Effects of Withholding Tax on
  Foreign Investors.................      27
Limited Ability to Resell
  Certificates......................      27
Consequences of Failure to Exchange
  Old Certificates..................      27
Risk Factors Relating to the Policy
  Provider..........................      28
The Impact of any Decline in the
  Financial Condition of the Policy
  Provider..........................      28
The Limited Nature of the Policy....      28



                                       PAGE
                                      ------
The Policy Provider as a Controlling
  Party.............................      28
Risk Factors Relating to America
  West and the Airline Industry.....      29
Competition and Industry
  Conditions........................      29
Our Ability to Borrow Funds in the
  Future............................      30
Labor Relations.....................      30
Control by Certain Principal
  Stockholders......................      31
Fluctuations in Fuel Costs..........      31
Aviation Ticket Taxes...............      31
Security and Safety Measures........      31
Other Regulatory Matters............      32
Substantial Restrictions Imposed and
  Promises Made in connection with
  Current Loan Agreements and Debt
  Instruments.......................      32
Year 2000 Compliance Program
  and Risks.........................      32
Volatility of Stock Price...........      33
THE EXCHANGE OFFER..................      34
General.............................      34
The Exchange Offer..................      34
Tendering Outstanding Certificates
  in the Exchange Offer.............      35
Book-Entry Transfer.................      37
Guaranteed Delivery Procedures......      37
Withdrawal of Tenders...............      38
Conditions..........................      38
Exchange Agent......................      38
Transferability of New
  Certificates......................      39
Alternative Use of Shelf
  Registration Statement............      39
Fees and Expenses...................      40
REMAINING PROSPECTUS DISCLOSURE.....      41
DESCRIPTION OF THE NEW
  CERTIFICATES......................      41
General.............................      41
Certificates Represent an Ownership
  Interest in the Corresponding
  Trust.............................      41
Subordination.......................      42
Payments And Distributions..........      42
Pool Factors........................      45


                                       3.

                                       PAGE
                                      ------
Reports To Certificateholders.......      47
Indenture Defaults and Certain
  Rights Upon An Indenture
  Default...........................      47
Purchase Rights of
  Certificateholders................      50
PTC Event of Default................      50
Merger, Consolidation And Transfer
  Of Assets.........................      50
Modifications of the Pass Through
  Trust Agreements and Certain Other
  Agreements........................      51
Obligation to Purchase Equipment
  Notes.............................      53
Transaction Structure for Leased and
  Owned Aircraft....................      54
Mandatory Terms.....................      55
Possible Issuance of Class D
  Certificates......................      58
Liquidation of Original Trusts......      58
Termination of the Trusts...........      59
The Trustees........................      59
Book-Entry; Delivery and Form.......      59
DESCRIPTION OF THE DEPOSIT
  AGREEMENTS........................      61
General.............................      61
Unused Deposits.....................      61
Distribution Upon Occurrence Of
  Triggering Event..................      62
Depositary..........................      62
Replacement of Depositary...........      63
DESCRIPTION OF THE ESCROW
  AGREEMENTS........................      63
DESCRIPTION OF THE LIQUIDITY
  FACILITIES........................      64
General.............................      64
Drawings............................      64
Reimbursement of Drawings...........      67
Liquidity Events of Default.........      68
Liquidity Provider..................      69
DESCRIPTION OF THE POLICY AND THE
  POLICY PROVIDER AGREEMENT.........      70
The Policy..........................      70
General.............................      72
Definitions.........................      73
The Policy Provider Agreement.......      73



                                       PAGE
                                      ------
DESCRIPTION OF THE INTERCREDITOR
  AGREEMENT.........................      74
Intercreditor Rights................      74
Priority of Distributions...........      76
Priority of Distributions if a
  Triggering Event Has Occurred.....      78
Voting of Equipment Notes...........      80
Addition of Trustee for Class D
  Certificates......................      80
The Subordination Agent.............      80
DESCRIPTION OF THE AIRCRAFT AND THE
  APPRAISALS........................      82
The Aircraft........................      82
The Appraisals......................      82
Deliveries of Aircraft..............      83
Substitute Aircraft.................      84
Bridge Financing....................      84
Conversion Option...................      85
DESCRIPTION OF THE EQUIPMENT
  NOTES.............................      85
General.............................      85
Subordination.......................      85
Principal And Interest Payments.....      86
Redemption..........................      86
Security............................      88
Loan To Value Ratios Of Equipment
  Notes.............................      89
Limitation of Liability.............      90
Indenture Defaults, Notice And
  Waiver............................      90
Remedies............................      92
Modification of Indentures and
  Leases............................      94
Indemnification.....................      95
The Leases and Certain Provisions of
  the Owned Aircraft Indentures.....      95
U.S. FEDERAL INCOME TAX
  CONSEQUENCES......................     104
Exchange of Outstanding Certificates
  for New Certificates..............     104
ERISA CONSIDERATIONS................     104
PLAN OF DISTRIBUTION................     107
LEGAL MATTERS.......................     108
EXPERTS.............................     108
APPENDIX I--INDEX OF TERMS..........   A-I-1
APPENDIX II--APPRAISAL
  LETTERS...........................  A-II-1


                                       4.

                               PROSPECTUS SUMMARY


- THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE NEW CERTIFICATES, READ THE ENTIRE PROSPECTUS AND THE EXHIBITS TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART.



- THROUGHOUT THIS PROSPECTUS, "WE", "US", "AMERICA WEST" AND THE "COMPANY" REFER TO AMERICA WEST AIRLINES, INC. AND "HOLDINGS" REFERS TO AMERICA WEST HOLDINGS CORPORATION, OUR PARENT COMPANY.


EXCHANGE OFFER

HISTORY


In order to finance the purchase or lease of up to ten aircraft for use in our current operations as a commercial airline, pass through trusts initially sold pass through certificates in September 1999 to Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. We refer to these pass through certificates that were sold in September 1999 as "outstanding certificates" throughout this prospectus. The initial purchasers then placed the outstanding certificates with institutional investors. These initial transactions were exempt from registration requirements of the SEC but, as a result, the outstanding certificates are not freely tradable.



By registering the new certificates with the SEC we are offering certificateholders the opportunity to exchange their outstanding certificates for the new certificates. A certificateholder who participates in the exchange offer will receive new certificates that have the same financial terms as the outstanding certificates and in an equal principal amount. For example, a certificateholder owning Class G pass through certificates with a principal value of $10 million and earning interest at a rate of 7.93% will be able to exchange those certificates for new Class G pass through certificates with a principal value of $10 million and earning interest at a rate of 7.93%. The main difference is that the new Class G certificates, by being registered with the SEC, will be free of the transfer restrictions currently imposed on the outstanding Class G certificates.



PROCEDURES FOR EXCHANGING OUTSTANDING CERTIFICATES



To participate in the exchange offer, certificateholders must deliver their outstanding certificates for exchange no later than 5:00 p.m., New York time, on
            , 2000. This expiration date may be extended under some circumstances. Certificateholders must also deliver a completed and signed letter of transmittal with tender of their outstanding certificates. A letter of transmittal has been sent to certificateholders and a form can be found as an exhibit to the registration statement filed with the SEC.



Certificateholders should deliver the outstanding certificates and the letter of transmittal to Wilmington Trust Company, the exchange agent for the exchange offer, as follows:


    Fax:       (302) 651-1079
    Mail or    Wilmington Trust Company             By Hand:  Wilmington Trust Company
    Overnight  1100 North Market Street, 1st Fl.              1105 North Market Street, 1st Fl.
    Delivery:  Wilmington, DE 19890-0001                      Wilmington, DE 19890
               Attn: Kristin Long                             Attn: Corporate Trust Operations


Certificateholders may also tender their outstanding certificates through a book-entry transfer or by complying with certain guaranteed delivery procedures. In either case, however, a completed letter of transmittal must still be delivered to the exchange agent before the expiration of the exchange offer. Certificateholders may only tender outstanding certificates in integral multiples of $1,000. Similarly, the new certificates will only be issued in integral multiples of $1,000.


                                       5.

REPRESENTATIONS MADE BY TENDERING CERTIFICATEHOLDERS


To participate in the exchange offer, each certificateholder will be required to make the following representations in the letter of transmittal:



1. The certificateholder is not an affiliate of ours nor a broker-dealer tendering outstanding certificates acquired for its own account (an "affiliate" is defined as a person who controls, is controlled by or is under common control with us);



2. the certificateholder is acquiring the new certificates in the ordinary course of its business; and



3. the certificateholder is not acquiring the new certificates with an intent to distribute them.


RESALE OF NEW CERTIFICATES


We are registering the new certificates with the SEC in order to remove the transfer restrictions that apply to the outstanding certificates. Certificateholders who make the representations listed above will be able to freely resell the new certificates. Certificateholders who are broker-dealers, and who acquire new certificates directly from the trustee with an intent to resell them, must deliver a prospectus in connection with any resale of new certificates. We will make this prospectus available to broker-dealers to use in connection with any resale of new certificates for six months following the expiration of the exchange offer.



WITHDRAWAL RIGHTS



Certificateholders who have tendered outstanding certificates may withdraw their certificates at any time before 5:00 p.m., New York City time, on the date the exchange offer expires. To withdraw a tender of outstanding certificates, certificateholders must submit a written notice requesting the withdrawal to the exchange agent.


REGISTRATION, CLEARANCE AND SETTLEMENT


The new certificates will be represented by one or more permanent global certificates, which will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company, or DTC. The global certificates will be deposited with the trustee as custodian for DTC.


DELIVERY OF NEW CERTIFICATES


The exchange agent will deliver new certificates for all outstanding certificates promptly following the expiration of the exchange offer.


TAX CONSEQUENCES


The exchange of new certificates for outstanding certificates will not be considered a sale, exchange or other type of taxable transaction for Federal income tax purposes. See "Certain Federal Income Tax Considerations" for a more complete discussion of tax considerations.


FEES AND EXPENSES


We will pay for all expenses that arise in connection with the exchange offer.



FAILURE TO EXCHANGE OUTSTANDING CERTIFICATES



With some exceptions, certificateholders who do not exchange their outstanding certificates before the exchange offer expires will no longer be entitled to registration rights. In addition, these certificateholders will not be able to offer or sell their outstanding certificates unless the certificates are registered with the SEC or the sale is exempt from applicable federal and state securities laws.


                                       6.

THE PARTIES



  Exchange Agent
  Trustee
  Subordination Agent
  Paying Agent
  Loan Trustee...........................  Wilmington Trust Company
  Depositary.............................  ABN AMRO Bank N.V., acting through its Chicago branch
  Liquidity Provider.....................  Morgan Stanley Capital Services, Inc.
  Policy Provider........................  Ambac Assurance Corporation
  Appraisal Firms........................  AVITAS, Inc., AvSolutions, Inc. and Morten Beyer and
                                           Agnew, Inc.



THE MATERIAL AGREEMENTS


Every material agreement summarized in this prospectus was filed as an exhibit to the registration statement of which this prospectus is a part. Below is a list of each agreement and a brief description of the purpose of the agreement in the transaction described in this prospectus.



Pass Through Trust
Agreements....................   These agreements between America West and
                                 Wilmington Trust Company, as trustee, relate to the formation of the pass through trusts that issue the certificates and that hold the equipment notes that generate the cash flow to make payments on the certificates. Separate agreements exist for the Class G trust and the Class C trust.



Revolving Credit Agreement....   These agreements govern the liquidity
                                 facilities provided by Morgan Stanley Capital
                                 Services, Inc., as liquidity provider, to cover up to three semiannual interest payments.
                                 Separate agreements exist for the Class G and Class C certificates.



Intercreditor Agreement.......   This agreement governs the priority of
                                 distribution of payments to certificateholders and the rights of the various parties to control remedies and alterations to the financing agreements.



Exchange and Registration
Rights Agreement..............   This agreement governs our obligation to
                                 register the outstanding certificates either by completing an exchange offer or, alternatively, filing a shelf registration statement.



Deposit Agreements............   These agreements govern the deposit of the
                                 proceeds from the sale of the outstanding certificates and the management of the funds deposited prior to the application of the proceeds to finance the aircraft. Separate agreements exist for the deposits made from the sale of Class G and Class C certificates.



Escrow and Paying Agent
Agreement.....................   These agreements govern the holding of the
                                 deposit proceeds under the Deposit Agreements for the benefit of the certificateholders and the ability of the trustee of each pass through trust to withdraw these deposits to purchase equipment notes. Separate agreements exist for the Class G trust and the Class C trust.



Insurance and Indemnity
Agreement.....................   This agreement governs the certificate guaranty
                                 insurance policy provided by Ambac Assurance
                                 Corporation, the policy provider, to support the payments on the Class G certificates.



Note Purchase Agreement.......   This agreement governs the terms of the
                                 purchase of equipment notes by the trustee to finance each aircraft.


                                       7.

FINANCING THE ACQUISITION OF AIRCRAFT



The sale of the pass through certificates referenced in this prospectus is a means for us to finance the purchase or lease of up to ten aircraft that we will use in our current operations as an airline engaged in commercial passenger transport. The aircraft we will finance include five Airbus A319-132 aircraft and five Airbus A320-232 aircraft that are scheduled for delivery from August 1999 to February 2000. As at the date of this prospectus, all but two of the aircraft have been delivered and financed with the proceeds from the sale of the certificates. The final date by which we may use the proceeds from the sale of the certificates is no later than May 30, 2000, subject to extension through August 31, 2000 under some circumstances. The following paragraphs describe the general framework of the sale of pass through certificates and the financing of the aircraft that are discussed in greater detail in this prospectus.



PASS THROUGH TRUSTS GENERALLY



We are utilizing a pass through trust structure for this financing. A pass through trust structure involves the creation of a separate trust into which are placed the equipment notes issued in respect of separate aircraft financing transactions. The trust passes through to the holders of the certificates of that trust all payments of interest and principal paid on the equipment notes held in the trust. This is why we refer to the certificates as "pass through certificates." Since in our transaction the equipment notes are being issued in two separate series (reflecting different interest rates and priority of payment), two separate trusts have been created, each to hold the equipment notes of a single series.



PASS THROUGH TRUSTS ISSUE PASS THROUGH CERTIFICATES



In September 1999 the Class G trust sold Class G certificates in the principal amount of $233,668,000 and the Class C trust sold Class C certificates in the principal amount of $20,158,000. The certificates represent an ownership interest in the trust property of the trust that issued that particular class of certificates. The interest rate on the deposits and equipment notes relating to Class G certificates is 7.93% and the interest rate on the deposits and equipment notes relating to Class C certificates is 8.54%. The holders of the Class C certificates receive a higher interest rate because their right to payments of interest and principal on the related equipment notes is subordinate to the right of the holders of the Class G certificates to receive payment of interest and principal on the related equipment notes.



PROCEEDS FROM THE SALE OF CERTIFICATES WERE DEPOSITED UNTIL DELIVERY OF EACH AIRCRAFT



The cash proceeds from the sale of the certificates were deposited with ABN AMRO Bank N.V., the depositary, into one of two accounts corresponding to the trust that issued the related class of certificates, except for those proceeds relating to two of the aircraft, which were utilized on the date of issuance to finance these aircraft. Therefore, deposits from the sale of Class G certificates were placed into an account corresponding to the Class G trust while deposits from the sale of Class C certificates were placed into an account corresponding to the Class C trust. The deposits corresponding to the Class G trust accrue interest at an annual rate equal to 7.93% and the deposits corresponding to the Class C trust accrue interest at an annual rate equal to 8.54%.



PASS THROUGH TRUSTS PURCHASE EQUIPMENT NOTES TO FINANCE THE AIRCRAFT



On the issuance date of the outstanding certificates, a portion of the proceeds from the sale of the certificates were utilized to purchase the equipment notes of two aircraft that were financed on that date. Whenever the financing of one of the remaining eight aircraft occurs, the trustee withdraws deposits from the appropriate trust to purchase equipment notes of the appropriate series issued with respect to that aircraft. These deposits are withdrawn to purchase equipment notes regardless of whether we mortgage finance or lease finance an aircraft.



Equipment notes are issued to finance each aircraft. The issuer of the equipment notes depends on whether we elect to mortgage finance or lease finance an aircraft. If we elect to mortgage finance an aircraft, we will be the issuer of the equipment notes in respect of that aircraft. If we elect to lease finance

                                       8.

an aircraft, an owner trustee established for such purpose will be the issuer of the equipment notes issued in respect of that aircraft. The Series G equipment notes accrue interest at an annual rate of 7.93% and the Series C equipment notes accrue interest at an annual rate of 8.54%. Payments of principal and interest on the equipment notes owned by a trust are passed through to the certificateholders of that trust.



AMERICA WEST MAY MORTGAGE FINANCE OR LEASE FINANCE EACH AIRCRAFT



We can elect to either mortgage finance or lease finance each of the ten aircraft. If we mortgage finance an aircraft, then we issue the equipment notes for that aircraft on a recourse basis in connection with a separate secured loan transaction pursuant to an owned aircraft indenture we enter into with a loan trustee. If we lease finance an aircraft, then a separate owner trustee issues the equipment notes for that aircraft in connection with a separate leveraged lease transaction pursuant to a leased aircraft indenture between the owner trustee and a loan trustee. In either case, the equipment notes are secured by the aircraft that we own or lease.



If we elect to finance an aircraft using the owned aircraft structure, we will be using a form of financing called a mortgage financing. In a mortgage financing of an aircraft, the aircraft is financed using the proceeds of debt issued by the obligor, and the aircraft is mortgaged by the obligor in favor of the lenders.



If we elect to finance an aircraft using the lease aircraft structure, we will be using a form of financing called a leveraged lease. A leveraged lease financing is a financing technique that enables the party that seeks to acquire an asset, such as an aircraft, to finance the acquisition of the asset by means of a lease at favorable costs and economic terms (compared to, for example, a mortgage financing) by having another party act as the owner (and lessor) of the asset. In order for a leveraged lease to make economic sense, the lessee must have insufficient income and tax liability to take advantage of the tax benefits associated with the acquisition of the asset and for the lessee to find an investor that has sufficient income and tax liability to act as the owner and lessor of the asset. The lessor, in effect, passes along to the lessee a portion of the tax benefits in the form of reduced lease payments. The result of the lease transaction is that the lessor makes an adequate return and the lessee's net financing cost for the asset is less than if purchased. The "leverage" in a leveraged lease financing is the borrowing by the lessor of a portion of the purchase price of the asset from one or more lenders.



Accordingly, in a leveraged lease the lessor purchases the asset using its own money and money borrowed from lenders and leases the asset to the lessee. The lenders in a leveraged lease are granted a mortgage on the asset being financed and an assignment of the lease of the asset; under such lease, the lessee is obligated to make lease rental payments that are sufficient to pay the scheduled debt service on the lessor's borrowings from its lenders.



In the leveraged lease of large-ticket items like aircraft, transactions are often structured interposing an owner trust, that is, a special purpose trust, created for the benefit of the investor in the asset, to act as the lessor, the purpose of which is to insulate the lessee and lenders from the credit risk of the investor and to insulate the investor from risks associated with the ownership of the asset. In such a structure, the investor is called an "owner participant."



We sometimes refer to the indentures for both leased aircraft and owned aircraft collectively as "indentures" and the trustees of both leased and owned aircraft as "loan trustees."


                                       9.

TRANSACTION STRUCTURE FOR LEASED AIRCRAFT



The following diagram illustrates transactions in connection with the purchase of equipment notes by the trustees to finance a leased aircraft. Eight separate transactions similar to the transactions illustrated in the diagram have occurred and we anticipate that the balance of the aircraft will be financed with the proceeds of the offering of the certificates on a lease finance basis.


                                  [FLOW CHART]
---------------

(1) We may sell aircraft we own to the owner trust in a leveraged lease transaction. In some instances, the owner trust may purchase aircraft directly from the manufacturer or from other persons.


(2) Each leased aircraft is subject to a separate lease.


(3) Because the owner trustee assigns these payments to the loan trustee, we make these payments directly to the loan trustee.


(4) Because the sale of the certificates may occur prior to the closing of each leveraged lease transaction, the proceeds from the sale of certificates not used on the certificates' issuance date for the financing of aircraft are initially held in escrow by the escrow agent and deposited with the depositary. The depositary holds these funds as interest-bearing deposits. In connection with each leveraged lease transaction, amounts are withdrawn from the deposit for the respective trust and used to acquire equipment notes.



The diagram above shows how we would lease finance aircraft through the issuance by an owner trustee of leased aircraft equipment notes. In this type of a financing, the leased aircraft is sold to an owner trustee that, in turn, leases the aircraft back to us. The owner participant, who is the beneficial owner of the owner trust, contributes a portion of the purchase price of the aircraft. The owner trust enters into an indenture with the loan trustee providing for a security interest in the leased aircraft, the assignment of the lease and the issuance of equipment notes to finance the remaining portion of the purchase price of an aircraft. The owner trustee issues the Series G and Series C equipment notes to an agent on behalf of the Class G and Class C trusts. As each aircraft is financed, the Class G and Class C trusts either use the proceeds of the initial sale of the Class G and Class C certificates (as was the case in respect of two of the aircraft) or withdraw deposits to purchase the applicable equipment notes and, in either case, passes the amounts through to the loan trustee who, in turn, forwards the proceeds to the owner trust as payment for the equipment notes. The owner trustee, then, using the equity contribution of the owner participant and the proceeds from the sale of the equipment notes, uses that money to pay the purchase price for the aircraft being financed.


                                       10.

TRANSACTION STRUCTURE FOR OWNED AIRCRAFT



The following diagram illustrates transactions in connection with the purchase of equipment notes by the trustees to finance an owned aircraft. We do not anticipate using this financing structure, but if we did, separate transactions similar to the transactions illustrated in the diagram will occur for each owned aircraft financed with the proceeds of the offering of the certificates.


                                  [FLOW CHART]
---------------

(1) Because the sale of the certificates may occur prior to the financing of each owned aircraft, the proceeds from the sale of certificates not utilized on the closing date for the financing of aircraft are initially held in escrow by the escrow agent and deposited with the depositary. The depositary holds such funds as interest-bearing deposits. In connection with the closing of each owned aircraft financing, amounts are withdrawn from the deposit for the respective trust and used to acquire equipment notes.



The diagram above shows how we would finance aircraft that we own through the issuance of owned aircraft equipment notes. In such a financing, we would enter into an indenture with the loan trustee providing for the mortgaging of our aircraft and the issuance of equipment notes by us. As each aircraft is financed, the Class G and Class C trusts withdraw amounts from the applicable depositary necessary to purchase the applicable equipment notes and pass such amounts through to the loan trustee who will in turn forward the proceeds to us as payment for the equipment notes. We then purchase the owned aircraft using those proceeds and proceeds from our working capital.


                                       11.

THE TRUSTS



Pursuant to pass through trust agreements with Wilmington Trust Company, the trustee, we formed a Class G trust that issued Class G certificates and a Class C trust that issued Class C certificates. The trusts are the issuers of the certificates and also purchase equipment notes used to acquire aircraft.



The certificates represent an ownership interest in the trust property of the trust that issued that particular class of certificates. A certificate does not represent an interest in, or rights to, the property of any other trust.



TRUST PROPERTY



The property of each trust consists of the following:



1. equipment notes of the related series issued in connection with the financing of each aircraft;



2.  rights to acquire equipment notes of the related series;



3. rights under an escrow agreement that was entered into to hold the deposits from the sale of the certificates for the benefit of the certificateholders;



4. rights under an intercreditor agreement that was entered into to govern the priority ranking of distributions received on the equipment notes;



5. all money received under a liquidity facility for that trust that was entered into to make up to three semiannual interest payments on the certificates if we do not meet our payment obligations on the equipment notes of the related series;



6. with respect to the Class G trust, all amounts that may be received under a certificate guarantee insurance policy to support payments on the Class G certificates; and



7. funds that may be deposited with the trustee in accounts relating to the trust.


                                       12.

THE CERTIFICATES



The chart below contains summary information about each class of certificates.



                                                                 CLASS G            CLASS C
                                                              CERTIFICATES       CERTIFICATES
                                                            -----------------  -----------------
Aggregate Face Amount.....................................    $233,668,000        $20,158,000
Ratings:
  Moody's.................................................         Aaa               Baa3
  Standard & Poor's.......................................         AAA                BBB
Initial Loan to Aircraft Value (cumulative)(1)............        56.8%              61.1%
Expected Principal Distribution Window (in years).........     0.3 - 19.3          0.3 - .3
Initial Average Life (in years)...........................        11.5                2.9
Regular Distribution Dates................................  Jan. 2 and July 2  Jan. 2 and July 2
Final Expected Regular Distribution Date..................    Jan. 2, 2019       July 2, 2006
Final Legal Distribution Date.............................    July 2, 2020      January 2, 2007
Minimum Denomination......................................      $100,000           $100,000
Section 1110 Protection(2)................................         Yes                Yes
Liquidity Facility Coverage(3)............................    3 semiannual       3 semiannual
                                                            interest payments  interest payments
Liquidity Facility Amount at July 2, 2000(3)..............     $27,153,979        $2,187,035



     (1) The initial loan to aircraft values for each class of certificates were determined as of July 2, 2000 and were based on the following assumptions:



          -  all aircraft will be delivered prior to July 2, 2000;



          - we will issue the maximum principal amount of equipment notes with respect to all aircraft; and



          - the aggregate appraised value of all aircraft will be $401,582,133 (this value is an estimate and reflects certain assumptions).



          We have agreed that all agreements to finance the lease or purchase of any aircraft will have a term requiring that, as of the date that an aircraft is delivered, the initial loan to aircraft value for that aircraft will be no more than the percentages set forth below:



         AIRCRAFT FINANCED                                   MAXIMUM INITIAL LOAN
         WITH RESPECT TO:                                     TO AIRCRAFT VALUE
         -----------------                                   --------------------
         Series G Equipment Notes..........................         57.0%
         Series C Equipment Notes..........................         62.0%



     (2) After each aircraft is delivered, a loan trustee with respect to that aircraft will have the benefit of Section 1110 of the U.S. Bankruptcy Code with respect to that aircraft, which will enable the loan trustee to take possession of that aircraft within 60 days of America West being a debtor under Chapter 11 of the U.S. Bankruptcy Code, unless we agree to perform all of our obligations under the related lease or mortgage financing and cure all defaults other than those relating to our bankruptcy or financial condition.



     (3) If we are unable to make regular payments of interest on the equipment notes, then Morgan Stanley Capital Services, Inc., as liquidity provider, will provide for the interest portion of those payments for up to three consecutive scheduled payments.


                                       13.

CERTIFICATES REPRESENT AN OWNERSHIP INTEREST IN CORRESPONDING TRUSTS



Class G certificates represent an interest in the trust property of the Class G trust and Class C certificates represent an interest in the trust property of the Class C trust. The certificates are referred to as "pass through certificates" because the payments of principal and interest on the equipment notes owned by a trust are passed through to the certificateholders of that trust.



PRO RATA OWNERSHIP INTEREST IN THE TRUST



A certificateholder's interest in a trust is a pro rata interest in the property of that trust equal to the ratio of the aggregate face amount of all of the certificates owned by the holder to the aggregate face amount of all of the certificates issued by that trust.



INTEREST IN RESPECT OF EACH CLASS OF CERTIFICATES



The equipment notes held in each pass through trust represented by each class of certificates accrues interest at a different rate set forth below.



                                                             INTEREST RATE
                                                             -------------
            Class G certificates' related equipment
              notes........................................      7.93%
            Class C certificates' related equipment
            notes..........................................      8.54%



The holders of the Class C certificates receive a higher interest rate because their right to payments of interest and principal on the related equipment notes is subordinate to the right of holders of the Class G certificates to receive payment of interest and principal on the related equipment notes.



SCHEDULED PAYMENTS



Certificateholders will receive scheduled payments of interest on each January 2 and July 2, beginning on January 2, 2000. Certificateholders will also receive scheduled payments of principal on each January 2 and July 2 in certain years, beginning on or after January 2, 2000.



PAYMENTS ON THE EQUIPMENT NOTES AND DEPOSITS FUND THESE SCHEDULED PAYMENTS



The scheduled payments are funded by (1) interest payments due on the same dates for both the equipment notes and the deposits and (2) principal payments due on the same dates for the equipment notes. This is why the interest rate designated for each class of certificates equals both (a) the interest rate accruing on the deposits corresponding to the trust that issued those certificates and (b) the interest rate accruing on the equipment notes issued by the related trust.



SPECIAL PAYMENTS



In addition to scheduled payments, certificateholders may also receive special payments if, prior to scheduled maturity, we redeem, or the trustee purchases, the equipment notes from any of the trusts. Special payments, if due, would be made within 20 days of the date that certificateholders receive notice that they are entitled to the payment. These special payments will be made up of the principal, interest and, in some instances, a premium payable by us.


                                       14.

PAYMENT RANKINGS



Under the intercreditor agreement, Wilmington Trust Company, as subordination agent, will generally distribute regularly scheduled payments received with respect to the equipment notes in the following order:



1. to Morgan Stanley Capital Services, Inc., the liquidity provider, to cover any obligations to reimburse or pay all amounts owing to it under each liquidity facility;



2.  distributions due to Class G certificateholders;



3.  distributions due to Class C certificateholders;



4.  certain obligations owing to the policy provider;



5.  distributions due to Class D certificateholders (if any exist); and



6.  fees and expenses to the subordination agent and the trustees.



If a "triggering event" occurs, the subordination agent will not distribute payments received with respect to the equipment notes to the holders of Class G or Class C certificates until prior obligations are paid, including certain administrative expenses, obligations to the liquidity provider and some obligations to the policy provider.



"Triggering event" refers to (1) defaults under all indentures that result in an event of default with respect to the most senior class of certificates, (2) the acceleration of all of the outstanding equipment notes (provided that during the aircraft delivery period the aggregate principal amount exceeds $100 million) or
(3) some bankruptcy or insolvency events involving us.



Payments made by the liquidity provider and the policy provider as well as payments made with respect to the deposits are not subject to the subordination provisions of the intercreditor agreement.



For a more detailed description of the distribution of payments received with respect to the equipment notes, see "Description of the Intercreditor Agreement--Priority of Distributions."



METHOD OF DISTRIBUTION



Distributions with respect to new certificates will be made to The Depository Trust Company, or DTC, who will in turn distribute the funds to participants in DTC who are credited with ownership of the new certificates according to their respective share of beneficial interests in the new certificates. These participants in DTC will then be responsible for distributing all payments to beneficial owners of the new certificates.



LIQUIDITY FACILITIES FOR UP TO THREE CONSECUTIVE SCHEDULED PAYMENTS



A liquidity facility for each class of certificates is intended to enhance the likelihood that certificateholders will receive the interest payable on the certificates. Morgan Stanley Capital Services, Inc. is the liquidity provider of each liquidity facility. If we do not make our regular payments of interest on the equipment notes, the liquidity provider will provide for the interest portion of the payments for up to three consecutive scheduled payments.



The funds that the liquidity provider advances to Wilmington Trust Company, as subordination agent, to pay for up these payments are referred to as "interest drawings." These interest drawings can not be used to fund any interest payments on the deposits or any principal or premium payments due on the certificates. Additionally, when the liquidity provider makes an interest drawing, the subordination agent is obligated to reimburse the liquidity provider for the full amount of the interest drawing ahead of the certificateholders, to the extent funds are available.


                                       15.

The "final legal distribution date" for each class of certificates, which is the final expected regular distribution date for that class of certificates plus eighteen months (being the maximum period the liquidity provider will service interest payments) is set forth below.



                                                              FINAL LEGAL
                                                           DISTRIBUTION DATE
                                                           -----------------
Class G certificates.....................................    July 2, 2020
Class C certificates.....................................    July 2, 2007



     The eighteen month liquidity period is the period required by the rating agencies for transactions of this type, which period reflects the maximum time it should take to repossess and liquidate the aircraft collateral.



POLICY COVERAGE ON THE CLASS G CERTIFICATES



Ambac Assurance Corporation, the policy provider, has issued a certificate guarantee insurance policy to support the payment of interest accrued and payable on the Class G certificates on each regular distribution date and the payment of principal on the final legal distribution date of July 2, 2020 (or earlier under some circumstances). The policy does not cover any amounts payable on the Class C certificates or, if issued, the Class D certificates. Additionally, the policy provider may be in a position to take actions that are detrimental to the holders of the Class C certificates.



The policy does not cover (1) shortfalls attributable to the liability for withholding taxes, (2) any premium, prepayment penalty or other accelerated payment which may become due on or with respect to any Class G certificate, nor
(3) any failure of the subordination agent or the Class G trustee to make any payment due to the holders of the Class G certificates from the funds received.



For a more detailed description of the policy and the limitations of its coverage, see "Description of the Policy and the Policy Provider Agreement" and "Risk Factors--Risk Factors Relating to the Policy."



DEPOSITS



The cash proceeds from the sale of the outstanding certificates were deposited with ABN AMRO Bank N.V., the depositary, into one of two accounts corresponding to the trust that issued the related class of certificates. Each deposit accrues interest at an annual rate equal to the annual interest rate of the certificates issued by the trust associated with that deposit. Interest accrued on the deposits will be distributed to certificateholders on January 2 and July 2 of each year, beginning on January 2, 2000 and ending when funds from a deposit have been fully withdrawn. If any funds remain as deposits after the aircraft are financed, those funds will be distributed to the certificateholders along with accrued and unpaid interest and, if applicable, a premium payable by us.



CLASS D CERTIFICATES



We may elect to issue Class D certificates in order to provide supplemental financing for an aircraft. Class D certificates would be issued by a Class D pass through trust, and that trust would purchase Series D equipment notes issued in connection with the aircraft related to the Class D financing. The Class D certificates and the Series D equipment notes would be subordinate to the Class G and C certificates and the Series G and C equipment notes, respectively. We do not anticipate using a Class D structure and would not be entitled to use this structure unless we obtained confirmation of the ratings on the Class G and Class C certificates. We are not authorized to issue any other equipment notes to finance the aircraft other than the Series G, C and, possibly, D equipment notes.



THE EQUIPMENT NOTES



Equipment notes will be issued to Wilmington Trust Company, as subordination agent, with respect to each financed aircraft in two series corresponding to the trusts that will purchase them. These are referred


                                       16.

to as the Series G equipment notes and the Series C equipment notes. A trust will purchase the series of equipment notes that has an interest rate equal to the interest rate of the certificates issued by that trust.


ISSUANCE OF EQUIPMENT NOTES


As described above under "Financing the Acquisition of Aircraft," we can elect to either mortgage finance or lease finance an aircraft and the structure of each financial arrangement will differ as described in that section.



INTEREST AND PRINCIPAL PAYMENTS



The equipment notes will accrue interest at a rate equal to the annual interest rate of the certificates issued by the trust that purchases them. Interest on equipment notes is payable on January 2 and July 2 of each year, beginning on January 2, 2000. We must also make scheduled principal payments on the equipment notes on January 2 and July 2 of certain years, beginning on January 2, 2000.


MATURITY DATE


Equipment notes will mature on or before the expected final distribution date for the certificates issued by the trusts that own them.


REDEMPTION AND PURCHASE


If normal use of an aircraft is disrupted under some circumstances, we must either replace that aircraft or redeem the equipment notes issued with respect to that aircraft. The redemption price in such a case would be equal to the aggregate unpaid principal amount of such equipment notes, together with accrued interest but without a premium. Under some other circumstances, we have the right to redeem all of the equipment notes at a price equal to the aggregate unpaid principal amount of those notes, together with accrued interest and a premium. Additionally, if we lease an aircraft, the owner trustee in the leveraged lease transaction or an affiliated entity may purchase all of the equipment notes issued with respect to the leased aircraft under certain circumstances, including a default by us of our lease obligations at a purchase price equal to the aggregate unpaid principal amount of these notes, together with accrued interest and, in certain limited circumstances, a premium.


SECURITY


Equipment notes issued with respect to each aircraft will be secured by a security interest in that aircraft. In the case of a leased aircraft, the corresponding equipment notes will also be secured by an assignment of certain rights under the lease relating to that aircraft, including the right to receive rental payments. In the case of an owned aircraft, the corresponding equipment notes will be secured by the mortgage of that aircraft and an assignment of some of our rights under a purchase agreement with the manufacturer of that aircraft. Each equipment note will only be secured by the aircraft financed by that equipment note and, if the aircraft is leased, by the lease related to that aircraft, but not by any other aircraft or the lease related to any other aircraft. In addition, any default that occurs with respect to any indenture or lease of a leased aircraft will only affect that indenture or lease and will not affect any other indenture or lease.


SUBORDINATION


The Series C equipment notes are subordinate to the Series G equipment notes. In effect, this means that on each payment date under an indenture the principal of and interest on Series G equipment notes will be made before similar payments are made on Series C equipment notes. Additionally, as described in "Risk Factors Relating to the Certificates and the Exchange Offer--Effect of Subordination on Subordinated Certificateholders," if we default on equipment notes, the holders of junior classes of certificates may not receive the full amount of payments that they are due to receive.


                                       17.

POSSIBLE ISSUANCE OF SERIES D EQUIPMENT NOTES


If Series D equipment notes are issued to finance the lease or purchase of additional aircraft, neither the Class G or Class C trusts would purchase Series D equipment notes. Series D equipment notes acquired through the sale of Class D certificates issued by a Class D trust would be funded from sources other than those identified in this prospectus. If Series D equipment notes are issued, these notes will be subordinate to the Series C equipment notes and the Series G equipment notes and interest and principal on the Series D equipment notes will not be paid until it has been paid on the other two series of notes.



OTHER INDEBTEDNESS



Other than the Series G, C and, possibly, D equipment notes, the owner trust for any aircraft is not entitled to, and is prohibited from, issuing any other certificates. As a result, the only indebtedness securing the aircraft will be the authorized Series G, C and, possibly, D equipment notes.



INTERCREDITOR RIGHTS



In general, holders of a majority of the outstanding principal of equipment notes issued pursuant to a particular indenture will direct the applicable loan trustee as to whether or not to take certain actions in connection with that indenture.



If an event of default under an indenture occurs, until the default is corrected and subject to certain exceptions, the "controlling party" of that indenture may accelerate and sell all (but not less than all) of the equipment notes issued by that indenture.



The "Controlling Party" of an indenture means:



(1) the policy provider until payment of final distributions to the holders of Class G certificates and no obligations owing to the policy provider remain outstanding or, if the policy provider has defaulted and has not cured the default, the Class G trustee;



(2) upon payment of the final distributions to the holders of the Class G certificates and if either no obligations owing to the policy provider remain outstanding or a default by the policy provider has occurred and is continuing, the Class C trustee; and



(3) under certain circumstances, the liquidity provider with the largest amount owed to it.



Possible actions that the controlling party could take include directing the subordination agent to sell any or all of the equipment notes, instructing the loan trustee under the applicable indenture to accelerate the equipment notes issued under that indenture and foreclosing on the lien created under the indenture.



Because the equipment notes are not cross-collateralized, proceeds from the sale of an aircraft in excess of the amounts due on equipment notes related to that aircraft will not be available to cover losses, if any, on any other equipment notes.



For a more detailed discussion of the selection and powers of the controlling party, see "Description of the Intercreditor Agreement--Intercreditor Rights--Controlling Party".


ERISA CONSIDERATIONS


In general, subject to important considerations described under "ERISA Considerations" in this prospectus, employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or
Section 4975 of the Internal Revenue Code of 1986, as amended, or entities which may be deemed to hold the assets of any such plan will not be eligible to purchase the certificates, unless certain conditions apply and subject to the circumstances applicable to those ERISA plans.


                                       18.

USE OF PROCEEDS


There will be no cash proceeds payable to us as a result of the issuance of new certificates pursuant to the exchange offer. Proceeds from the sale of the outstanding certificates not used on the certificates' issuance date to finance aircraft were deposited with ABN AMRO Bank, N.V., the depositary, for the benefit of the certificateholders of the trusts. Each trust has withdrawn or will withdraw funds from the deposit relating to that trust to buy equipment notes to finance the acquisition of ten new aircraft scheduled for delivery from August 1999 to February 2000.


RATIO OF EARNINGS TO FIXED CHARGES


The following information for the period from January 1, 1994 through August 25, 1994 relates to America West's predecessor. Information for the period August 26, 1994 through December 31, 1994, for the years ended December 31, 1995, 1996, 1997 and 1998 and for the nine months ended September 30, 1998 and 1999 relates to America West. The information as to America West has not been prepared on a consistent basis of accounting with the information as to the predecessor due to our adoption in August 1994 of fresh start reporting in accordance with the American Institute of Certified Public Accountants' Statement of Position 90-7--"Financial Reporting by Entities in Reorganization Under the Bankruptcy Code."


For the period from January 1, 1994 through August 25, 1994, $201.2 million would have been required to achieve a ratio of earnings to fixed charges of 1.0. The ratio of earnings to fixed charges for the period August 26, 1994 to December 31, 1994, and for the years ended December 31, 1995, 1996, 1997 and 1998, was 1.38, 1.73, 1.24, 1.98 and 2.20, respectively. The ratio of earnings to fixed charges for the nine months ended September 30, 1998 and September 30, 1999 was 2.35 and 2.28, respectively.

For purposes of calculating this ratio, earnings consist of earnings before taxes, minority interest and extraordinary items plus interest expense (net of capitalized interest), the portion of rental expense deemed representative of the interest expense and amortization of previously capitalized interest. Fixed charges consist of interest expense and the portion of rental expense representative of interest expense.


THE COMPANY


We are the ninth largest commercial airline carrier in the United States, operating through our principal hubs located in Phoenix, Arizona and Las Vegas, Nevada, and a mini-hub located in Columbus, Ohio. We are the lowest cost major airline in the United States. As of September 30, 1999, we served 60 destinations, including seven destinations in Mexico and one in Canada, with a fleet of 121 aircraft. We offered service to an additional 40 destinations through alliance arrangements with other airlines.


We seek to maximize our market share by operating primarily through a hub and spoke network, the strategy employed by all but one of the major airlines in the United States. We are the leading airline serving Phoenix based on available seat miles and takeoffs and landings and the leading airline serving Las Vegas based on available seat miles. Available seat miles is an airline industry measurement of production. It represents one seat flown one mile. We believe that the success of our operations in Phoenix and Las Vegas is in part due to those cities' airports being among the world's largest 25 in passenger numbers and those cities being among the fastest growing in the nation. In addition, we believe that our hubs are well positioned for continued growth due to their geographically favorable locations with strategic access to key Southwest and West Coast markets, relatively low operating costs, year-round fair weather and modern, uncongested facilities.


BUSINESS STRATEGY


Our strategy is to maximize shareholder value by capitalizing on our key competitive strengths while maintaining financial flexibility. The principal elements of our strategy are to grow our existing lines of business, to improve our unit revenues, to maintain our strategic cost advantage and to ensure financial flexibility.


                                       19.

Grow Our Existing Lines of Business



We intend to grow our airline operation by continuing to add service to new destinations and increasing the frequency of flights to existing destinations from Phoenix and Las Vegas. The Phoenix and Las Vegas markets are among the fastest growing in the United States, and we believe that our Phoenix hub is undersized relative to its potential. In execution of this strategy, we have increased available seat miles, or ASMs, 25% over the past three years with the majority of this growth focused on strengthening our position at Phoenix. Compared with 1998, system ASMs are expected to increase approximately 7% in 1999 and approximately 10% annually through 2002.



We have also expanded our reach outside of our core markets through alliances with other airlines. We have codesharing arrangements with Continental Airlines, Mesa Airlines, EVA Airways of Taiwan, Air China International Corp., Northwest Airlines and British Airways. Codesharing is a marketing arrangement in which airlines share the same two letter code used to identify carriers in the computer reservation systems used by travel agents. Codesharing arrangements enable airlines to extend the number of airports and passengers they can serve by utilizing the access other airlines have. These alliances have allowed us to expand our passenger base without experiencing significant increases in capital or operating expenses, and in some cases it has allowed us to achieve cost savings by reducing redundant labor and facilities. We believe that these alliances are an efficient means of developing new markets and increasing travel opportunities for our customers and we plan to continue to pursue such relationships with both domestic and international carriers.



Improve Our Unit Revenues



Due to our leisure oriented hub markets in Phoenix and Las Vegas, the competitive nature of many of the Western U.S. markets where we fly, and our size relative to our competition, our passenger revenue per available seat mile, or RASM, is approximately 20% less than the industry average. RASM is a standard industry measurement of the amount of passenger revenue an airline earns divided by the total available seat miles of that airline. One of our primary opportunities to improve profitability is to close that gap through three main efforts: (1) growing in key business markets; (2) investing in scheduling and revenue management systems; and (3) improving the quality of our products.



Maintain Our Strategic Cost Advantage


We are committed to maintaining our low cost structure, which offers us a significant competitive advantage over other major airlines. We have achieved this low cost structure primarily through employee productivity, favorable labor costs per available seat mile and industry-leading aircraft utilization.

Ensure Financial Flexibility


The airline and travel industries are cyclical in nature. Because of this, an important element of our strategy is to maintain financial flexibility as protection against a downturn in the business cycle. A key component of this strategy is our aircraft leasing plan. As of September 30, 1999, and through the end of 2003, leases for 57 aircraft will expire. As a result, if economic conditions worsen during that period, we will be able to delay our fleet and aircraft-related financial obligations by electing not to renew these aircraft leases or otherwise replace these aircraft. Another component of this strategy is our compensation system, which gives us the flexibility to vary what we pay employees depending on our overall performance. We further enhance our financial flexibility by maintaining a $125 million senior secured revolving credit facility with certain financial institutions.



We are a Delaware corporation. Our executive offices are located at 4000 E. Sky Harbor Boulevard., Tempe, Arizona 85034, and our telephone number is (480) 693-0800.



America West Holdings Corporation is a Delaware corporation that became the holding company for America West effective midnight December 31, 1996. The only material assets of Holdings are the capital stock of America West and the capital stock of The Leisure Company, a travel and leisure subsidiary.


                                       20.

QUESTIONS OR REQUESTS FOR ASSISTANCE


If you have questions or would like to request assistance with the mechanics of exchanging your outstanding certificates in the exchange offer, please direct them to Wilmington Trust Company as indicated below. In addition to the other positions described in this prospectus summary, Wilmington Trust Company has been appointed to act as the exchange agent of the exchange offer.


    By Mail or Overnight Delivery:

    Wilmington Trust Company
    1100 North Market Street
    Wilmington, Delaware 19890-0001
    Attention: Kristin Long

    By Hand:

    Wilmington Trust Company
    1105 North Market Street, 1st Floor
    Wilmington, Delaware 19890
    Attention: Corporate Trust Operations

    By Facsimile Transmission*:

    (302) 651-1079

        *Confirm successful delivery by telephone at (302) 651-1562

                                       21.

                              CASH FLOW STRUCTURE


     Set forth below is a diagram illustrating the structure for the certificates and certain cash flows.


                               [CASH FLOW CHART]
-------------------------

(1) Each leased aircraft will be subject to a separate lease and the related indenture; each owned aircraft will be subject to a separate indenture.



(2) Funds held as deposits relating to each trust will be withdrawn to purchase equipment notes on behalf of such trust during the delivery period of the aircraft. If any funds remain as deposits with respect to any trust at the end of such period, those funds will be withdrawn by the escrow agent and distributed to the holders of the certificates issued by such trust, together with accrued and unpaid interest thereon and a premium, if applicable. No interest will accrue with respect to the deposits after they have been fully withdrawn.



(3) The initial amount of the liquidity facility for each trust, taken together, will cover three consecutive semiannual interest payments with respect to each trust, except that the liquidity facility for any trust will not cover interest payable by the depositary on the deposits relating to such trust.



(4) The policy covers distributions in respect of interest on and the outstanding pool balance of the Class G certificates. The policy does not cover premiums, default interest, withholding taxes or any amounts payable in respect of the Class C certificates.


                                       22.

                            SELECTED FINANCIAL DATA

     The selected data presented below under the captions "Statement of Operations Data" and "Balance Sheet Data" as of and for (i) the years ended December 31, 1998, 1997, 1996 and 1995, the period August 26, 1994 through December 31, 1994, and the period January 1, 1994 to August 25, 1994, are derived from the financial statements of America West, which financial statements have been audited by KPMG LLP, independent certified public accountants and (ii) the nine month periods ended September 30, 1999 and 1998 are derived from the unaudited condensed financial statements of America West incorporated by reference in this Prospectus. In the opinion of management, the unaudited condensed financial statements reflect all adjustments, which are of a normal recurring nature, necessary for a fair presentation. The financial statements as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998, and the report thereon, are incorporated by reference in this Prospectus. The information presented below under the caption "Operating Data" is unaudited. The financial statements of the Reorganized Company reflect the impact of adjustments to reflect the fair value of assets and liabilities under fresh start reporting. As a result, the financial statements of the Reorganized Company are presented on a different basis than those of the Predecessor Company and, therefore, are not comparable in all respects.

                                                                           REORGANIZED COMPANY
                                        ------------------------------------------------------------------------------------------
                                              NINE MONTHS                                                             PERIOD FROM
                                          ENDED SEPTEMBER 30,                  YEAR ENDED DECEMBER 31,                AUGUST 26 TO
                                        -----------------------   -------------------------------------------------   DECEMBER 31,
                                           1999         1998         1998         1997         1996         1995          1994
                                        ----------   ----------   ----------   ----------   ----------   ----------   ------------
                                              (UNAUDITED)           (DOLLARS IN THOUSANDS EXCEPT OPERATING DATA)
STATEMENT OF OPERATIONS DATA:
Operating revenues....................  $1,594,549   $1,475,866   $1,968,714   $1,874,956   $1,739,526   $1,550,642    $  469,766
Operating income......................     161,796      163,062      197,846      162,573       68,666(1)    154,732       38,871
Income before income taxes and
 extraordinary items..................     154,832      153,873      184,557      140,673       34,493      108,378        19,736
Income before extraordinary items.....      87,765       83,874      103,016       75,330        9,610       54,770         7,846
Extraordinary items(2)................          --           --           --           --       (1,105)        (984)           --
Net income............................      87,765       83,874      103,016       75,330        8,505       53,786         7,846
BALANCE SHEET DATA (AT END OF PERIOD):
Working capital (deficiency)..........  $   22,611   $ (149,230)  $ (104,356)  $ (161,456)  $ (170,907)  $   70,416    $  (47,927)
Total assets..........................   1,776,091    1,622,212    1,594,644    1,547,331    1,597,677    1,588,709     1,545,092
Long-term debt, less current
 maturities...........................     155,659      214,933      207,906      272,760      330,148      373,964       465,598
Total stockholder's equity............     853,613      753,675      769,225      684,768      622,780      649,472       595,446
OPERATING DATA (UNAUDITED):
Available seat miles (in millions)....      19,329       18,070       24,307       23,568       21,625       19,421         6,424
Revenue passenger miles (in
 millions)............................      13,170       12,340       16,374       16,204       15,321       13,313         3,972
Passenger load factor (%).............        68.1         68.3         67.4         68.8         70.9         68.5          61.8
Yield per revenue passenger mile
 (cents)..............................       11.45        11.30        11.35        10.89        10.69        10.91         11.02
Passenger revenue per available seat
 mile (cents).........................        7.80         7.72         7.65         7.49         7.57         7.48          6.81
Operating cost per available seat mile
 (cents)..............................        7.41         7.27         7.29         7.27         7.73(1)       7.19         6.71
Fulltime equivalent employees (at end
 of period)...........................      11,422       10,458       10,067        9,615        9,652        8,712        10,715

                                        PREDECESSOR
                                          COMPANY
                                        ------------
                                        PERIOD FROM
                                        JANUARY 1 TO
                                         AUGUST 25,
                                            1994
                                        ------------

STATEMENT OF OPERATIONS DATA:
Operating revenues....................   $ 939,028
Operating income......................     107,506
Income before income taxes and
 extraordinary items..................    (201,209)
Income before extraordinary items.....    (203,268)
Extraordinary items(2)................     257,660
Net income............................      54,392
BALANCE SHEET DATA (AT END OF PERIOD):
Working capital (deficiency)..........   $      --
Total assets..........................          --
Long-term debt, less current
 maturities...........................          --
Total stockholder's equity............          --
OPERATING DATA (UNAUDITED):
Available seat miles (in millions)....      11,636
Revenue passenger miles (in
 millions)............................       8,261
Passenger load factor (%).............        71.0
Yield per revenue passenger mile
 (cents)..............................       10.68
Passenger revenue per available seat
 mile (cents).........................        7.58
Operating cost per available seat mile
 (cents)..............................        7.15
Fulltime equivalent employees (at end
 of period)...........................      10,849

-------------------------
(1) Reflects a $65.1 million nonrecurring special charge relating to America West's negotiation of its AVSA S.A.R.L. aircraft purchase agreement and writedown of certain aircraft related inventory and equipment and underutilized facilities as well as certain other adjustments. The special charge increased cost per available seat mile by .30 cents for the year ended December 31, 1996.

(2) Includes (i) an extraordinary loss of $1.1 million in 1996 relating to prepayment of the 10 3/4% Notes, (ii) an extraordinary loss of $984,000 in 1995 resulting from the exchange of debt by America West and (iii) $257.7 million in 1994 resulting from the discharge of indebtedness pursuant to the consummation of the plan of reorganization.

                                       23.

                                  RISK FACTORS

RISK FACTORS RELATING TO THE CERTIFICATES AND THE EXCHANGE OFFER


POSSIBLE EFFECTS IF AIRCRAFT
APPRAISALS
DO NOT CORRESPOND TO THE
REALIZABLE
VALUE OF AIRCRAFT                Aviation Solutions, Inc., AVITAS, Inc. and
                                 Morton Beyer & Agnew have appraised the
                                 aircraft we are acquiring with the proceeds from the sale of the outstanding certificates.
                                 These appraisals were based on various
                                 assumptions and methodologies, which differed among the appraisers. A copy of each appraiser's appraisal letter is attached at Appendix II of this prospectus.



                                 In general, the appraised value of each
                                 aircraft was calculated using the average or median value of an aircraft, whichever was lower, and then that value was projected for the month in which the aircraft was scheduled to be delivered. Appraisals based on different assumptions and methodologies than those used by the appraisers may produce very different values for the aircraft.



                                 An appraisal is only an estimate of value and is not necessarily an accurate indication of how much we will pay to purchase an aircraft. In addition, the realizable value of the aircraft if any remedies are pursued under the indenture used to acquire that aircraft following an event of default will depend on several factors including:


                                      -  supply of other aircraft

                                      -  quality of other aircraft available

                                      -  supply of buyers

                                      -  general economic conditions


                                      -  condition of the aircraft



                                 Accordingly, you should not rely on the
                                 appraisal values as an indicator of the value that may be realized if the aircraft are sold. Based on the above, we cannot assure you that the proceeds from a sale or other means of disposal of an aircraft will be sufficient to fully fund payments due to certificateholders.



EFFECT OF SUBORDINATION ON
SUBORDINATED
CERTIFICATEHOLDERS               Payments on the subordinated class and/or, if
                                 issued, classes of certificates will not be made until the senior classes are paid those amounts due to them. In addition, in some circumstances, if we default on a series of equipment notes, the subordination agent may be required to distribute payments received with respect to a more junior series of equipment notes to those certificateholders scheduled to receive payments on the equipment notes on which the default occurred. In this situation the remaining junior series of equipment notes may not earn enough interest to fully fund distributions due to the holders of the corresponding class of certificates.
                                 Accordingly, if we default on equipment notes, the holders of one or more junior classes of certificates may not receive the full amount of payments that they are due to receive, even if we eventually pay the equipment notes due in full.


                                       24.

                                 In contrast to payments on the equipment notes just described, payment with respect to the deposits are not subject to these subordination provisions.



CONTROL OVER THE COLLATERAL
AND
POTENTIAL SALE OF THE
COLLATERAL                       The "controlling party" of an indenture used to
                                 acquire an aircraft means:



                                      (a)  the policy provider until payment of
                                           the final distributions to the
                                           holders of the Class G certificates
                                           and no obligations to the Policy
                                           Provider remain outstanding or, if
                                           the policy provider has defaulted and
                                           has not cured the default, the Class
                                           G trustee;



                                      (b)  upon payment of the final
                                           distributions to the holders of the
                                           Class G certificates, and if either
                                           no obligations owing to the policy
                                           provider remain outstanding or a
                                           default by the policy provider has
                                           occurred and is continuing, the Class
                                           C trustee; and



                                      (c)  under certain circumstances, the
                                           liquidity provider with the largest
                                           amount owed to it.



                                 Possible actions that the controlling party could take include directing the subordination agent to sell any or all of the equipment notes, instructing the loan trustee under the applicable indenture to accelerate the equipment notes issued under that indenture and foreclosing on the lien created under the indenture.



                                 Because the equipment notes are not
                                 cross-collateralized, proceeds from the sale of an aircraft in excess of the amounts due on equipment notes related to that aircraft will not be available to cover losses, if any, on any other equipment notes.



                                 From time to time, the market for equipment notes may be very limited and we cannot assure you that the proceeds from the acceleration or sale of equipment notes will be sufficient to cover expected distributions to certificateholders. If proceeds from a sale are insufficient to cover distributions expected to be paid, certificateholders will not have any claim for the shortfall against the Company.



                                 For a description of the restrictions on the right of the controlling party to sell the equipment notes, see "Description of the New Certificates--Indenture Defaults and Certain Rights Upon an Indenture Default".



POSSIBLE CHANGES TO AGREEMENTS
DESCRIBED IN THIS PROSPECTUS
AFTER THE
EXCHANGE OFFER                   Listed below are situations that, should they
                                 occur, could lead to revisions of some
                                 agreements described in this prospectus, such that those agreements would differ from their descriptions in this prospectus.


                                 Leveraged Lease Financing of an Aircraft


                                 If we choose to lease an aircraft rather than buy it, we must select an owner participant for that aircraft. The owner participant will be the beneficial owner of that aircraft and will have


                                       25.

                                 the right to request that revisions be made to the participation agreement, lease and indenture related to that aircraft.


                                 Issuance of Series D Equipment Notes


                                 If we elect to have a Class D trust issue
                                 Series D equipment notes and fund the sale of such notes by selling Class D certificates, the parties that purchase Class D certificates will have the right to request that revisions be made to the participation agreement, lease and indenture related to that aircraft.



                                 Special Structure



                                 We may structure the financing of an aircraft other than by use of a mortgage or lease financing, which will require us to request that revisions be made to the participation agreement, lease and indenture related to that aircraft.



                                 Regardless of the revisions requested, some mandatory documents terms must be included and the mandatory economic terms may not be revised.



                                 In addition, if any revisions are requested, we must do the following:



                                      1.  certify to the trustees that any
                                          revisions made to documents do not
                                          materially and adversely affect the
                                          certificateholders and, in the case of
                                          a special structure, do not expose the
                                          certificateholders, the liquidity
                                          provider or the policy provider to any
                                          material additional risks beyond those
                                          to which they would have been exposed
                                          absent the revisions;



                                      2.  in case of any material revisions,
                                          obtain the consent of the policy
                                          provider and the written confirmation
                                          from each of Moody's Investors
                                          Service, Inc. and Standard & Poor's
                                          Ratings Services that the revisions
                                          made to documents will not cause the
                                          withdrawal, suspension or downgrading
                                          of the rating of any class of
                                          certificates; and



                                      3.  in case of a special structure, obtain
                                          prior written consent of the policy
                                          provider.



POSSIBLE EFFECTS OF APPOINTING
OWNER
PARTICIPANTS                     As stated above, if we choose to lease an
                                 aircraft, we must select an owner participant with respect to that aircraft. In addition to having the right to request that revisions be made to certain documents, prior to a default under the applicable indenture the owner participant will be able to approve the selection of counsel that, pursuant to the documentation, will furnish legal opinions, and any appraisers or the accountants. This right is to the exclusion of the loan trustee for that aircraft.



                                 An owner participant will also have the right to approve the sublease of an aircraft to sublessees not otherwise permitted by the related lease and to approve of the bill of sale used if an aircraft is ever substituted after an event of loss.


                                       26.

                                 Finally, an owner participant will have the right to sell, assign or otherwise transfer its interest in any leveraged lease, subject to the relevant participation agreement and related documents.



POSSIBLE EFFECTS FROM UNUSED
DEPOSITS There is no guarantee that the trustees will use all of the deposits to purchase equipment notes. The trustees will not be obligated to purchase equipment notes if certain conditions are not satisfied when an aircraft is delivered. For a detailed description, see "Description of the New
                                 Certificates--Obligation to Purchase Equipment Notes". In addition, less than all of the deposits may be used to purchase equipment notes.



                                 The trustees will withdraw all deposits at the end of the delivery period or, if earlier, when the trusts buy the equipment notes for all ten aircraft. In some circumstances, but not all, we will also be required to pay a premium designed to "make-whole" the certificateholders receiving those deposits. Since the maximum principal amount of equipment notes may not be issued with respect to an aircraft and, in any such case, the Series C equipment notes are more likely not to be issued in the maximum principal amount as compared to the other equipment notes, it is more likely that a distribution of unused deposits will be made to the Class C certificates as compared to the other certificates.



EFFECTS OF WITHHOLDING TAX ON
FOREIGN INVESTORS                Taxes will be withheld from distributions made
                                 with respect to original trusts and deposits that are made to foreigners that have beneficial ownership of certificates. These taxes will be withheld because of the possibility that the original trusts may be treated as partnerships engaged in U.S. trades or businesses for U.S. federal income tax purposes.



                                 By accepting an interest in a certificate, foreign investors must agree to indemnify the original trust and Wilmington Trust Company, as the original trustee and paying agent, against liability for improperly failing to withhold tax.



                                 Foreign investors may file a U.S. federal income tax return to request refunds for any amounts withheld, but there is no assurance that they will receive the refund or that any refunds will be received in a timely manner.



LIMITED ABILITY TO RESELL
CERTIFICATES                     Prior to the exchange offer, there was no
                                 public market for the certificates.
                                 Accordingly, a secondary market for the
                                 certificates may not develop and even if one does, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates.



CONSEQUENCES OF FAILURE TO
EXCHANGE
OLD CERTIFICATES                 If you do not exchange outstanding certificates
                                 for new certificates in this exchange offer, you will be restricted from transferring outstanding certificates in the future. In general, outside of this exchange offer, you may not offer or sell outstanding certificates unless they have been registered under the federal and state securities laws or you offer or sell them in a transaction that is exempt from such laws. We are not planning to register the outstanding certificates under the federal securities laws.


                                       27.

RISK FACTORS RELATING TO THE POLICY PROVIDER


THE IMPACT OF ANY DECLINE IN
THE
FINANCIAL CONDITION OF THE
POLICY
PROVIDER The "AAA" rating by Standard & Poor's and the "Aaa" rating by Moody's of the Class G certificates are based, primarily, on the existence of a certificate guaranty insurance policy insuring the complete and timely payment of interest in respect of the Class G certificates on each regular distribution date and the payment of principal on or (under some circumstances) before the final legal distribution date. Any decline in the financial condition of Ambac Assurance Corporation, the policy provider, or the insolvency of the policy provider, may result in the downgrade of the ratings of the Class G Certificates and may impair the ability of the policy provider to make payments to the holders of the Class G certificates under the policy. In addition, in the event of the insolvency of the policy provider under insurance insolvency proceedings, it is possible that the subordination agent would be unable to recover the full amount due under the Class G certificates on its unsecured claim against the policy provider.



                                 For information on the financial information generally available with respect to the policy provider, see "Description of the Policy and the Policy Provider Agreement--The Policy".



THE LIMITED NATURE OF THE
POLICY The policy's support on interest payments and principal payments is limited to the Class G certificates and, as a result, the policy will only run to the benefit of the holders of the Class G certificates. Although drawings under the policy for interest payments may be made on each regular distribution date, drawings for principal payments may not, except in certain circumstances, be made until the final legal distribution date for the Class G certificates. The policy provides no coverage for the Class C certificates or, if issued, the Class D certificates.



THE POLICY PROVIDER AS A
CONTROLLING
PARTY Unless a default by the policy provider has occurred, the policy provider will be the "controlling party" unless the liquidity provider has the right to become the controlling party. As the controlling party, the policy provider will generally be able to direct the subordination agent in the exercise of all remedies. These remedies may include directing the subordination agent to sell any or all of the equipment notes, instructing the loan trustee under the applicable indenture to accelerate the equipment notes issued under that indenture and foreclosing on the lien created under the indenture. As the controlling party, the policy provider will be in a position to take actions that are beneficial to the policy provider and the holders of the Class G certificates but detrimental to the holders of the Class C certificates.


                                       28.

RISK FACTORS RELATING TO AMERICA WEST AND THE AIRLINE INDUSTRY



Below we have listed certain risks that we face as a business in general. If any of these risks actually have a material adverse effect on our business, financial condition or operating results, we may not be able to satisfy some or all or our obligations under the leases (in the case of an aircraft we lease) or the equipment notes (in the case of an aircraft we purchase). Depending on the extent to which we are unable to satisfy these obligations, you may not realize the expected return on your investment in the certificates, and in the worst case, you may not get back the full amount of your initial investment in the certificates.


COMPETITION AND INDUSTRY
CONDITIONS                       The airline industry is highly competitive and
                                 industry earnings are typically volatile. From
                                 1990 to 1992, the airline industry experienced unprecedented losses due to high fuel costs, general economic conditions, intense price competition and other factors. Airlines compete on the basis of pricing, scheduling (frequency and flight times), on-time performance, frequent flyer programs and other services.

                                 The airline industry is susceptible to price discounting, which occurs when a carrier offers discounts or promotional fares to passengers. Discounted fares offered by one carrier are normally matched by competing carriers, which may have the effect of lowering the profit per passenger but not necessarily increase the number of passengers who fly. In addition, in recent years several new carriers have entered the airline industry, and many of them have low-cost structures. In some cases, these new carriers have initiated or triggered price discounting. The entry of additional new carriers in many of our markets, as well as increased competition from or the introduction of new services by existing carriers, could have a material adverse effect on our business, financial condition and operating results.

                                 Most of the markets we serve are highly
                                 competitive and are served by larger carriers with substantially greater financial resources than we have available. At our Phoenix and Las Vegas hubs, our principal competitor is Southwest Airlines. A number of our larger competitors have proprietary reservation systems, which gives them certain competitive advantages.

                                 The air travel business historically fluctuates in response to general economic conditions. The airline industry is sensitive to changes in economic conditions that affect business and leisure travel and is highly susceptible to unforeseen events that result in declines in air travel, including:

                                      -  political instability

                                      -  regional hostilities

                                      -  recession

                                      -  fuel price escalation

                                      -  inflation

                                      -  adverse weather conditions

                                      -  labor instability

                                      -  regulatory oversight

                                       29.

                                 If the rates of travel on the routes that we serve decrease or if competition increases between carriers, our business, financial condition and operating results could be materially adversely affected.


OUR ABILITY TO BORROW FUNDS IN
THE
FUTURE As of September 30, 1999, we owed approximately $155.7 million of long-term debt (less current maturities). Much of this debt is secured by a large portion of our assets, leaving us with a limited number of assets to use to obtain additional financing which we may need if we encounter adverse industry conditions or a prolonged economic recession in the future. Our high level of debt may also limit our ability to fund general corporate requirements, including working capital and capital expenditures, limit our flexibility in responding to competitive developments and increase our vulnerability to adverse economic and industry conditions.


                                 In addition, as of September 30, 1999, we had firm commitments to AVSA to purchase a total of 19 Airbus aircraft with four still to be delivered in 1999. We also had an option to purchase 46 more Airbus aircraft. The aggregate net cost of these firm commitments is approximately $800 million, based on a 3.5% annual price escalation.

                                 In October 1999, we entered into an agreement with AVSA to purchase 15 Airbus A318-100 and 12 Airbus A320-200 aircraft. Deliveries for the A320 aircraft will begin August 2000 and continue through 2003. The A318s are scheduled to be delivered in 2003 and 2004. We also received 25 options and 25 purchase rights to purchase aircraft in the "A320 family" of aircraft (A318s, A319s, A320s and A321s) for delivery in 2004 through 2008. As part of this agreement, all options outstanding under the previous agreement were cancelled. The aggregate net cost of firm commitments under this aircraft order is approximately $1.1 billion based on a 3.5% annual price escalation.

                                 We have arranged for financing from AVSA for approximately 75% of the remaining aircraft to be delivered under the purchase commitment existing at September 30, 1999, but we will have to look to outside sources to finance the remaining commitments. We cannot guarantee that we will be able to obtain enough capital to finance the remainder of the aircraft, and if we default on our commitments to purchase aircraft, our business, financial condition and operating results could be materially adversely affected.

LABOR RELATIONS                  In the recent past, labor unions have made
                                 several attempts to organize our employees, and we expect that these efforts will continue.
                                 Certain groups of our employees have chosen to be represented by a union and we are currently negotiating initial collective bargaining agreements with some of these groups. We cannot predict which, if any, other groups of employees may seek union representation or the outcome of collective bargaining agreements that we may be forced to negotiate in the future. If we are unable to negotiate acceptable collective bargaining

                                       30.

                                 agreements, we might have to wait through "cooling off" periods, which are often followed by union-initiated work actions, including strikes. Depending on the type and duration of work action we endure, our business, financial condition and operating results could be materially adversely affected.


CONTROL BY CERTAIN PRINCIPAL
STOCKHOLDERS                     Currently, three stockholders collectively
                                 control approximately 50% of the total voting power of America West Holdings Corporation, our parent corporation. These stockholders, TPG
                                 Partners, L.P., TPG Parallel I, L.P. and Air
                                 Partners II, L.P. are all controlled by the same company, TPG Advisors, Inc. We cannot guarantee that the controlling stockholders identified above will not try to influence
                                 Holding's business in a way that would favor their own personal interests to the detriment of our interests.


FLUCTUATIONS IN FUEL COSTS       Fuel is the principal raw material used in our
                                 business, accounting for approximately 11% of our total operating expenses in 1999. For example, with our current level of fuel consumption, if jet fuel prices increase by one cent per gallon, our annual operating results will decrease by $4.6 million for 2000. Among the unpredictable events whose occurrence could effect the price and supply of jet fuel in the future are:

                                      -  geopolitical developments

                                      -  regional production patterns

                                      -  environmental concerns

                                 In 1996, we implemented a "fuel hedging" program to manage the risk and possible effect that fluctuating jet fuel prices could have on our business. The program primarily addresses our exposure to fuel requirements on the East Coast. West Coast jet fuel prices, however, tend to be more volatile than jet fuel prices in other areas of the United States and because we primarily serve the Western United States, we purchase a substantially larger portion of our jet fuel requirements on the West Coast compared to our larger competitors.

                                 Accordingly, if the price of jet fuel goes up substantially or the supply of jet fuel is inadequate in the future and we have not implemented adequate protection measures, our business, financial condition and operating results could be materially adversely affected.

AVIATION TICKET TAXES            On August 5, 1997 President Clinton signed a
                                 new aviation ticket tax into law that is scheduled to stay in effect though September
                                 30, 2007. As a result of the competitive environment in the passenger airline industry, we have been limited in our ability to pass on the additional costs of these taxes to passengers through fare increases.

SECURITY AND SAFETY MEASURES     Congress recently adopted increased safety
                                 measures designed to increase airline passenger security and protect against terrorist acts.
                                 Implementing these measures has increased operating costs for the airline industry as a whole. A recent report from

                                       31.

                                 Congress' Aviation Safety Commission recommends that airlines implement additional measures to improve the safety and security of air travel. We cannot predict which additional measures Congress will impose or the impact that implementing those measures will have on our revenue, but it is possible that the impact could be significant.

OTHER REGULATORY MATTERS         The airline industry is heavily regulated. Both
                                 federal and state governments from time to time propose laws and regulations that would impose additional requirements and restrictions on airline operations. Depending on which and how many of these laws and regulations are enacted, the cost of operating an airline could increase significantly. We cannot predict which laws and regulations will be adopted or the changes and increased expense that they could cause.
                                 Accordingly, we cannot guarantee that future legislative and regulatory acts will not have a materially adverse effect on our business, financial conditions or operating results.

SUBSTANTIAL RESTRICTIONS
IMPOSED AND
PROMISES MADE IN CONNECTION
WITH
CURRENT LOAN AGREEMENTS AND
DEBT
INSTRUMENTS                      We have borrowed money pursuant to certain loan
                                 agreements and debt instruments with
                                 significant operating and financial
                                 restrictions. These agreements and instruments contain terms that may significantly restrict or prohibit our ability to take certain actions, including our ability:

                                  -  to repay certain debts before they come due

                                  -  to sell assets

                                  -  to participate in certain mergers and
                                     acquisitions

                                  -  to conduct future financings

                                  -  to make needed capital expenditures

                                  - to implement certain measures that would better enable us to withstand future downturns in the airline industry or the economy in general

                                 In addition, several of these borrowing
                                 arrangements require us to satisfy certain benchmarks in respect of our financial position.

                                 We are currently in compliance with the
                                 restrictions and requirements referred to above, but any default would allow our lenders to require us to repay the full amount of money that we have borrowed, plus accrued and unpaid interest. If this were to occur, we cannot guarantee that we would have or be able to raise the funds needed to pay off these debts.

                                 Finally, we may be obligated to offer to purchase certain amounts of the debts referred to above. Such obligations would arise if certain changes occur with respect to who controls us or Holdings, our parent company, or if we dispose of certain assets.


YEAR 2000 COMPLIANCE PROGRAM
AND
RISKS Many installed computer systems and software products were programmed to accept only two digits in the date code field. As of January 1, 2000, these date code fields needed to accept four digit entries to distinguish years beginning with "19" from those beginning with "20." Otherwise, computer systems using time-


                                       32.

                                 sensitive software could shut down or perform incorrect computations.



                                 We undertook a year 2000 project to identify and assess the readiness of our computer systems, programs and other infrastructure that could be affected by the Year 2000 issue and to remedy the problems identified. Our year 2000 project also included an assessment of the year 2000 readiness of key third parties on whom our operations depend, including the Federal Aviation Administration which manages the nation's air traffic control system, local authorities who manage the airports where we operate, and vendors and suppliers who provide us goods (such as fuel and catering), services (such as telecommunications and data networks) and permit us to continue operations, consistent with the highest standards of safety, in the event year 2000 problems arose.



                                 To date, we have not experienced any material year 2000 problems. However, monitoring will continue at least through the first quarter of 2000, corrective action will be taken if we encounter any previously-unidentified year 2000 problems internally or in interfacing with third parties, and our contingency plans remain available.



                                 Our year 2000 project required us to replace certain equipment and modify certain software, and to devote considerable internal resources and hire substantial external resources to assist with the implementation and monitoring of the project. We currently estimate that the total cost of our year 2000 project has been approximately $43 million. These costs, which were funded from operation cash flows, included approximately $8 million of system software, equipment upgrades and replacements which would have been incurred in the ordinary course of business even in the absence of year 2000 issues. Approximately $36 million of these costs have been expensed, and approximately $7 million have been capitalized. At this time we do not expect to incur any significant additional costs as a result of our year 2000 project unless our ongoing monitoring program indicates that additional year 2000 corrective action is required, in which case additional costs (which could be material) might be incurred.



VOLATILITY OF STOCK PRICE        The stock market has experienced significant
                                 price and volume fluctuations that have
                                 affected the market prices of equity securities of companies in the airline industry and that often have been unrelated to the operating performance of such companies. These broad market fluctuations may adversely affect the market price of the Class B common stock of Holdings, our parent. In addition, the market price of the Class B common stock is volatile and subject to fluctuations in response to quarterly variations in operating results, announcements of new services by us or our competitors, changes in financial estimates by securities analysts or other events or factors, many of which are beyond our control.


                                       33.

                               THE EXCHANGE OFFER


     This section summarizes key provisions of the exchange and registration rights agreement we entered into with the trustees and the initial purchasers of the outstanding certificates, which we filed as an exhibit to the registration statement of which this prospectus is a part.


GENERAL


     Pursuant to the registration rights agreement, we agreed, at no cost to the certificateholders, to register certificates with the SEC to allow holders to trade the certificates. This registration event would take one of two forms set forth below:


     Registration Event


     (1) Exchange Offer Registration Statement. An exchange offer would allow holders to exchange the outstanding certificates for new certificates, which will have terms identical in all material respects to the outstanding certificates (except that the new certificates will not contain transfer restrictions or interest rate increases as described below and the new certificates will be available only in book-entry form).



     (2) Shelf Registration Statement. Alternatively, we agreed to register the outstanding certificates for resale through a shelf registration statement if (a) any changes in law or applicable interpretations of the staff of the SEC would not permit us to effect the exchange offer,
          (b) the exchange offer is not completed within 210 days after we issued the outstanding certificates, which was September 21, 1999 or
          (c) holders who are not eligible to participate in the exchange offer request that we do so.



     If we fail to complete the exchange offer or, alternatively, to have a shelf registration statement declared effective within 210 calendar days of September 21, 1999, the annual interest rate on the equipment notes and deposits will be increased by 0.50% from the 210th day until either the exchange offer is completed, a shelf registration statement is declared effective or the date on which all of the outstanding certificates are transferable by holders (other than affiliates or former affiliates of America West) without further registration.



     If during any 12-month period the shelf registration statement ceases to be effective for more than 60 days, whether or not consecutive, the annual interest rate on the equipment notes and, if applicable, the deposits will be increased by 0.50% from the 61st day after the shelf registration statement ceases to be effective until the shelf registration statement again becomes effective.


THE EXCHANGE OFFER


     We agreed to register new certificates with the SEC to allow holders of all outstanding certificates to exchange their certificates for the new certificates. The new certificates will have the same material financial terms as the outstanding certificates. The difference is that the new certificates will not contain transfer restrictions or interest rate increases and the new certificates will be available only in book-entry form. This prospectus, together with a letter of transmittal, is being sent to all registered holders
of outstanding certificates as of [               ], to allow holders to
exchange their outstanding certificates.



     Our Obligations to Effect an Exchange Offer



     (1) File a registration statement to register the new certificates by January 19, 2000;



     (2) cause the registration statement to become effective by March 19, 2000;



     (3) keep the registration statement effective while the exchange offer is open, which must be no fewer than 30 days; and



     (4)  complete the exchange offer by April 18, 2000.


                                       34.

     The exchange offer will commence upon effectiveness of the registration and terminate 30 calendar days after the exchange offer commences, unless extended. We have the sole discretion to extend the exchange offer by notifying the exchange agent and mailing an announcement of the extension to the holders of outstanding certificates. However, if the exchange offer is not completed by April 18, 2000, the interest rate on the equipment notes and deposits is subject to increase.



     We have the right to delay acceptance of any outstanding certificates in the exchange offer, to extend the exchange offer or to terminate the exchange offer and not permit acceptance of outstanding certificates not previously accepted if any of the conditions set forth under "--Conditions" occur. We can also amend the terms of the exchange offer in any manner we deem advantageous to the holders of the outstanding certificates. We will notify the exchange agent as promptly as practicable in the event of any delay in acceptance, extension, termination or amendment. If the exchange offer is amended in a manner we determine is a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the outstanding certificates of the amendment. We have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.



     With some exceptions, holders of outstanding certificates who do not exchange their outstanding certificates for new certificates in the exchange offer will no longer be entitled to registration rights. They will also not be able to offer or sell their outstanding certificates unless the outstanding certificates are subsequently registered with the SEC or traded in a transaction exempt from the Securities Act of 1933 and applicable state securities laws. After the exchange offer is completed, with some limited exceptions, we will not be required to subsequently register the outstanding certificates.



TENDERING OUTSTANDING CERTIFICATES IN THE EXCHANGE OFFER



     Only a holder of outstanding certificates may tender certificates in the exchange offer. The term "holder" with respect to the exchange offer means any person in whose name outstanding certificates are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder. Any beneficial owner of outstanding certificates registered in the name of a broker, dealer, commercial bank, trust company or other nominee who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on his behalf. If a beneficial owner wants to tender on his own behalf, he must, prior to completing and executing a letter of transmittal and delivering his outstanding certificates, either make appropriate arrangements to register ownership of the outstanding certificates in his name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.



     Subject to certain conditions (set forth under "--Conditions"), we will accept for exchange all outstanding certificates validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the date the exchange offer expires. Outstanding certificates may be tendered only in integral multiples of $1,000. There is no minimum principal amount of outstanding certificates that must be tendered in order for the exchange offer to take place. The tender by a holder of outstanding certificates will constitute an agreement between the holder and the Company in accordance with the letter of transmittal.



     Upon satisfaction or waiver of all of the conditions to the exchange offer, all outstanding certificates properly tendered will be accepted and the new certificates will be issued promptly after acceptance of the outstanding certificates. The exchange agent will act as agent for the tendering holders of outstanding certificates for the purposes of receiving the new certificates and delivering new certificates to such holders. Any new certificates issued will be of the same class and for an equal face amount as the outstanding certificates tendered. For purposes of the exchange offer, outstanding certificates will be deemed to have been accepted for exchange when, as and if we have given oral or written notice thereof to the exchange agent.


                                       35.

     Requirements for Tendering Outstanding Certificates in the Exchange Offer



     (1) Complete, sign and date the letter of transmittal or a facsimile thereof. The letter of transmittal will be mailed to registered holders with a copy of this prospectus.



         (a) Guaranteed Signatures May Be Required. Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934 unless the outstanding certificates are tendered by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal or for the account of an eligible guarantor institution.



         (b) Bond Powers May be Required. If the letter of transmittal is signed by a person other than the registered holder of any outstanding certificates, the outstanding certificates must be endorsed or accompanied by bond powers and a proxy which authorizes such person to tender the outstanding certificates on behalf of the registered holder, in each case as the name of the registered holder or holders appears on the outstanding certificates.



         (c) Fiduciaries Should Identify Themselves. If the letter of transmittal or any outstanding certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, evidence satisfactory to us, of their authority to so act must be submitted with the letter of transmittal.



     (2) Mail or otherwise deliver the completed letter of transmittal, and any other items noted below, to the exchange agent by 5:00 p.m., New York City time, on or before the date the exchange offer expires. No items should be sent to us.



     (3) Any of the three methods discussed below can be used to deliver the certificates representing the outstanding certificates to the exchange agent on or before the date the exchange offer expires. The method of delivery is up to the holder, who bears the risk of non-delivery.



         (a) Send the actual certificates representing the outstanding certificates to the exchange agent with the letter of transmittal. If delivery is by mail, insured registered mail is recommended.



         (b) If available, make a book-entry delivery of the outstanding certificates into the exchange agent's account at The Depository Trust Company, or DTC. Certain brokers, dealers, commercial banks, trust companies and other nominees who hold outstanding certificates through DTC must tender their certificates in this way. Beneficial owners of outstanding certificates registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender outstanding certificates in the exchange offer.



         (c) Holders who cannot deliver their outstanding certificates or who cannot complete the procedures for delivery by book-entry transfer of the outstanding certificates on or before the date the exchange offer expires, must, in order to participate in the exchange offer, tender their outstanding certificates according to the guaranteed delivery procedures set forth below under "--Guaranteed Delivery Procedures".



     All questions as to the validity, form, eligibility (including time of receipt) and withdrawal of the tendered outstanding certificates will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all outstanding certificates if they are not properly tendered or are unlawful in the opinion of our counsel. Unless waived by us, any defects or

                                       36.

irregularities in connection with tenders of outstanding certificates must be cured within such time as we determine. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties.



     Neither America West, the exchange agent nor any other person is under any duty to notify holders of outstanding certificates of defects or irregularities regarding tenders of outstanding certificates, nor shall any of them be liable for failure to give such notification. Tenders of outstanding certificates will not be deemed to have been made until such irregularities have been cured or waived. Any outstanding certificates received by the exchange agent that are not properly tendered or cured of defects or irregularities will be returned to the holder by the exchange agent, without cost to the holder, as soon as practicable following the expiration of the exchange offer.



     In addition, subject to some limitations, we reserve the right to purchase or make offers for any outstanding certificates that remain outstanding after the exchange offer expires, to terminate the exchange offer, and to purchase outstanding certificates in the open market if permitted by applicable law. The terms of any purchase or offer by us could differ from the terms of the exchange offer.


BOOK-ENTRY TRANSFER


     For purposes of the exchange offer, the exchange agent will establish an account with respect to the outstanding certificates at DTC within two business days after the date of this prospectus. Any tendering financial institution that is a participant in DTC's book-entry transfer facility system must make a book-entry delivery of the outstanding certificates by causing DTC to transfer such certificates into the exchange agent's account in accordance with DTC's Automated Tender Offer Program, or ATOP, procedures for transfers. Any holder of outstanding certificates using ATOP should transmit its acceptance to DTC on or prior to the expiration of the exchange offer (or comply with the guaranteed delivery procedures set forth below). DTC will verify the acceptance of outstanding certificates, execute a book-entry transfer of the tendered outstanding certificates into the exchange agent's account at DTC and then send to the exchange agent confirmation of the book-entry transfer, including an agent's message confirming that DTC has received an express acknowledgment from the holder that the holder has received and agrees to be bound by the letter of transmittal and that the trust and America West may enforce the Letter of Transmittal against such holder.


GUARANTEED DELIVERY PROCEDURES


     If a registered holder of outstanding certificates desires to tender certificates but the certificates are not immediately available, or time will not permit such holder's outstanding certificates or other required documents to reach the exchange agent before the expiration of the exchange offer, or the procedures for book entry transfer cannot be completed on a timely basis, a tender may be effected under the procedures set forth here. This procedure can only be handled by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934. Prior to the expiration of the exchange offer, we must receive from one of these eligible institutions a properly completed and duly executed letter of transmittal (or a facsimile thereof) and a Notice of Guaranteed Delivery, substantially in the form provided (by facsimile transmission, mail or hand delivery). The Notice of Guaranteed Delivery must identify the name and address of the holder of outstanding certificates, the amount of certificates tendered and a statement guaranteeing that within three trading days of the execution of the notice the certificates for all tendered outstanding certificates (or a book-entry confirmation) will be deposited by the eligible institution with the exchange agent. Actual delivery of the outstanding certificates (or a book-entry confirmation) within the three day period is required.


                                       37.

WITHDRAWAL OF TENDERS


     Tenders of outstanding certificates may be withdrawn by a holder at any time prior to 5:00 p.m., New York City time on the date the exchange offer expires by notifying the exchange agent in writing. A notice of withdrawal must specify the name of the person having tendered the outstanding certificates to be withdrawn, identify the certificates to be withdrawn (including the principal amount of the certificates) and if the certificates were transmitted, specify the name in which the outstanding certificates are registered, if different from that of the withdrawing holder. If certificates were delivered to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal. The signatures on the notice of withdrawal must be guaranteed by an eligible institution unless the holder is an eligible institution. If outstanding certificates were tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn certificates and otherwise comply with the procedures of such facility.



     We will have final and binding authority to determine all questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal. Any outstanding certificates so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding certificates which were tendered for exchange but which were not exchanged for any reason will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal. Outstanding certificates which were tendered by book-entry transfer into the exchange agent's account at the book-entry transfer facility will be credited to an account maintained with the book-entry transfer facility for the outstanding certificates as soon as practicable after withdrawal. Properly withdrawn certificates may be retendered following the procedures described above at any time on or prior to the date the exchange offer expires.


CONDITIONS


     We will not be required to accept any outstanding certificates for exchange and we may terminate or amend the exchange offer before the acceptance of outstanding certificates, if we determine that we are not permitted to effect the exchange offer because of any change in law or applicable interpretations thereof by the SEC. In addition, we will have no obligation to, and will not knowingly, accept tenders of outstanding certificates from affiliates of America West (within the meaning of Rule 405 under the Securities Act of 1933) or from any other holder who is not eligible to participate in the exchange offer under applicable law or interpretations thereof by the SEC, or if the new certificates to be received by the holder in the exchange offer would not be tradable by the holder without restriction under the Securities Act of 1933 and the Securities Exchange Act of 1934 and without material restrictions under the "blue sky" or securities laws of substantially all of the states of the United States.


EXCHANGE AGENT


     Wilmington Trust Company has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:


        By Mail or Overnight Delivery:                            By Hand:
           Wilmington Trust Company                       Wilmington Trust Company
           1100 North Market Street                 1105 North Market Street, 1st Floor
       Wilmington, Delaware 19890-0001                   Wilmington, Delaware 19890
           Attention: Kristin Long                 Attention: Corporate Trust Operations
                                                          Facsimile Transmission:
                                                               (302) 651-1079
                                                           Confirm by Telephone:
                                                               (302) 651-1562

                                       38.

TRANSFERABILITY OF NEW CERTIFICATES


     Based on interpretations by the staff of the SEC, we believe that most holders of new certificates will be able to transfer the new certificates without compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, as long as the new certificates are acquired in the ordinary course of the holders' business and the holders are not engaged in, and do not intend to engage in, a distribution of the new certificates and have no arrangement with any person to participate in a distribution of the new certificates. Broker-dealers who acquired outstanding certificates directly from the trustee for resale under an exemption under the Securities Act of 1933, or any holder that is an "affiliate" of America West (as defined in Rule 405 of the Securities Act of 1933) must comply with the registration and prospectus delivery requirements of the Securities Act of 1933.


     The SEC staff interpretations relied on are set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corporation, SEC No-Action Letter (available April 13, 1989), Morgan Stanley & Co., Incorporated, SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993).


     Other than broker-dealers and affiliates, holders who wish to tender their outstanding certificates in the exchange offer will be required to make certain representations to us in the letter of transmittal.



     Representations Required by Holders to Tender Outstanding Certificates in Exchange Offer



     (1) The holder is not an affiliate of America West (as defined under Rule 405 of the Securities Act of 1933) nor a broker-dealer tendering outstanding certificates acquired directly from us for its own account;



     (2) the holder will acquire the new certificates in the ordinary course of its business; and



     (3) the holder is not engaged in, and does not intend to engage in, a distribution of the new certificates and has no arrangement or understanding to participate in a distribution of the new certificates.



     Each broker-dealer that receives new certificates for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new certificates. By so acknowledging and by delivering a prospectus, the broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new certificates where the broker-dealer acquired the exchanged certificates as a result of market-making activities or other trading activities. We agree to make copies of this prospectus available to such broker-dealers for 180 days after the exchange offer expires.


ALTERNATIVE USE OF SHELF REGISTRATION STATEMENT


     If changes in the law or other circumstances do not allow us to effect the exchange offer, we will, upon request of a holder not eligible to participate in the exchange offer or under certain other circumstances, file a shelf registration statement to allow resales of the outstanding certificates.



     Our Obligations if the Shelf Registration Statement Alternative is Pursued



     (1) File with the SEC as soon as practicable a shelf registration statement covering resales of the outstanding certificates;



     (2) use our best efforts to have the shelf registration statement declared effective within 180 calendar days of September 21, 1999; and



     (3) use our best efforts to keep the shelf registration statement effective for two years after it is declared effective (or a shorter period if all of the outstanding certificates covered by the shelf registration statement have been sold or are freely transferable under Rule 144 of the Securities Act of 1933).

                                       39.

FEES AND EXPENSES


     We will pay the expenses of soliciting tenders in the exchange offer. The principal solicitation for tenders is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy, electronic mail or in person by officers and regular employees of ours. We will pay other expenses incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.



     We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the prospectus and related documents to the beneficial owners of the outstanding certificates, and in handling or forwarding tenders for exchange.



     We will pay all transfer taxes, if any, applicable to the exchange of outstanding certificates in the exchange offer. Certain other transfer taxes may be imposed on the tendering holder unless satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal.


                                       40.

                        REMAINING PROSPECTUS DISCLOSURE



     The remaining sections of this prospectus identify in greater detail the material terms of the agreements that apply to the pass through certificates and our acquisition of up to ten aircraft with the proceeds from the sale of the certificates. The following sections are summaries only and may not contain all of the information you may consider important in deciding whether to exchange, acquire or transfer certificates.



     Every material agreement summarized in this prospectus was filed as an exhibit to the registration statement of which this prospectus is a part. You should read these agreements to get a complete understanding of the transaction. Upon request, copies of these agreements will be furnished to any prospective investor in the certificates. Requests for such agreements should be addressed to Wilmington Trust Company, as trustee. See also "Available Information" at the front of this prospectus to find out other ways you can obtain copies of these agreements.



     The references to section numbers in parentheses in the following sections refer you to the relevant section of the agreement governing the terms described. This will help you to locate the precise legal language governing the terms we describe. Unless otherwise noted, the section references are to the pass through trust agreements.



     We have minimized the use of capitalized defined terms in the remainder of this prospectus. However, in order to ensure the accuracy of our disclosure, some terms remain capitalized. You can find the page on which the capitalized term is defined by locating the term on the "Index of Terms" in Appendix I of this prospectus.


                      DESCRIPTION OF THE NEW CERTIFICATES


GENERAL



     Once registered with the SEC, new Class G certificates will be issued by the Class G trust and new Class C certificates will be issued by the Class C trust. A separate pass through trust agreement governs the issuance of each class of new certificates. Holders of outstanding certificates will then be able to exchange their outstanding certificates for these new certificates until the expiration of the exchange offer. The terms governing both the Class G trust and the Class C trust are substantially the same, except as described under "--Subordination" below and except that the principal amount and scheduled principal repayments of the equipment notes held by each trust and the interest rate and maturity date of the equipment notes held by each trust will differ. However, the financial terms of the new Class G certificates will be the same as the outstanding Class G certificates and the financial terms of the new Class C certificates will be the same as the outstanding Class C certificates.



CERTIFICATES REPRESENT AN OWNERSHIP INTEREST IN THE CORRESPONDING TRUST



     Each new certificate will represent a fractional undivided interest in the trust property of the trust that issued that class of certificates. (Section 3.01) The trust property of each trust consists of the items listed below:


     TRUST PROPERTY FOR EACH TRUST
--------------------------------


     (1) equipment notes of the series relating to that trust acquired under the note purchase agreement and issued in connection with the delivery of each aircraft that we either buy or lease;



     (2) the rights of that trust to acquire equipment notes of the series relating to that trust under the note purchase agreement;



     (3) the rights of that trust under the applicable escrow agreement, including the right to request that the escrow agent withdraw deposits to enable the trust to purchase equipment notes of the series relating to that trust on the delivery of each aircraft during the delivery period;


                                       41.

     (4) the rights of that trust under the intercreditor agreement, including any funds received under the intercreditor agreement;



     (5)  all money received under the liquidity facility for that trust;



     (6) with respect to the Class G trust, all money received under the certificate guaranty insurance policy; and



     (7) funds from time to time deposited with the trustee in accounts relating to that trust.



     All payments and distributions made on or with respect to a certificate will be made only from the trust property of the trust that issued the certificate. (Section 3.11) The certificates do not represent an interest in or obligation of America West, the trustees, any of the loan trustees or owner trustees in their individual capacities or any owner participant. Accordingly, the holders of the certificates must look to the trust property of the trust that issued to it its certificates for receipt of expected cash flows which, generally speaking on an ongoing basis, means the payments of principal of and interest on the equipment notes of that trust.



     Certificateholders of a trust have rights with respect to any deposits made from the proceeds of the sale of the certificates issued by that trust. These rights stem from escrow receipts that are affixed to each certificate. When certificates are transferred, the rights with respect to the deposits are transferred to the new holder. A certificateholder's rights under the escrow receipts are not trust property of each trust.


SUBORDINATION


     The intercreditor agreement sets forth terms and conditions of the distribution of payments, including payments received by the subordination agent in respect of equipment notes. Distributions on the Class G certificates will be made prior to distributions on the Class C certificates and, if issued, Class D certificates. If the Class D certificates are issued, distributions on the Class C certificates will be made prior to distributions on the Class D certificates. Distributions on all classes of certificates may be subordinate to other payment obligations, including payments to the liquidity provider and policy provider. For a more detailed description of the priority of payments, see "Description of the Intercreditor Agreement--Priority of Distributions."


PAYMENTS AND DISTRIBUTIONS


     The following description of distributions on the certificates should be read together with the description of the intercreditor agreement because the intercreditor agreement may change the effect of the following provisions in the event of a default.



     On regular distribution dates (January 2 and July 2 of each year) scheduled payments of interest on the deposits and of interest or principal on the equipment notes will be paid to certificateholders. The holders of the Class G certificates will receive interest accruing on both the deposits corresponding to the Class G trust and any Series G equipment notes purchased by the Class G trust at an annual rate of 7.93%. The holders of the Class C certificates will receive interest accruing on both the deposits corresponding to the Class C trust and any Series C equipment notes purchased by the Class C trust at an annual rate of 8.54%. The certificates are referred to as pass through certificates because the payments on the deposits and equipment notes equal the payments owing on the certificates and are "passed through" to the certificateholders.


  Payments of Interest


     The deposits held with respect to each trust and the equipment notes held in each trust will accrue interest at the applicable annual rate for certificates to be issued by the trust shown on the cover page of this prospectus. Interest will be payable on January 2 and July 2 of each year, commencing on January 2, 2000 (or, in the case of equipment notes issued after January 2, 2000, commencing with the first such date to occur after initial issuance of those notes). Interest payments will be distributed to


                                       42.

certificateholders of a trust on each such date until the final distribution date for that trust, except that payments on the equipment notes may be changed as provided in the intercreditor agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.



     Morgan Stanley Capital Services, Inc., the liquidity provider, is providing a liquidity facility for each class of certificates in an aggregate amount sufficient to pay interest on the certificates at the applicable interest rate for up to three successive regular distribution dates. A separate liquidity facility was entered into with the Class G trust and the Class C trust. Holders of Class G certificates will only receive drawings under the liquidity facility for the Class G trust and holders of Class C certificates will only receive drawings under the liquidity facility for the Class C trust. For a more detailed description of the terms and limitations of the liquidity facilities, see "Description of the Liquidity Facilities."



     Payments of interest on the Class G certificates are also supported by a certificate guaranty insurance policy issued by Ambac Assurance Corporation, the policy provider. The payments under the policy will be made only after use of any available funds under the liquidity facility for the Class G trust and any funds in a cash collateral account previously funded from that liquidity facility. For a more detailed description of the terms and limitations of the policy, see "Description of the Policy and the Policy Provider Agreement."



  Payments of Principal



     Payments of principal of the equipment notes held in each trust are scheduled to be received by the trustee on January 2 and July 2 in certain years depending upon the terms of the equipment notes held in that trust, commencing on or after January 2, 2000. The "final legal distribution date" for the Class G certificates is July 2, 2020 and for the Class C certificates is July 2, 2007.



     Payment of principal of the Class G certificates on the final legal distribution date and, in some limited circumstances earlier, will be supported by the policy provided by the policy provider. For more details on the policy, see "Description of the Policy and the Policy Provider Agreement--The Policy".


  Distribution of Scheduled Payments


     On each regular distribution date, the paying agent distributes to certificateholders any payments of interest on the deposits with respect to the applicable trust. Also on each regular distribution date, the trustee distributes to certificateholders any payments of principal and interest on the equipment notes or with respect to other trust property held in each trust. Each certificateholder of each trust will be entitled to receive its proportionate share of any distribution in respect of scheduled payments of interest on the deposits relating to such trust and, subject to the intercreditor agreement, of principal or interest on equipment notes held on behalf of such trust. Each distribution of scheduled payments will generally be made by the applicable paying agent or trustee to the certificateholders of record of the relevant trust on the record date applicable to that scheduled payment. (Sections 4.01 and 4.02, and Section 2.03 of the Escrow Agreement) If a scheduled payment is not received by the applicable paying agent or trustee on a regular distribution date but is received within five days thereafter, it will be distributed to such holders of record on the date received. If it is received after the five-day period, it will be treated as a special payment and distributed as described below.


  Distribution of Special Payments and Certain Policy Drawings


     A trustee may receive from time to time payments of principal of, and interest and premium on, the equipment notes on dates other than scheduled payment dates. These special payments may occur if the equipment notes owned by the trust are sold or redeemed early, in which case the payments will be distributed on the date of such early redemption or purchase, or if scheduled payments are more than five days late. The term "special payment" also refers to any unused deposits distributed after the delivery period termination date or the occurrence of a Triggering Event, together with accrued and unpaid interest thereon and a premium that we pay. These unused deposits will be distributed 35 days after the paying agent receives notice of the event requiring the distribution. This special payment will be scheduled to be

                                       43.

distributed on a date 35 days after the paying agent has received notice of the event requiring the distribution unless that date is within ten days before or after a regular distribution date, in which case the special payment will be made on that regular distribution date.



     Each paying agent, in the case of the deposits, and each trustee, in the case of trust property or the premium payable by America West in connection with distributions of unused deposits, will mail a notice to the certificateholders of the applicable trust to inform them of the scheduled special distribution date, the related record date, the amount of the special payment and the reason for the special payment. This notice will be mailed at least 20 days before the scheduled distribution of the special payment in the case of a redemption or purchase of the equipment notes held in the related trust or any distribution of unused deposits after the delivery period termination date or the occurrence of a Triggering Event. In the case of any other special payment, the notice will be mailed as soon as practicable after the trustee has confirmed that it has received funds for the special payment. (Section 4.02(c); Section 1.02 of the Escrow Agreement) Each distribution of a special payment, other than a final distribution, will be made by the paying agent or the trustee, as applicable, to the certificateholders of record of the applicable trust on the record date for that special payment. (Section 4.02(b); Section 1.02 of the Escrow Agreement) See "--Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes--Redemption" for a description of the effect of an indenture default or redemption on these payments.



     In the case of the distribution of proceeds from any "No Proceeds Drawing" or "Avoidance Drawing" as described in "Description of the Policy and the Policy Provider Agreement--The Policy," the Class G trustee will mail a notice to the certificateholders of the Class G trust stating the scheduled special distribution date, the related record date, the amount of the distribution and the reason for the distribution. This notice will be mailed at least 20 days before the date these proceeds are scheduled to be distributed. Each such distribution will be made by the Class G trustee to the certificateholders of record of the Class G trust on the record date applicable to that distribution. (Section 4.02(c))


  Maintenance of Accounts


     Each pass through trust agreement requires that the trustee establish and maintain, for the benefit of the certificateholders of the related trust, one or more non-interest bearing accounts to deposit payments representing scheduled payments received by the trustee. The trustee is also required to establish and maintain, for the benefit of the certificateholders of the related trust, one or more accounts for the deposit of payments representing special payments received by the trustee. These special payment accounts will be non-interest bearing except the trustee will be required to invest amounts in the account in permitted investments to the extent practicable. The trustee is required to deposit any payments it receives in the appropriate account. (Section 4.01) All amounts so deposited will be distributed by the trustee on a regular distribution date or a special distribution date, as appropriate. (Section 4.02)



     Each escrow agreement requires that the paying agent establish and maintain, for the benefit of the holders of receipts relating to the deposits, one or more non-interest bearing accounts. The paying agent is required to deposit interest on the deposits in the appropriate account. All amounts so deposited will be distributed by the paying agent on a regular distribution date or special distribution date, as appropriate.


  Final Distribution


     The final distribution for each trust will be made only upon presentation and surrender of the certificates for that trust at the office or agency of the trustee specified in the notice given by the trustee of the final distribution. The trustee will mail notice of the final distribution to the certificateholders of that trust, specifying the date for the final distribution and the amount of the distribution. (Section 11.01) See "Termination of the Trusts" below for a more detailed description. Distributions in respect of certificates issued in global form will be made as described in "Book Entry; Delivery and Form" below.


                                       44.

  Weekend or Holiday Distribution Date


     If any regular distribution date or special distribution date is a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Phoenix, Arizona, Wilmington, Delaware, or Hartford, Connecticut distributions scheduled to be made on that regular distribution date or special distribution date will be made on the next succeeding business day without additional interest.


POOL FACTORS

  Pool Balance


     The "pool balance" for each trust or for the certificates issued by any trust indicates, as of any date, represents the portion of the original aggregate face amount of the certificates issued by that trust that has not been distributed to certificateholders. The pool balance as of any distribution date will be computed after giving effect to any distribution to applicable certificateholders to be made on that date. (Section 1.01)



  Pool Factor



     The "pool factor" for each trust as of any distribution date is the quotient (rounded to the seventh decimal place) computed by dividing the pool balance by the original aggregate face amount of the certificates of that trust. It therefore represents the percentage of the original amount of certificates issued by a trust that remains undistributed. The pool factor as of any distribution date will be computed after giving effect to any special distribution of unused deposits, payment of principal of the equipment notes or payment of other trust property held in that trust to be made on that date. (Section 1.01) The pool factor for each trust was 1.0000000 when the outstanding certificates were initially issued and will decline as the pool balance of that trust is reduced. The amount of a certificateholder's proportionate share of the pool balance of a trust can be determined by multiplying the par value of the holder's certificate of that trust by the pool factor for that trust as of the applicable distribution date. Notice of the pool factor and the pool balance for each trust will be mailed to certificateholders of that trust on each distribution date. (Section 4.03)


  Aggregate Principal Amortization Schedule


     The following table shows an assumed amortization schedule for the equipment notes held in each trust and resulting pool factors for that trust. The actual aggregate principal amortization schedule applicable to a trust and the resulting pool factors may differ from those set forth below. This is because the amortization schedule for the equipment notes issued with respect to an aircraft may vary from the amortization schedule below so long as it complies with some mandatory economic terms for the financing of an aircraft.



     The following table assumes the following:



     - that each aircraft will be delivered in the scheduled month;



     - that the trusts purchase equipment notes in the maximum principal amount for all aircraft;



     - that no early redemption or purchase of equipment notes occurs;



     - that no default occurs in the payment of principal or interest on the equipment notes;



     - that no special distribution attributable to unused deposits is made after the delivery period termination date;



     - that no Triggering Event occurs; and



     - that there is no drawing under the certificate guaranty insurance policy, other than in respect of interest on the certificates.


                                       45.

     If any of these assumptions do not occur, the assumed amortization schedule below will differ.



                                1999-1G TRUST                              1999-1C TRUST
                               EQUIPMENT NOTES                            EQUIPMENT NOTES
                                  SCHEDULED                                  SCHEDULED       1999-1C TRUST
                                 PAYMENTS OF         1999-1G TRUST          PAYMENTS OF      EXPECTED POOL
REGULAR DISTRIBUTION DATE         PRINCIPAL       EXPECTED POOL FACTOR       PRINCIPAL          FACTOR
-------------------------      ---------------    --------------------    ---------------    -------------
January 2, 2000..............   $5,387,382.98          0.9769443           $3,085,129.91       0.8469526
July 2, 2000.................            0.00          0.9769443                    0.00       0.8469526
January 2, 2001..............    6,414,664.01          0.9494922            2,507,586.93       0.7225560
July 2, 2001.................            0.00          0.9494922                    0.00       0.7225560
January 2, 2002..............    7,060,279.46          0.9192772            3,770,663.17       0.5355005
July 2, 2002.................            0.00          0.9192772                    0.00       0.5355005
January 2, 2003..............    8,014,608.99          0.8849781            3,987,376.87       0.3376944
July 2, 2003.................            0.00          0.8849781                    0.00       0.3376944
January 2, 2004..............    9,365,617.80          0.8448972            3,958,605.13       0.1413155
July 2, 2004.................            0.00          0.8448972                    0.00       0.1413155
January 2, 2005..............   12,495,401.20          0.7914222            1,695,711.66       0.0576906
July 2, 2005.................            0.00          0.7914222                    0.00       0.0576906
January 2, 2006..............   13,083,696.06          0.7354295           19,162,926.33       0.0000000
July 2, 2006.................            0.00          0.7354295                    0.00       0.0000000
January 2, 2007..............   11,209,721.45          0.6874567                    0.00       0.0000000
July 2, 2007.................    3,095,483.98          0.6742093                    0.00       0.0000000
January 2, 2008..............    3,1069003.55          0.6609169                    0.00       0.0000000
July 2, 2008.................    6,408,747.64          0.6334902                    0.00       0.0000000
January 2, 2009..............    3,385,324.07          0.6190025                    0.00       0.0000000
July 2, 2009.................    54670,310.34          0.5947359                    0.00       0.0000000
January 2, 2010..............    3,069,836.70          0.5815983                    0.00       0.0000000
July 2, 2010.................    4,2439182.39          0.5634393                    0.00       0.0000000
January 2, 2011..............    2,501,500.00          0.5527340                    0.00       0.0000000
July 2, 2011.................    6,422,511.70          0.5252483                    0.00       0.0000000
January 2, 2012..............    2,266,831.17          0.5155472                    0.00       0.0000000
July 2, 2012.................    8,733,335.37          0.4781723                    0.00       0.0000000
January 2, 2013..............    4,991,073.36          0.4568126                    0.00       0.0000000
July 2, 2013.................    7,171,109.55          0.4261233                    0.00       0.0000000
January 2, 2014..............    8,144,628.68          0.3912677                    0.00       0.0000000
July 2, 2014.................   12,065,086.82          0.3396343                    0.00       0.0000000
January 2, 2015..............    6,717,588.43          0.3108858                    0.00       0.0000000
July 2, 2015.................    4,8269264.36          0.2902315                    0.00       0.0000000
January 2, 2016..............   12,146,939.44          0.2382477                    0.00       0.0000000
July 2, 2016.................    2,561,617.20          0.2272851                    0.00       0.0000000
January 2, 2017..............   14,110,504.32          0.1668981                    0.00       0.0000000
July 2, 2017.................    4,443,412.96          0.1478822                    0.00       0.0000000
January 2, 2018..............   21,448,979.41          0.0560896                    0.00       0.0000000
July 2, 2018.................      633,454.03          0.0533787                    0.00       0.0000000
January 2, 2019..............   12,472,900.58          0.0000000                    0.00       0.0000000



     If there occurs (1) any change in the scheduled repayments or (2) any redemption, purchase, default or special distribution, the pool factors and pool balances of each trust so affected will be recomputed and certificateholders of the affected trust will be notified promptly after the delivery period


                                       46.

termination date in the case of clause (1) and promptly after the occurrence of any event described in clause (2).


REPORTS TO CERTIFICATEHOLDERS


     On each distribution date, the applicable paying agent and trustee will include a report with each distribution of a scheduled payment or special payment to certificateholders. The report will set forth the following information (per $1,000 aggregate principal amount of certificates for each trust, as to (2), (3), (4) and (5) below):



     (1) the aggregate amount of funds distributed on that distribution date, indicating the amount allocable to each source including any portion paid by the liquidity provider and/or the policy provider;



     (2) the amount of the distribution allocable to principal and the amount allocable to premium (including any premium we pay with respect to unused deposits), if any;



     (3) the amount of the distribution under the pass through trust agreement allocable to interest;



     (4) the amount of the distribution under the escrow agreement allocable to interest;



     (5) the amount of the distribution under the escrow agreement allocable to unused deposits (if any); and



     (6)  the pool balance and pool factor for the trust. (Section 4.03)



     As long as the certificates are registered in the name of DTC or its nominee, on the record date prior to each distribution date, the applicable trustee will request from DTC a securities position listing containing the names of all DTC participants reflected on DTC's books as holding interests in the certificates on that record date. On each distribution date, the applicable paying agent and trustee will mail to each such DTC participant the statement described above and will make available additional copies as requested by the DTC participant for forwarding to certificateholders. (Section 4.03(a); Section
2.03 of the Escrow Agreement)



     After the end of each calendar year, the applicable trustee and paying agent will prepare a report for each holder of certificates at any time during the preceding calendar year containing the sum of the amounts of distributions listed in clauses (1), (2), (3), (4) and (5) above with respect to the trust for that calendar year. If that person was a certificateholder during only a portion of that calendar year, the report may contain information for only the applicable portion of that calendar year. The trustee will also prepare any other items that are readily available to the trustee and which a certificateholder may reasonably request to prepare its U.S. federal income tax returns. (Section 4.03(b)) The reports and other items described in this section will be prepared based on information supplied to the trustee by DTC participants and will be delivered by the trustee to DTC participants to be available for forwarding by DTC participants to certificateholders in the manner described above. (Section 4.03(b))



     If the certificates are issued in the form of physical certificates, the applicable paying agent and trustee will prepare and deliver the information described above to each record holder of a certificate issued by that trust as the name appears on the records of the registrar of the certificates.


INDENTURE DEFAULTS AND CERTAIN RIGHTS UPON AN INDENTURE DEFAULT


     An event of default under an indenture could result in certificateholders receiving less than full expected distribution of principal and interest on the equipment notes held by the pass through trust that issued the certificates they own. A list of these "indenture defaults" can be found under "Description of Equipment Notes--Indenture Defaults; Notice and Waiver." An indenture default for an aircraft we lease will include an event of default under the related lease. We sometimes refer to an event of default under a lease as a "lease event of default." Since the equipment notes issued under an indenture may be held in more than one trust, a continuing indenture default under that indenture would affect the equipment notes


                                       47.

issued pursuant to that indenture held by each such trust. There are no cross-default provisions in the indentures or in the leases unless, in the case of a lease, America West and the owner participant have otherwise agreed. This means that events resulting in an indenture default under any particular indenture may or may not result in an indenture default under any other indenture, and a lease event of default under any particular lease may or may not constitute a lease event of default under any other lease. If an indenture default occurs in fewer than all of the indentures, payments of principal and interest on the equipment notes issued under indentures with respect to which a default has not occurred will continue to be made as originally scheduled.


  Right to Cure


     The applicable owner trustee and owner participant may have the right to cure indenture defaults under a leased aircraft indenture that result from a default under the related lease. The indenture default will be considered cured if the owner trustee or the owner participant exercises any such cure right.


  Resignation of Trustee In the Event of a Conflict of Interest


     If the equipment notes outstanding under an indenture are held by more than one trust, then each trust will hold equipment notes with different terms than the notes held in other trusts. In these circumstances, the holders of certificates issued by different trusts may have diverging or conflicting interests. If the same institution acts as trustee of multiple trusts, the trustee could be faced with a potential conflict of interest upon an indenture default. In this event, each trustee faced with a conflict will resign as trustee of one or all such trusts, and one or more successor trustees would be appointed as replacements. Wilmington Trust Company is the initial trustee under each trust.


  Consequence of Continuing Indenture Default


     If any indenture default under any indenture occurs and is continuing, the Controlling Party may direct the loan trustee to accelerate the equipment notes issued under that indenture and thereafter direct the loan trustee in the exercising of remedies under that indenture and may direct the subordination agent in whose name the equipment notes are issued to sell the equipment notes issued under that indenture. See "Description of Intercreditor Agreement--Intercreditor Rights--Sale of Equipment Notes and Aircraft" for a more detailed description of the Controlling Party and its rights.



     The proceeds of the sale of equipment notes will be distributed pursuant to the provisions of the intercreditor agreement. Any such proceeds will be deposited in the applicable special payments account and distributed to the holders of the applicable trust on a special distribution date. (Sections 4.01 and 4.02) The market for equipment notes when an indenture default exists may be very limited and the price is uncertain. If the equipment notes are sold for less than their outstanding principal amount, the Class C certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against America West, any liquidity provider, the policy provider, any owner trustee, any owner participant or any trustee.



     Following an indenture default, all payments received by the trustee or with respect to equipment notes issued under the applicable indenture, other than scheduled payments received on a regular distribution date, will be treated as special payments and deposited in a special payments account. All amounts deposited in the special payments and deposited in a special payments account will be distributed to the certificateholders on a special distribution date. In addition, if the applicable owner participant or owner trustee of a leased aircraft exercises its option to redeem or purchase the outstanding equipment notes issued under the applicable indenture, the proceeds from that redemption or purchase will be deposited in the special payments account for the applicable trust. These amounts will then be distributed to the certificateholders on a special distribution date. (Section 4.01 and 4.02).



     Any funds held in the special payments account for a trust will, to the extent practicable, be invested and reinvested by the trustee of that trust in permitted investments pending the distribution of those funds on a special distribution date. (Section 4.04) These permitted investments include obligations of the

                                       48.

United States or its agencies or instrumentalities in which the full faith and credit of the United States is pledged and which mature in not more than 60 days or a lesser time as may be required for the distribution of the funds on a special distribution date. (Section 1.01)


  Notice to Certificateholders of Default


     Each pass through trust agreement provides that the trustee of the related trust will, within 90 days after the occurrence of any default, give notice to the certificateholders of that trust of all uncured or unwaived defaults known to it with respect to that trust. However, in the case of default in a payment of principal, premium, if any, or interest on any of the equipment notes held in a trust, the applicable trustee will be protected in withholding a notice of default if it in good faith determines that withholding the notice is in the interests of the certificateholders. (Section 7.02) The term "default" as used in this paragraph only means the occurrence of an indenture default with respect to equipment notes held by the trust as described above, except that in determining whether any indenture default has occurred, any related grace period or notice will be disregarded.


  Trustee Entitled to Security or Indemnity


     Each pass through trust agreement requires the trustee to act with a specified standard of care while an indenture default is continuing. In addition, each pass through trust agreement contains a provision entitling the trustee to be offered reasonable security or indemnity by the certificateholders of that trust against costs, expenses and liabilities before proceeding to exercise any right or power under the pass through trust agreement at the request of those certificateholders. (Section 7.03(e)) While the type of security or indemnity will depend upon the nature of the certificateholders' request, the trustee is likely to seek an explicit agreement of the certificateholders to indemnify it for the specified actions requested to be taken and payment of the various fees and expenses it may incur in complying with the request.


  Rights of Certificateholders


     Subject to qualifications in the pass through trust agreements and the applicable intercreditor agreement, the certificateholders of each trust holding certificates evidencing fractional undivided interests aggregating not less than a majority in interest in that trust will have certain rights. This includes the ability to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power conferred on the trustee, including any right of the trustee as controlling party under the intercreditor agreement or as holder of the equipment notes. (Section 6.04)



     In some cases, the holders of the certificates of a trust evidencing fractional undivided interests aggregating not less than a majority in interest of that trust may waive any past "event of default" under that trust, including an indenture default, or may direct the trustee or loan trustee to waive any past indenture default and its consequences. Some defaults, however, may not be waived. Defaults that may not be waived are as follows:


     Defaults That May Not Be Waived


     (1) a default in the deposit of any scheduled payment or special payment or in the distribution thereof;



     (2) a default in payment of the principal, premium, if any, or interest with respect to any of the equipment notes; and



     (3) a default in respect of any covenant or provision of the related pass through trust agreement that cannot be modified or amended without the consent of each certificateholder of the trust affected thereby. (Section 6.05)



     Each indenture will provide that, with some exceptions, the holders of the majority in aggregate unpaid principal amount of the equipment notes issued under that indenture may on behalf of all holders

                                       49.

waive any past default or indenture default. Notwithstanding these provisions of the indentures, under the intercreditor agreement only the Controlling Party will be entitled to waive any such past default or indenture default.


PURCHASE RIGHTS OF CERTIFICATEHOLDERS


     Upon the occurrence and during the continuation of a Triggering Event, with ten days' written notice to the trustee and to each certificateholder of the same class:



     - the holders of Class C certificates will have the right within 180 days to purchase all, but not less than all, of the Class G certificates, and, whether or not this right is exercised, the policy provider will thereafter have the right to purchase all, but not less than all, of the Class G certificates; and



     - the holders of Class D certificates, if issued, will have the right to purchase all, but not less than all, of the Class G and Class C certificates



In each case, the purchase price will equal the pool balance of the relevant class or classes of certificates plus accrued and unpaid interest on the pool balance to the date of purchase, without premium, but including any other amounts due to the certificateholders of such class or classes. In each case, if prior to the end of the ten-day period, any other certificateholder of the same class notifies the purchasing certificateholder that the other certificateholder wants to participate in the purchase, then the other certificateholder may join with the purchasing certificateholder to purchase the certificates proportionately based on the interest in the trust held by each certificateholder. (Section 6.01(b))


PTC EVENT OF DEFAULT


     A "PTC Event of Default" under each pass through trust agreement means the failure to pay within ten business days of the due date either: the outstanding pool balance of the applicable class of certificates on the final legal distribution date for that class or the interest due on that class of certificates on any distribution date (unless the subordination agent has made Interest Drawings, a withdrawal from the Cash Collateral Account for that class of certificates, or a drawing under the policy, in an aggregate amount sufficient to pay the interest and has distributed that amount to the relevant trustee). Any failure to make expected principal distributions on any class of certificates on any regular distribution date (other than the final legal distribution date) will not constitute a PTC Event of default for those certificates. A PTC Event of Default for the most senior outstanding class of certificates resulting from an indenture default under all indentures will constitute a Triggering Event. See "Description of the Intercreditor Agreement-- Priority of Distributions" for a discussion of the consequences of a Triggering Event.


MERGER, CONSOLIDATION AND TRANSFER OF ASSETS


     We are prohibited from consolidating with or merging into any other corporation or transferring substantially all of our assets as an entirety to any other corporation unless all the requirements noted below are satisfied:


     Requirements for Consolidation, Merger or Transfer of Assets


     (1) the surviving successor or transferee corporation is a citizen of the United States as defined in Title 49 of the United States Code relating to aviation;



     (2) the surviving successor or transferee corporation is a United States certificated air carrier;



     (3) the surviving successor or transferee corporation expressly assumes all of our obligations in the pass through trust agreements, the note purchase agreement, the indentures, the participation agreements and the leases;



     (4) we have delivered a certificate indicating that the transaction complies with these conditions (Section 5.02); and


                                       50.

     (5) additionally, after giving effect to the transaction, no lease event of default, in the case of a leased aircraft, or indenture event of default, in the case of an owned aircraft, has occurred and is continuing. (Leases, Section 13.2; Owned Aircraft Indenture, Section 4.07)



     The pass through trust agreements, the note purchase agreement, the indentures, the participation agreements and the leases do not and will not contain any covenants or provisions that would give any trustee or certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of America West.


MODIFICATIONS OF THE PASS THROUGH TRUST AGREEMENTS AND CERTAIN OTHER AGREEMENTS


     Each pass through trust agreement contains provisions permitting us to amend or supplement the pass through trust agreement or the other material agreements without the consent of the holders of any of the certificates of a trust for the reasons listed below:


     Basis for Amendments or Supplements to Pass Through Trust Agreements


     (1) to reflect that another corporation is the successor to America West and has assumed our covenants under the various agreements;



     (2) to add to our covenants for the benefit of holders of certificates or to surrender any right or power conferred upon us under the various agreements;



     (3) to cure any ambiguity or correct or supplement any defective or inconsistent provision of the pass through trust agreement or the other agreements, or to cure any ambiguity, correct any mistake or modify any other provisions with respect to matters or questions arising under those agreements;



     (4) to comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which the certificates may be listed, any regulatory body or the registration rights agreement to effect the exchange offer;



     (5) to modify, eliminate or add to the provision of the pass through trust agreement to the extent necessary to continue qualification under the Trust Indenture Act of 1939 and to add to the pass through trust agreement other provisions as may be expressly permitted by the Trust Indenture Act;



     (6) to provide for a successor trustee or to add to or change any provision of the pass through trust agreement as to the trustee as necessary to facilitate the administration of the trust created under that agreement by more than one trustee;



     (7) to provide certain information to the trustee as required under the pass through trust agreement; or



     (8) to modify or eliminate provisions relating to the transfer or exchange of new certificates or the certificates upon completion of the exchange offer or effectiveness of the shelf registration statement.



Any amendment or supplement listed above may be made only if it does not adversely affect the status of the trust as a grantor trust under Subpart E,
Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code for U.S. federal income tax purposes. (Section 9.01)



     Each pass through trust agreement also contains provisions permitting us, with the consent of a majority in interest of the certificateholders of the related trust and, with the consent of the applicable owner trustee in the case of a leased aircraft (which consent cannot be unreasonably withheld), to execute amendments or supplements to add any provisions to, or change or eliminate any of the provisions of, the pass through trust agreement or the various agreements or to modify the rights and obligations of the


                                       51.

certificateholders, except that no amendment or supplement may, without the consent of each affected certificateholder, have any of the effects set forth below.


     Amendments or Supplements That Require Consent of the Affected Holder


     (1) Reduce in any manner the amount of, or delay the timing of, any receipt by the trustee (or, with respect to the deposits, the certificateholders) of payments on the deposits, the equipment notes or other trust property held in the applicable trust or distributions in respect of any certificate related to that trust, or change the date or place of any payment in respect of any certificate, or make distributions payable in coin or currency other than that provided for in the certificates, or impair the right of any certificateholder to institute suit for the enforcement of any such payment when due;



     (2) permit the disposition of any equipment note held in the trust, except as provided in the pass through trust agreement, or otherwise deprive any certificateholder of the benefit of the ownership of the applicable equipment notes;



     (3) alter the priority of distributions specified in the intercreditor agreement in a manner adverse to the certificateholders;



     (4) reduce the percentage of the aggregate fractional undivided interests of the trust provided for in the pass through trust agreement that is required in order to obtain the consent of the holders for that supplement or for any waiver provided for in the pass through trust agreement;



     (5) modify any of the provisions relating to the rights of the certificateholders in respect of the waiver of events of default or receipt of payment; or



     (6) adversely affect the status of the trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code for U.S. federal income tax purposes. (Section 9.02)


  Actions by Trustee Upon Receipt of Consent to Amend or Supplement any
Agreement


     In the event that a trustee, as holder (or beneficial owner through the subordination agent) of any equipment note in trust for the benefit of the certificateholders of the relevant trust or as Controlling Party under the intercreditor agreement, receives (directly or indirectly through the subordination agent) a request for a consent to any amendment, modification, waiver or supplement under any indenture, any participation agreement, any lease, any equipment note or any other related document, the trustee will promptly send a notice of the proposed amendment, modification, waiver or supplement to each certificateholder of the relevant trust as of the date of the notice. The notice will request direction from the certificateholders regarding the matters set forth below:


     Information Requested by Trustee from Certificateholders


     (1) whether or not to take or refrain from taking (or direct the subordination agent to take or refrain from taking) any action which a holder of that equipment note or the Controlling Party has the option to take;



     (2) whether or not to give or execute (or direct the subordination agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of that equipment note or as Controlling Party; and



     (3)  how to vote (or direct the subordination agent to vote) any equipment note if a vote has been called for with respect to the amendment, modification, waiver or supplement.


                                       52.

     Provided a request for certificateholder direction is made, in directing any action or casting any vote or giving any consent as the holder of any equipment note (or in directing the subordination agent in any of the foregoing), the trustee will:



     (1) if the trustee is acting other than as Controlling Party, vote for or give consent to any such action with respect to the equipment note in the same proportion as that of (x) the aggregate face amounts of all certificates actually voted in favor of or for giving consent to the action by direction of certificateholders to (y) the aggregate face amount of all outstanding certificates of the relevant trust; and



     (2) if the trustee is acting as the Controlling Party, vote as directed in the direction by the certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant trust.



     For purposes of the direction just described, a certificate is deemed "actually voted" if the certificateholder has delivered to the trustee an instrument evidencing consent to the direction prior to two business days before the trustee directs the action or casts the vote or gives the consent. Notwithstanding the foregoing, but subject to certain rights of the certificateholders under the relevant pass through trust agreement and subject to the intercreditor agreement, the trustee may, in its own discretion and at its own direction, consent and notify the relevant loan trustee of the consent (or direct the subordination agent to consent and notify the relevant loan trustee of the consent) to any amendment, modification, waiver or supplement under the relevant document, if an indenture default has occurred and is continuing, or if the amendment, modification, waiver or supplement will not materially adversely affect the interests of the certificateholders. (Section 10.01)


OBLIGATION TO PURCHASE EQUIPMENT NOTES


     The trustees are obligated to purchase the equipment notes issued with respect to the aircraft during the delivery period, subject to the terms and conditions of a note purchase agreement. Under the note purchase agreement, we agree to finance each aircraft in the manner provided in the agreement. We will have the option of entering into a leveraged lease financing or a secured debt mortgage financing with respect to each aircraft.



     In addition, we may, subject to conditions specified in the note purchase agreement, elect to convert a secured debt financing to a leveraged lease financing by entering into a sale-leaseback transaction. These conditions include the receipt by the related owned aircraft trustee of a legal opinion that no holder of the certificates will recognize income, gain or loss for U.S. federal income tax purposes in connection with the assumption by an owner trust of our obligations under the equipment notes pursuant to such sale-leaseback. If that opinion cannot be given, we will provide indemnification in favor of the holders of the certificates in form and substance reasonably satisfactory to the relevant owned aircraft trustee.



     The note purchase agreement provides as follows:



     - if we choose to lease an aircraft and enter into a leverage leased financing, we will enter into a participation agreement, a lease and a leased aircraft indenture relating to the financing of that leased aircraft; and



     - if we choose to purchase an aircraft and enter into a secured debt financing, we will enter into a participation agreement and an owned aircraft indenture relating to the financing of that owned aircraft.


                                       53.

TRANSACTION STRUCTURE FOR LEASED AND OWNED AIRCRAFT



  Transaction Structure for Leased Aircraft



     The following diagram illustrates transactions in connection with the purchase of equipment notes by the trustees to finance a leased aircraft. Eight separate transactions similar to the transactions illustrated in the diagram have occurred and we anticipate that the balance of the aircraft will be financed with the proceeds of the offering of the certificates on a lease finance basis.


         [Transaction Structure for Leased and Owned Aircraft Diagram]

    (1) We may sell aircraft we own to the owner trust in a leveraged lease transaction. In some instances, the owner trust may purchase aircraft directly from the manufacturer or from other persons.


    (2) Each leased aircraft is subject to a separate lease.


    (3) Because the owner trustee assigns these payments to the loan trustee, we make these payments directly to the loan trustee.


    (4) Because the sale of the certificates may occur prior to the closing of each leveraged lease transaction, the proceeds from the sale of certificates not used on the certificates' issuance date for the financing of aircraft are initially held in escrow by the escrow agent and deposited with the depositary. The depositary will hold these funds as interest-bearing deposits. In connection with each leveraged lease transaction, amounts are withdrawn from the deposit for the respective trust and used to acquire equipment notes.



     The diagram above shows how we would lease finance aircraft through the issuance by an owner trustee of leased aircraft equipment notes. In this type of a financing, the leased aircraft is sold to an owner trustee that, in turn, lease the aircraft back to us. The owner participant, who is the beneficial owner of the owner trust, contributes a portion of the purchase price of the aircraft. The owner trust enters into an indenture with the loan trustee providing for a security interest in the leased aircraft, the assignment of the lease and the issuance of equipment notes to finance the remaining portion of the purchase price of an aircraft. The owner trustee sells the Series G and Series C equipment notes to the Class G and Class C trusts. As each aircraft is financed, the Class G and Class C trusts either use the proceeds of the initial sale of the Class G and Class C certificates (as was the case in respect of two of the aircraft) or withdraw deposits to purchase the applicable equipment notes and, in either case, pass such amounts through to the loan trustee who, in turn, forwards the proceeds to the owner trust as payment for the equipment notes. The owner trustee, then, using the equity contribution of the owner participant and the proceeds from the sale of the equipment notes, uses that money to pay the purchase price for the aircraft being financed.


                                       54.

  Transaction Structure for Owned Aircraft



     The following diagram illustrates transactions in connection with the purchase of equipment notes by the trustees to finance owned aircraft. We do not anticipate using this financing structure, but if we did, separate transactions similar to the transactions illustrated in the diagram will occur for each owned aircraft financed with the proceeds of the offering of the certificates.


               [Transaction Structure for Owned Aircraft Diagram]


    (1) Because the sale of the certificates may occur prior to the financing of each owned aircraft, the proceeds from the sale of certificates not utilized on the closing date for the financing of aircraft are initially held in escrow by the escrow agent and deposited with the depositary. The depositary holds such funds as interest-bearing deposits. In connection with the closing of each owned aircraft financing, amounts are withdrawn from the deposit for the respective trust and used to acquire equipment notes.



     The diagram above shows how we would finance aircraft that we own through the issuance of owned aircraft equipment notes. In such a financing, we would enter into an indenture with the loan trustee providing for the mortgaging of our aircraft and the issuance of equipment notes by us. As each aircraft is financed, the Class G and Class C trusts withdraw amounts from the applicable depositary necessary to purchase the applicable equipment notes and pass such amounts through to the loan trustee who will in turn forward the proceeds to us as payment for the equipment notes. We then purchase the owned aircraft using those proceeds and proceeds from our working capital.



MANDATORY TERMS



     The description of the agreements in this prospectus is based on the forms of agreements contemplated by the note purchase agreement. The terms of the agreements actually entered into may


                                       55.

differ from the forms of the agreements and, consequently, may differ from the description of the agreements in this prospectus.



     However, under the note purchase agreement, the terms of these agreements are required (a) except in the case of a Special Structure, to contain the Mandatory Document Terms and (b) not to vary the Mandatory Economic Terms. In addition, we must certify to the trustees that any such modifications (a) do not materially and adversely affect the certificateholders or the policy provider and (b) in the case of any Special Structure, do not expose the certificateholders, the liquidity provider or the policy provider to any material additional risks beyond those to which they would have been exposed absent the Special Structure. The Policy Provider must approve any Special Structure. We also must obtain written confirmation from each rating agency that the use of modified agreements will not result in a withdrawal, suspension or downgrading of the rating of any class of certificates. Further, under the note purchase agreement, it is a condition precedent to the obligation of each trustee to purchase the equipment notes related to the financing of an aircraft that no Triggering Event has occurred. The trustees will have no right or obligation to purchase equipment notes after the delivery period termination date.



     The term "Special Structure" refers to the structure for a financing other than as contemplated in the note purchase agreement, which may require different terms in the financing agreements.



     The "Mandatory Economic Terms," as defined in the note purchase agreement, require, among other things, compliance with the items below:


     Requirements of the Mandatory Economic Terms


     (1) the maximum principal amount of all the equipment notes issued with respect to an aircraft cannot exceed the maximum principal amount of equipment notes indicated for each aircraft as set forth in "Description of the Aircraft and the Appraisals--The Appraisals" under the column "Maximum Principal Amount of Equipment Notes";



     (2) the average life of the equipment notes related to each aircraft may not be less than 10.5 years nor more than 13.0 years in the case of the Series G equipment notes and not to be less than 2.0 years nor more than 3.5 years in the case of the Series C equipment notes, in each case from September 21, 1999;



     (3) as of the first regular distribution date following the delivery of the last aircraft to be delivered, the average life cannot be more than 11.5 years in the case of Class G certificates and 3.0 years in the case of Class C certificates, in each case from September 21, 1999;



     (4) the loan to aircraft value ratio with respect to each aircraft at the time the related equipment notes are issued and on any regular distribution date thereafter cannot exceed 57.0% in the case of the Series G equipment notes and 62.0% in the case of the Series C equipment notes, in each case computed on the basis of an assumed value of that aircraft no greater than the value for the aircraft under "Description of the Aircraft and the Appraisals--The Appraisals" under the column "Appraised Value" and the depreciation assumption defined in the third paragraph under "Description of the Equipment Notes--Loan to Value Ratios of Equipment Notes";



     (5) the final maturity date of the Series G equipment notes cannot extend beyond January 2, 2019 and the Series C equipment notes cannot extend beyond January 2, 2006;



     (6) at the delivery period termination date, the aggregate principal amount of all Series G equipment notes must be equal to the aggregate face amount of the Class G certificates and the aggregate principal amount of all Series C equipment notes cannot exceed, but may be less than, the original aggregate face amount of the Class C certificates (it being understood that the pool balance of the Class C certificates will be reduced to the extent it exceeds the aggregate principal amount of all Series C equipment notes);


                                       56.

     (7) the interest rate applicable to each series of equipment notes must be equal to the rate applicable to the certificates issued by the corresponding trust;



     (8) the payment dates for the equipment notes and basic rent under the leases must be January 2 and July 2;



     (9) basic rent, stipulated loss values, early buy-out amount and termination values under the leases must be sufficient to pay amounts due with respect to the related equipment notes;



     (10) the amounts payable under the all-risk aircraft hull insurance maintained for each aircraft must be sufficient to pay the applicable stipulated loss value, subject to certain rights of self-insurance; and



     (11) the following must be provided as set forth in the form of participation agreements, lease and indentures:



        (a)  the past due rate in the indentures and the leases;



        (b)  the Make-Whole Premium payable under the indentures;



        (c) the provisions relating to the redemption and purchase of equipment notes in the indentures;



        (d)  the minimum liability insurance amount on aircraft in the leases;



        (e) the interest rate payable with respect to stipulated loss value in the leases; and



        (f) the indemnification of the loan trustees, subordination agent, liquidity provider, the policy provider, trustees and escrow agents with respect to taxes and expenses.



     The "Mandatory Document Terms" prohibit modifications in any material adverse respect to specified provisions of the participation agreements, lease and indentures contemplated by the note purchase agreement. Prohibited modifications to the Mandatory Document Terms are as provided below.


     Prohibited Modifications Under the Mandatory Document Terms
     --------------------------------------------------------------------------


     (1) In the case of the indentures, the following modifications are prohibited:



        (a) to the granting clause of the indentures so as (1) to deprive the registered holders of the equipment notes of a security interest in the aircraft, some of our rights under the purchase agreement with the aircraft manufacturer and, in the case of a leased aircraft, the lease or (2) to eliminate the obligations intended to be secured by the indenture;



        (b) to some provisions relating to the issuance, redemption, purchase, payments, and ranking of the equipment notes (including the obligation to pay a premium in some circumstances);



        (c) to some provisions regarding indenture defaults, remedies relating to indenture defaults and rights of the owner trustee and owner participant in such circumstances;



        (d) to some provisions relating to any replaced airframe or engines with respect to an aircraft; and



        (e)  to the provision that New York law will govern the indentures.



     (2) In the case of the leases, modifications are prohibited to certain of our obligations, including:



        (a) to pay basic rent, stipulated loss value, early buy-out amount and termination value to the trustee of a leased aircraft;



        (b) to record the leased aircraft indenture with the Federal Aviation Administration and to maintain that indenture as a first-priority perfected mortgage on the related aircraft;



        (c)  to furnish opinions with respect to a replacement airframe; and


                                       57.

        (d) to consent to the assignment of the lease by the owner trustee as collateral under the leased aircraft indenture, as well as modifications which would either alter the provision that New York law will govern the lease or would deprive the loan trustee of rights expressly granted to it under the leases.



     (3) In the case of the participation agreements, the following modifications are prohibited:



        (a) to certain conditions to the obligations of the trustees to purchase the equipment notes issued with respect to an aircraft involving good title to that aircraft, obtaining a certificate of airworthiness with respect to that aircraft, entitlement to the benefits of Section 1110 of the Bankruptcy Code with respect to that aircraft and filings of documents with the Federal Aviation Administration;



        (b) to the provisions restricting the ability of a registered holder of equipment notes to transfer those notes;



        (c) to some provisions so as to deprive the registered holders of equipment notes of a first priority security interest in the aircraft;



        (d)  to some provisions requiring the delivery of legal opinions; and



        (e) to the provision that New York law will govern the participation agreements.



     In general, modifications are prohibited that materially and adversely affect the interest of the registered holders of equipment notes, the subordination agent, the liquidity provider, the policy provider or the loan trustee in the definition of "Make-Whole Premium." Notwithstanding the foregoing, any Mandatory Document Term may be modified to correct or supplement any provision which may be defective or to cure any ambiguity or correct any mistake, provided that such action does not materially adversely affect the interests of the registered holders of equipment notes, the subordination agent, the liquidity provider, the policy provider, the loan trustee or the certificateholders.


POSSIBLE ISSUANCE OF CLASS D CERTIFICATES


     We may elect to fund the sale of Series D equipment notes through the sale of Class D certificates. If issued, Series D equipment notes will be funded from sources other than this offering. We will not issue any Series D equipment notes at any time prior to the completion of this offering. The note purchase agreement provides that we will not issue any Series D equipment notes unless we obtain written confirmation from Standard & Poor's Rating Services and Moody's Investors Service, Inc. that the issuance of the Series D equipment notes will not result in a withdrawal or downgrading of the rating of any class of certificates. If the Class D certificates are issued, they will be subordinated in right of payment to the Class G and Class C Certificates and the trustee with respect to the certificates will become a party to the intercreditor agreement.


LIQUIDATION OF ORIGINAL TRUSTS


     Each of the trusts established at the time of the original issuance of the certificates will transfer and assign all of its assets and rights to a newly-created successor trust. This transfer will occur on the earlier of (1) the first business day after May 30, 2000 or, if later, the fifth business day after the delivery period termination date or (2) the fifth business day after a Triggering Event. The successor trusts will have substantially identical terms as the original trusts except that the successor trusts will not have the right to purchase new equipment notes and Delaware law will govern the original trusts and New York law will govern the successor trusts. The trustee of each of the original trusts will also act as trustee of the corresponding successor trust and each new trustee will assume the obligations of the original trustee. The purpose of each successor trust is the same as each original trust, namely to hold the trust property that is used to make distributions from the trust. Each of the certificates will represent the same interest in the successor trust as it represented in the original trust immediately prior to their transfer and assignment. Unless the context otherwise requires, all references in this prospectus applicable to the original trusts will


                                       58.

apply to the successor trusts after the transfer. The original trust will continue until the transfer is effected. The original trusts may be treated as partnerships for United States federal income tax purposes but the successor trust will, in the opinion of tax counsel, be treated as grantor trusts. The purpose of using both original and successor trusts in this transaction is intended to limit the risk of partnership tax characterization to the original trusts.


TERMINATION OF THE TRUSTS


     The obligations of America West and the applicable trustee with respect to a trust will terminate upon the distribution of all amounts required to be distributed to the certificateholders of that trust and the disposition of all property held in that trust. The applicable trustee will send to each certificateholder of that trust notice of the termination of that trust, the amount of the proposed final payment and the proposed date for the distribution of the final payment for that trust. The final distribution to any certificateholder of that trust will be made only upon surrender of the certificateholder's certificates at the office or agency of the applicable trustee specified in the notice of termination. (Section 11.01)


THE TRUSTEES


     The trustee for each trust is Wilmington Trust Company.



     With some exceptions, the trustees make no representations as to the validity or sufficiency of the pass through trust agreements, the certificates, the intercreditor agreement, the equipment notes, the deposit agreements, the escrow agreements, the indentures, the participation agreements, the leases or other related documents. (Sections 7.04 and 7.15) The trustee of any trust is not liable for any action by it in good faith under the direction of the holders of a majority in interest of the certificates of such trust. In general, the trustees are under no obligation to exercise any of their rights or powers at the request of any holders of certificates issued thereunder unless the trustees are offered reasonable security and indemnity. (Section 7.03(e)) The trustees in their individual or any other capacity may acquire and hold certificates issued thereunder and, subject to certain conditions, may otherwise deal with America West, with any owner trustee or loan trustee with the same rights they would have if they were not the trustees. (Section 7.05)



     Any trustee may resign at any time, in which case we will appoint a successor trustee. If any trustee is no longer eligible to continue as trustee, becomes incapable of acting as trustee or becomes insolvent, we may remove the trustee. Additionally, the policy provider or any holder of the certificates of such trust for at least six months may, on behalf of such holder and all others similarly situated, petition any court of competent jurisdiction to remove such trustee and the appointment of a successor trustee. The resignation or removal of the trustee does not become effective until the successor trustee accepts the appointment. (Sections 7.09 and 7.10) It is possible that a different trustee could be appointed to act as the successor trustee for each trust. All references in this prospectus to the trustee should be read to consider the possibility that the trusts could have different successor trustees in the event of a resignation or removal.



     We will pay or cause to be paid the applicable trustee's fees and expenses. (Section 7.07)


BOOK-ENTRY; DELIVERY AND FORM


     The new certificates of each trust will be represented by one or more permanent global certificates, in definitive, fully registered form without interest coupons. The global certificates will be deposited with the trustee as custodian for The Depository Trust Company, or DTC, and registered in the name DTC or its nominee.


     The Depository Trust Company


     DTC has advised us that it is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of


                                       59.

the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to other indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.



     Neither America West nor the trustee has any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.



     If DTC is at any time unwilling or unable to continue as a depositary for the global certificates and a successor depositary is not appointed within 90 days, the trusts will issue certificates in definitive, fully registered form in exchange for the global certificates.


     Ownership of Global Certificates


     Ownership of beneficial interests in global certificates is limited to DTC participants or persons who hold interests through DTC participants. Ownership of beneficial interests in the global certificates is shown on, and the transfer of that ownership is effected only through, records maintained by DTC or its nominee (with respect to interests of DTC participants) and the records of DTC participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities. These laws may limit the market for beneficial interests in the global certificates.



     So long as DTC or its nominee is the registered owner or holder of the global certificates, DTC or its nominee, as the case may be, will be considered the sole record owner or holder of the certificates represented by those global certificates. No beneficial owners of an interest in the global certificates will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to procedures under the pass through trust agreements and, if applicable, the Euroclear System or Cedel Bank Societe Anonyme.


     Payments of Principal and Interest on the Global Certificates


     Payments of the principal of, premium, if any, and interest on the global certificates will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither America West, the trustee, nor any paying agent is responsible or liable for the records relating to or payments made on account of beneficial ownership interests in the global certificates.



     We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of the global certificates, will credit the accounts of DTC participants in amounts proportionate to their respective beneficial ownership interest in the global certificates. We also expect that payments by participants to owners of beneficial interests in the global certificates will be governed by standing instructions and customary practices. Those payments will be the responsibility of those participants.


                                       60.

                     DESCRIPTION OF THE DEPOSIT AGREEMENTS


GENERAL



     ABN AMRO Bank N.V., acting through its Chicago branch, will act as depositary. The escrow agent for each trust has entered into a separate deposit agreement pursuant to which the depositary has established separate accounts into which the proceeds from the sale of outstanding certificates were deposited. The escrow agent, at the request from the trustee of the trust, makes withdrawals to purchase equipment notes. On each regular distribution date the depositary will pay to the paying agent, for distribution to the certificateholders of the applicable trust, an amount equal to interest accrued on the deposits relating to such trust.



     Except in respect of the aircraft financed on the date of issuance of the outstanding certificates, upon each delivery of an aircraft during the delivery period, the trustees for each trust will ask the applicable escrow agent to withdraw deposits to enable the trustee to purchase equipment notes of the series applicable to that trust. Accrued but unpaid interest on all withdrawn deposits will be paid on the next regular distribution date. Any deposit that is withdrawn but not used to purchase equipment notes will be re-deposited by each trustee into an account relating to the applicable trust. The deposits relating to each trust and interest paid on the deposits will not be subject to the subordination provisions of the intercreditor agreement and will not be available to pay any other amount on the certificates.


UNUSED DEPOSITS


     The trustees are only obligated to purchase equipment notes issued with respect to each aircraft if certain conditions are satisfied at the time of delivery. Since the aircraft are scheduled for delivery from time to time during the delivery period, we cannot assure you that all these conditions will be satisfied at the time of delivery for each aircraft although, as at the date of this prospectus, eight of the ten aircraft have been delivered and financed using the proceeds. Moreover, since the aircraft will be newly or recently manufactured, their delivery may be delayed. Depending on the circumstances of the financing of each aircraft, the maximum aggregate principal amount of equipment notes may not be issued.



     Funds remaining as deposits at the delivery period termination date will be withdrawn by the escrow agent and distributed, with accrued and unpaid interest thereon to the certificateholders of the applicable trust after at least 15 days' prior written notice. The "delivery period termination date" refers to the earlier of the end of the delivery period or the acquisition by the trusts of the equipment notes for all aircraft. The distribution will include a premium payable by America West equal to the Deposit Make-Whole Premium with respect to the remaining deposits applicable to each trust. The Deposit Make-Whole Premium for the remaining deposits applicable to the Class C trust will be payable only to the extent the remaining deposits exceed $4 million, which we refer to as the "Par Redemption Amount". The certificate guaranty insurance policy does not cover the Deposit Make-Whole Premium. Since the maximum principal amount of equipment notes may not be issued with respect to an aircraft and the Series C equipment notes are more likely not to be issued in the maximum principal amount as compared to the other equipment notes, it is more likely that a distribution of unused deposits will be made with respect to the Class C certificates as compared to the other certificates.



     In addition, notwithstanding the Par Redemption Amount limitation, if any aircraft is not delivered by the manufacturer on or prior to the delivery period termination date due to any reason other than our fault or negligence and no substitute aircraft is provided, no Deposit Make-Whole Premium will be paid with respect to the unused deposits to be distributed as a result of such failure to deliver in an amount (the "Non-Premium Amount") equal to the maximum principal amount of equipment notes that could have been issued and acquired by the trust with respect to that aircraft in accordance with the Mandatory Economic Terms and the unused deposits will not be included in the calculation of the Par Redemption Amount.


                                       61.

     "Deposit Make-Whole Premium" means, with respect to the distribution of unused deposits to holders of any class of certificates, as of any date of determination, an amount, if any, determined pursuant to the following formula (any negative amount being deemed equal to zero):


     Formula for Deposit Make-Whole Premium

     (1)  The present value of the excess of


        (a) the scheduled payment of principal and interest to maturity of the equipment notes, assuming the maximum principal amount thereof minus any Non-Premium Amount applicable to such class of certificates and, in the case of Class C certificates only, the Par Redemption Amount, were issued, on each remaining regular distribution date for such class under the Assumed Amortization Schedule, over



        (b) the scheduled payment of principal and interest to maturity of the equipment notes actually acquired by the trustee for that class on each regular distribution date, such present value computed by discounting the excess on a semiannual basis on each regular distribution date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the treasury yield plus 197 basis points in the case of the Class G certificates and 275 basis points in the case of the Class C certificates, over



     (2) the amount of unused deposits to be distributed to the holders of those certificates, minus any Non-Premium Amount applicable to that class of certificates and, in the case of Class C certificates only, of the Par Redemption Amount, plus accrued and unpaid interest on the net amount to but excluding the date of determination from and including the preceding regular distribution date (or if such date of determination precedes the first regular distribution date, the date the certificates were issued).


DISTRIBUTION UPON OCCURRENCE OF TRIGGERING EVENT


     If a Triggering Event occurs prior to the delivery period termination date, the escrow agent for each trust will withdraw any funds then held as deposits with respect to that trust and cause those deposits, with accrued and unpaid interest thereon but without any premium, to be distributed to the certificateholders of that trust by the Paying Agent after at least 20 days' prior written notice. Accordingly, if a Triggering Event occurs prior to the delivery period termination date, the trusts will not acquire equipment notes issued with respect to aircraft delivered after the occurrence of the Triggering Event.


DEPOSITARY

     ABN AMRO Bank N.V. is a direct subsidiary of ABN AMRO Holding N.V., an international multi-bank holding company. At December 31, 1998, ABN AMRO Holding N.V. reported consolidated assets amounting to approximately $505 billion (based on the exchange rate at December 31, 1998 of U.S. $1.00 to NLG 1.886). The accounting principles applied in the preparation of the financial statements of ABN AMRO Bank N.V. may not conform to U.S. generally accepted accounting principles.


     ABN AMRO Bank N.V. has long-term unsecured debt ratings of Aa2 from Moody's Investors Service, Inc. and AA from Standard & Poor's Ratings Service and short-term unsecured debt ratings of P-1 from Moody's and A-1+ from Standard & Poor's.


     ABN AMRO Bank N.V.'s Chicago branch was initially licensed by the Commissioner of Banks and Real Estate for the State of Illinois on October 1, 1973. The Chicago branch is an unincorporated branch of ABN AMRO Bank N.V. and is not a separate subsidiary. The branch is located at 135 South LaSalle Street, Chicago, Illinois 60674-9135.


     The depositary has not been involved in the preparation of, and does not accept responsibility for, this prospectus.


                                       62.

REPLACEMENT OF DEPOSITARY


     If the depositary's long-term unsecured debt rating falls below BBB+ from Standard & Poor's or Baa1 from Moody's then, within 45 days, we must replace the depositary with a new depositary bank that has short-term unsecured debt ratings of at least A-1 from Standard & Poor's and P-1 from Moody's and a long-term unsecured debt rating of at least A from Standard & Poor's and A2 from Moody's.


                      DESCRIPTION OF THE ESCROW AGREEMENTS


     Each escrow agent, each paying agent, each trustee and the initial purchasers of the outstanding certificates have entered into a separate escrow agreement for the benefit of the certificateholders of each trust as holders of the escrow receipts affixed to the certificates. The cash proceeds of the initial sale of the outstanding certificates of each trust were deposited on behalf of the escrow agent with the depositary. The escrow agreement instructs the escrow agent of each trust (1) to permit the trustee of the trust to cause funds to be drawn from the deposits on or prior to the delivery period termination date to enable the trustee to purchase equipment notes and (2) to direct the depositary to pay interest on the deposits for distribution to the holders of escrow receipts.



     Each escrow agreement requires that the paying agent establish and maintain, for the benefit of the related receiptholders, one or more non-interest bearing accounts. The paying agent is required to deposit interest on deposits relating to each trust and any unused deposits withdrawn by the escrow agent in that account. All amounts so deposited will be distributed by the paying agent on a regular distribution date or special distribution date, as appropriate.



     Each escrow receipt evidences a fractional undivided interest in amounts from time to time deposited into the account established by the paying agent and is limited in recourse to amounts deposited into that account. An escrow receipt may not be assigned or transferred except in connection with the assignment or transfer of the certificate to which it is affixed. Each escrow receipt will be registered by the escrow agent in the same name and manner as the certificate to which it is affixed.


                                       63.

                    DESCRIPTION OF THE LIQUIDITY FACILITIES


GENERAL


     Morgan Stanley Capital Services, Inc., the liquidity provider, has entered into a separate revolving credit agreement, or liquidity facility, with the subordination agent with respect to the certificates of each of the trusts. Under the liquidity facility, the liquidity provider will, if necessary, make one or more advances ("Interest Drawings") in an amount (the "Required Amount") sufficient to pay interest in respect of the certificates of that trust on up to three successive semi-annual regular distribution dates without regard to any future payments of principal on the certificates. The amount of these advances will be based on the interest rates shown on the cover page of this prospectus for those certificates. The liquidity facility with respect to each trust will not cover interest payable by the depository on the deposits relating to that trust.



     The liquidity facility for each trust is intended to enhance the likelihood of timely receipt by the certificateholders of that trust of the interest payable in respect of the certificates of that trust on up to three consecutive semiannual regular distribution dates. If interest payment defaults occur which exceed the amount covered by or available under the liquidity facility for any trust, the certificateholders of that trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds (including, in the case of the Class G trust, funds from the certificate guaranty insurance policy). Although Morgan Stanley Capital Services, Inc., or MSCS, is the initial liquidity provider for each of the trusts, it may be replaced by one or more other entities with respect to the trusts. Therefore, the liquidity provider for each trust may differ. The obligations of MSCS to make advances under the initial liquidity facilities are fully and unconditionally guaranteed by Morgan Stanley Dean Witter & Co.


DRAWINGS


     The initial amount available under the liquidity facilities for the Class G trust and the Class C trust at July 2, 2000, the first regular distribution date after the scheduled delivery period termination date will be $27,153,979 and $2,187,035, respectively. This assumes that equipment notes in the maximum principal amount with respect to all aircraft are acquired by the trusts and that all interest and principal due on or prior to July 2, 2000 is paid.



     The maximum amount available to be drawn under the liquidity facility with respect to any trust on any regular distribution date to fund any shortfall of interest in respect of certificates of that trust will not exceed an amount equal to the then Required Amount of that liquidity facility less the aggregate amount of each advance outstanding under that liquidity facility at that time (the "Maximum Available Commitment").



     The liquidity facility for any trust does not allow drawings to pay for principal of or premium in respect of the certificates of that trust or any interest in respect of the certificates of that trust in excess of the interest rate on those certificates for that trust or more than three semiannual installments of interest or principal of or interest or premium in respect of the certificates of any other trust. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.6)



     "Required Amount" means, for any day and with respect to either trust, the sum of the aggregate amount of interest, calculated at the interest rate applicable to the certificates issued by that trust, that would be payable in respect of the certificates on each of the three successive semiannual regular distribution dates immediately following that day or, if that day is a regular distribution date, on that day and the succeeding two regular distribution dates, in each case calculated based on the pool balance for the certificates of that trust on that day and without regard to expected future payments of principal on the certificates. (Liquidity Facilities, Section 1.1) The pool balance for purposes of the definition of Required Amount with respect to the Class G liquidity facility will, in the event of any Policy Provider Election, be deemed to be reduced by the amount (if positive) by which (a) the then outstanding principal balance of each Series G equipment note in respect of which that Policy Provider Election has been made shall exceed (b) the amount of any policy drawings previously paid by the policy provider in respect of principal

                                       64.

on that Series G equipment note. In addition, the liquidity facility with respect to each trust will not cover interest payable by the depositary on the deposits relating to that trust.



     "Performing Equipment Note" means an equipment note issued under an indenture with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that in the event of a bankruptcy proceeding involving America West under Title 11 of the United States Code, the Bankruptcy Code, the following items will not be taken into consideration:



      (i) any payment default existing during the 60-day period under Section 1110(a)(1)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code), unless during this Section 1110 period the trustee in the proceeding or America West refuses to assume or agree to perform its obligations under the lease related to that equipment note (in the case of a leased aircraft) or under the indenture related to that equipment note (in the case of an owned aircraft); and



     (ii) any payment default occurring after the date of the order of relief in the proceeding, if such payment default is cured under Section 1110(a)(1)(B) of the Bankruptcy Code before the later of 30 days after the date of that default or the expiration of the Section 1110 period. (Intercreditor Agreement, Section 1.1)



     Each payment by the liquidity provider under each liquidity facility reduces pro tanto the Maximum Available Commitment under that liquidity facility, subject to reinstatement as described below.



     With respect to any drawings under the liquidity facility for any trust, upon reimbursement of the liquidity provider in full for the amount of those drawings plus interest thereon, the Maximum Available Commitment under that liquidity facility in respect of interest on the certificates of that trust will be reinstated to an amount not to exceed the then Required Amount of that liquidity facility. However, the liquidity facility will not be reinstated at any time after (i) a Liquidity Event of Default has occurred and is continuing and (ii) less than 65% of the then aggregate outstanding principal amount of all equipment notes are Performing Equipment Notes. With respect to any other drawings under that liquidity facility, amounts available to be drawn under the facility are not subject to reinstatement. The Required Amount of the liquidity facility for any trust will be automatically reduced from time to time to an amount equal to the next three successive interest payments due on the certificates of that trust (without regard to expected future payment of principal of those certificates) at the interest rate for that trust. (Liquidity Facilities, Section 2.04(a); Intercreditor Agreement Section 3.6(j))



  Possible Replacement of the Liquidity Facility; Downgrade Drawing



     The certificateholders are relying on the credit of the liquidity provider to fund the drawings described above as and when required. In order to protect the interests of the certificateholders following the deterioration of the liquidity provider's credit, there are procedures to replace the liquidity facility of the liquidity provider. A liquidity facility will be subject to replacement by a replacement facility if at any time (1) the short-term unsecured debt rating of any liquidity provider for any trust or, if applicable, of any guarantor of the obligations of that liquidity provider, then issued by either rating agency is lower than the Threshold Rating or (2) any guarantee of a liquidity provider's obligations under the relevant liquidity facilities ceases to be in full force and effect or becomes invalid or unenforceable or the guarantor denies its liability under the liquidity facility.



     If the liquidity facility is not replaced within ten days after notice of the downgrading or any event relating to the guarantee or guarantor described in clause (2) above occurs, the subordination agent will request a drawing under the liquidity facility in an amount equal to the then Maximum Available Commitment (the "Downgrade Drawing") and will hold the proceeds in a cash collateral account for that trust as cash collateral to be used for the same purposes and under the same circumstances as cash payments of drawings under the liquidity facility would be used. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Section 3.6(c)). The result of a Downgrade Drawing is, effectively, that the liquidity provider is replaced by cash; therefore the certificateholders of the related trust will no longer be


                                       65.

bearing the credit risk of the liquidity provider to make available drawings as and when required under its liquidity facility.


  Definitions of Replacement Facility and Threshold Rating


     A "replacement facility" for any liquidity facility will mean an irrevocable revolving credit agreement in substantially the form of the replaced liquidity facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as will permit the rating agencies to confirm in writing their respective ratings then in effect for the certificates (before the downgrading of such ratings, if any, as result of (i) the downgrading of the liquidity provider or, if applicable, any guarantor of its obligations or (ii) any guarantee of the liquidity provider's obligations ceasing to be in full force and effect or becoming invalid or unenforceable or such guarantor denying its liability thereunder, but, in each case, without regard to the policy) and in the case of the Class G liquidity facility only, be consented to by the policy provider, which consent may not be unreasonably withheld or delayed, in a face amount (or in an aggregate face amount) equal to the amount of interest distributable on the certificates of that trust (at the interest rate for that trust, and without regard to expected future principal payments) on the three regular distribution dates following the date of replacement of that liquidity facility and issued by a person having unsecured short-term debt ratings issued by both rating agencies which are equal to or higher than the Threshold Rating. (Intercreditor Agreement, Section 1.1)



     "Threshold Rating" means the short-term unsecured debt rating of P-1 by Moody's Investor Service, Inc. and A-1 by Standard & Poor's Ratings Service for either liquidity facility.


  Expiration of Liquidity Provider's Obligations


     The liquidity facility for each trust provides that the relevant liquidity provider's obligations thereunder will expire on the earliest of the following:



     (1)  364 days after the initial issuance date of the certificates;



     (2) the date on which the subordination agent delivers to the liquidity provider a certification that all of the certificates of that trust have been paid in full;



     (3) the date on which the subordination agent delivers to the liquidity provider a certification that a replacement facility has been substituted for that liquidity facility;



     (4) the fifth business day following receipt by the subordination agent of a notice of termination of a liquidity facility from that liquidity provider (see "--Liquidity Events of Default"); or



     (5) the date on which no amount is or may (by reason of reinstatement) become available for drawing under that liquidity facility.



     Each liquidity facility provides that its scheduled expiration date may be extended for additional 364-day periods.


  Replacement of any Liquidity Facility


     The intercreditor agreement provides for the replacement of any liquidity facility for any trust (other than a liquidity facility which expires no earlier than 15 days later than the final legal distribution date for the related class) in the event that that liquidity facility is not extended at least 25 days prior to its then scheduled expiration date. In the event that liquidity facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, the subordination agent will request a non-extension drawing in an amount equal to the then Maximum Available Commitment under the liquidity facility (the "Non-Extension Drawing") and hold the proceeds in the cash collateral account for that trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of drawings under that liquidity facility would be used. (Liquidity Facilities, Section 2.02(b))


                                       66.

     We may, at our option (with or without cause), arrange for a replacement facility at any time to replace the liquidity facility for any trust (including without limitation any replacement facility described in the following sentence). In general, we may not replace the initial liquidity provider prior to the fifth anniversary of the date the outstanding certificates were issued. In addition, if any liquidity provider determines not to extend its liquidity facility, then that liquidity provider may, at its option, arrange for a replacement facility to replace that liquidity facility during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of that liquidity facility. If any replacement facility is provided at any time after a downgrade drawing or a Non-Extension Drawing under any liquidity facility, the funds with respect to that liquidity facility on deposit in the cash collateral account for that trust will be returned to the liquidity provider being replaced. (Intercreditor Agreement, Section 3.6(e))


  Final Drawing Upon Termination of any Liquidity Facility


     The intercreditor agreement provides that, upon receipt by the subordination agent of a notice of termination with respect to any liquidity facility from the liquidity provider, the subordination agent will request a final drawing (the "Final Drawing") under that liquidity facility in an amount equal to the then Maximum Available Commitment under the liquidity facility and will hold the proceeds in the cash collateral account for the related trust as cash collateral to be used for the same purposes and under the same circumstances as cash payments of drawings under that liquidity facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement,
Section 3.6(i))


  Mechanics of Drawings


     Drawings under any liquidity facility will be made by delivery by the subordination agent of a certificate in the form required by that liquidity facility. Upon receipt of that certificate, the liquidity provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by any liquidity provider of the amount specified in any drawing under any liquidity facility, the liquidity provider will be fully discharged of its obligations under that liquidity facility with respect to the drawing and will not thereafter be obligated to make any further payments under that liquidity facility in respect of the drawing to the subordination agent or any other person. (Liquidity Facility, Section 2.2(f))


REIMBURSEMENT OF DRAWINGS


     Amounts drawn under any liquidity facility by reason of an Interest Drawing or the Final Drawing will be immediately due and payable, together with interest on the amount of that drawing, with respect to the period from the date of its borrowing to (but excluding) the third business day following the applicable liquidity provider's receipt of the notice of the Interest Drawing, at the Base Rate plus 2.0% per annum, and thereafter, at LIBOR for the applicable interest period plus 2.0% per annum. The subordination agent will be obligated to reimburse amounts only if the subordination agent has funds available.


  Definitions of LIBOR and Base Rate


     "LIBOR" means, with respect to any interest period, the rate per annum appearing on Page 3750 (British Bankers Association-LIBOR) of the Dow Jones Markets Service (or any successor or substitute page of the service, or any successor to or substitute for the service, providing rate quotations comparable to those currently provided on such page applicable to deposits in dollars in the London interbank market) at approximately 11:00 a.m. (London time) two business days before the first day of that interest period, at the rate for dollar deposits with a maturity comparable to that interest period. In the event that the rate is not available for any reason, then LIBOR with respect to any interest period will be the average rate per annum (rounded upwards if necessary to the next 1/16 of 1%) at which deposits in dollars are offered for the relevant interest period by three banks of recognized standing selected by the liquidity provider in the London interbank market at approximately 11:00 a.m. (London time) two business days before the first day of such interest period in an amount approximately equal to the principal amount of the advance to which such interest period is to apply and for a period of time comparable to that interest period.

                                       67.

     "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum will at all times be determined by the calculation below:


     Calculation of Base Rate


     (1) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for that day (or, if it is not a business day, the next preceding business day) by the Federal Reserve Bank of New York, or if the rate is not so published for any day that is a business day, the average of the quotations for the day for such transactions received by the liquidity provider from three Federal funds brokers of recognized standing selected by it, plus



     (2)  one-quarter of one percent ( 1/4 of 1%).



  Downgrade Drawing or Non-Extension Drawing



     The amount drawn under the liquidity facility for any trust by reason of a Downgrade Drawing or a Non-Extension Drawing will be treated as set forth below:


     Treatment of Amount Drawn Under a Liquidity Facility


     (1) the amount will be released on any distribution date to the relevant liquidity provider to the extent that the amount exceeds the Required Amount;



     (2) any portion of the amount withdrawn from the cash collateral account for those certificates to pay interest on the certificates will be treated in the same way as Interest Drawings; and



     (3)  the balance of the amount will be invested.



     The Downgrade Drawing or Non-Extension Drawing under any liquidity facility (other than any portion applied to the payment of interest on the certificates) will bear interest with respect to the period from the date of borrowing to (but excluding) the third business day following the liquidity provider's receipt of the notice of the Downgrade Drawing or Non-Extension Drawing, at the Base Rate plus 0.35% per annum, and thereafter at LIBOR for the applicable interest period plus 0.35% per annum. The subordination agent will be obligated to pay that interest only if it has funds available. (Liquidity Facilities, Section 2.06)


LIQUIDITY EVENTS OF DEFAULT


     Events of default under each liquidity facility (each, a "Liquidity Event of Default") will consist of: (1) the acceleration of all the equipment notes (provided, that during the delivery period the aggregate principal amount thereof exceeds $100 million) and (2) certain bankruptcy or similar events involving America West. (Liquidity Facilities, Section 1.01)



     If (1) any Liquidity Event of Default under any liquidity facility has occurred and is continuing and (2) less than 65% of the aggregate outstanding principal amount of all equipment notes are Performing Equipment Notes, the applicable liquidity provider may, in its discretion, give a notice of termination of the related liquidity facility the effect of which will be as follows:


     Effect of Notice of Termination Due to Liquidity Event of Default


     (1) that liquidity facility will expire on the fifth business day after the date on which the termination notice is received by the subordination agent;



     (2) the subordination agent will promptly request, and the liquidity provider to make, a Final Drawing under that liquidity facility in an amount equal to the then Maximum Available Commitment under that liquidity facility;


                                       68.

     (3) any drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under that liquidity facility and



     (4) all amounts owing to the liquidity provider will automatically become accelerated.



Notwithstanding the foregoing, the subordination agent will be obligated to pay amounts owing to the liquidity provider only to the extent of available funds after giving effect to the payments in accordance with the provisions under "Description of the Intercreditor Agreement--Priority of Distributions." (Liquidity Facilities, Section 6.01) Upon the circumstances described below under "Description of the Intercreditor Agreement--Intercreditor Rights--Controlling Party," a liquidity provider may become the Controlling Party with respect to the exercise of remedies under the indentures. (Intercreditor Agreement, Section 2.6(c))


LIQUIDITY PROVIDER


     The initial liquidity provider for the Class G trust and the Class C trust is Morgan Stanley Capital Services, Inc., or MSCS. MSCS, a subsidiary of Morgan Stanley Dean Witter & Co., or MSDW, commenced operations in August 1985 and was established to conduct, primarily as principal, an interest rate, currency and equity derivatives products business. MSCS also engages in a variety of other related transactions.



     MSDW, the guarantor of MSCS's obligations under its liquidity facilities, is a global financial services firm. MSDW has long-term unsecured debt ratings of Aa3 from Moody's Investors Service, Inc. and A+ from Standard & Poor's Ratings Services and short-term unsecured debt ratings of P-1 from Moody's and A-1 from Standard & Poor's. MSDW files reports, proxy statements and other information with the SEC pursuant to the information requirements of the Securities Exchange Act of 1934. Such information can be inspected and copied at the public reference facilities of the SEC, or electronically accessed through the Internet, as described in this prospectus under "Available Information and Reports to Certificateholders."



     The description of MSCS and MSDW above has been provided by MSCS and MSDW. Neither MSCS or MSDW, however, has been involved in the preparation of or accepts responsibility for this prospectus. Morgan Stanley & Co. Incorporated, a subsidiary of MSDW and an affiliate of MSCS, was an initial purchaser of the outstanding certificates.


                                       69.

                         DESCRIPTION OF THE POLICY AND
                         THE POLICY PROVIDER AGREEMENT


THE POLICY



     Ambac Assurance Corporation, the policy provider, has issued its certificate guarantee insurance policy in favor of the subordination agent for the benefit of the Class G trustee and holders of the Class G certificates. The intercreditor agreement directs the subordination agent to make a drawing under the policy under the following five circumstances:


  Interest Drawings


     If on any regular distribution date (other than the final legal distribution date) after giving effect to the subordination provisions of the intercreditor agreement and any amounts received by the escrow agent in an account for the paying agent of the Class G certificates in respect of accrued interest on the Class G deposits, any drawing paid under the Class G liquidity facility in respect of interest due on the Class G certificates on the distribution date and any withdrawal of funds from the Class G cash collateral account in respect of such interest, the subordination agent does not then have sufficient funds available for the payment of all amounts due and owing in respect of accrued interest on the Class G certificates at the interest rate for Class G certificates, the subordination agent is to request a policy drawing under the policy in an amount sufficient to enable the subordination agent to pay the accrued interest on the Class G certificates.


  Proceeds Deficiency Drawing


     If on any special distribution date (other than an Election Distribution
Date) established by the subordination agent by reason of its receipt of a special payment constituting the proceeds of any Series G equipment note or the related Trust Indenture Estate or Collateral, as the case may be, after giving effect to the subordination provisions of the intercreditor agreement and to the application of any amounts received by the escrow agent in the Class G paying agent account in respect of accrued interest on the Class G deposits, any drawing paid under the Class G liquidity facility in respect of interest due on the Class G certificates on such distribution date and any withdrawal of funds in the Class G cash collateral account in respect of such interest, the subordination agent does not then have sufficient funds available for a reduction in the outstanding pool balance of the Class G certificates by an amount equal to the outstanding principal amount of such equipment note (determined immediately prior to the receipt of such proceeds) plus interest on the amount of such reduction accrued at the interest rate for the period from the immediately preceding regular distribution date to such special distribution date, the subordination agent is to request a policy drawing under the policy in an amount sufficient to enable the subordination agent to pay the amount of such reduction plus such accrued interest.


  No Proceeds Drawing


     On the first business day (which shall be a special distribution date) that is 24 months after the last date on which any payment was made on any Series G equipment note as to which there has subsequently been a failure to pay principal or that has subsequently been accelerated, if the subordination agent has not received a special payment constituting proceeds from the disposition of that equipment note or the related Trust Indenture Estate or Collateral, as the case may be, the subordination agent is to request a policy drawing under the policy in an amount equal to the then outstanding principal amount of that equipment note plus accrued interest thereon at the interest rate for the Class G certificates from the immediately preceding regular distribution date to that special distribution date. The subordination agent will give prompt notice to each trustee, the liquidity provider and the policy provider setting forth the non-receipt of any such special payment and which notice is to be given not less than 25 days prior to that special distribution date. After the payment by the policy provider in full of the amount of principal and accrued interest for the policy drawing, the subordination agent will have no right to make any further policy drawing in respect of any subsequent sale or other disposition of the defaulted Series G equipment note.

                                       70.

     Notwithstanding the foregoing, the policy provider has the right at the end of any such 24-month period, so long as no Policy Provider Default has occurred and is continuing, to elect (the "Policy Provider Election") instead (a) to pay on that special distribution date an amount equal to any shortfall in the scheduled principal and interest that came due on that equipment note (without regard to the acceleration thereof) during that 24-month period (after giving effect to the application of funds received from the Class G liquidity facility, the Class G cash collateral account and any Policy Drawings, in each case, attributable to such interest), (b) thereafter, on each regular distribution date until the establishment of an Election Distribution Date, to permit drawings under the policy for an amount equal to the scheduled principal and interest that were to become due on that equipment note on the related payment date (without regard to any acceleration thereof) and (c) (1) on any business day (which shall be a special distribution date) elected by the policy provider upon 20 days' notice to request the subordination agent, or (2) following either the occurrence and continuation of a Policy Provider Default or the sale or other disposition of that equipment note or its underlying collateral, on any business day (which shall be a special distribution date) specified by the subordination agent upon 20 days' notice (each such business day in the case of clauses (1) and (2), an "Election Distribution Date"), the subordination agent shall be required, in each case, to make a policy drawing for an amount equal to the then outstanding principal balance of such equipment note and accrued interest thereon at the interest rate for the Class G certificates from the immediately preceding regular distribution date to the Election Distribution Date (after giving effect to the application of funds, if any, received from the Class G liquidity facility and the Class G cash collateral account attributable to that interest) less any policy drawings previously paid by the policy provider in respect of principal on that equipment note, without derogation of the policy provider's continuing obligations for all previous Policy Drawings that remain unpaid in respect of such equipment note. The intercreditor agreement instructs the subordination agent to make each drawing under the policy.



     In addition, regardless of whether or not the policy provider makes a Policy Provider Election, the policy provider will, at the end of that 24-month period, amend (to the extent not previously amended) the policy to provide for the payment to the liquidity provider of interest accruing on the outstanding drawings under the Class G and Class C liquidity facilities from and after the end of that 24-month period as and when that interest becomes due in accordance with that liquidity facility.


  Final Policy Drawing


     If on the final legal distribution date of the Class G certificates after giving effect to the subordination provisions of the intercreditor agreement and to the application of any amounts received by the escrow agent in the Class G paying agent account in respect of accrued interest on the Class G deposits, any drawing paid under the Class G liquidity facility in respect of interest included in the final distributions and any withdrawal of funds in the Class G cash collateral account in respect of interest included in the final distributions, the subordination agent does not then have sufficient funds available for the payment in full of the final distributions (calculated as at such date but excluding any accrued and unpaid premium) on the Class G certificates, the subordination agent is to request a policy drawing under the policy in an amount sufficient to enable the subordination agent to pay the final distributions (calculated as at such date but excluding any accrued and unpaid premium) on the Class G certificates.


  Avoidance Drawing


     If at any time the subordination agent has actual knowledge of the issuance of any Order, the subordination agent is to give prompt notice to each trustee, each liquidity provider and the policy provider of that order and prior to the expiration of the policy, to request a policy drawing for the relevant Preference Amount and to deliver to the policy provider a copy of the documentation required by the policy with respect to that Order. To the extent that any portion of the Preference Amount is to be paid to the subordination agent (and not to any receiver, conservator, debtor-in-possession or trustee in bankruptcy as provided in the policy), the subordination agent will establish as a special distribution date the date that is the earlier of the third business day that immediately precedes the expiration of the policy and the


                                       71.

business day that immediately follows the 25th day after that notice for distribution of that portion of the proceeds of the policy drawing. With respect to that special distribution date, the subordination agent is to request a policy drawing for the relevant Preference Amount and to deliver to the policy provider a copy of the documentation required by the policy with respect to that Order.


GENERAL


     All requests by the subordination agent for a policy drawing are to be made by it no later than 1:00 p.m. (New York City time) on (or, in the case of any Preference Amount, at least three days prior to) the applicable distribution date and in the form required by the policy and delivered to the policy provider in accordance with the policy. All proceeds of any policy drawing are to be deposited by the subordination agent in the Policy Account and from there paid to the Class G trustee for distribution to the holders of the Class G certificates without regard to the subordination provisions of the intercreditor agreement. In the case of any Preference Amounts, however, all or part of the policy drawing will be paid directly to the bankruptcy receiver, debtor-in-possession or trustee to the extent such amounts have not been paid by the certificateholders. If any request for a policy drawing is rejected as not meeting the requirements of the policy, the subordination agent is to resubmit that request so as to meet those requirements.



     The policy provides that if a request for a policy drawing is properly submitted or resubmitted it will pay to the subordination agent for deposit in the Policy Account the applicable payment under the policy no later than 4:00 p.m. on the later of the relevant distribution date and the date the request is received by the policy provider (if the request is received by 1:00 p.m. on that date) or the next Policy Business Day (if the request is received after that time).



     The policy provider will be subrogated to all of the rights of the holders of the Series G equipment notes to the extent provided in the intercreditor agreement and will not be subrogated to the Class G certificates. Once any payment under the policy is paid to the subordination agent, the policy provider will have no further obligation in respect of those payments. THE POLICY PROVIDER WILL NOT BE REQUIRED TO MAKE ANY PAYMENT EXCEPT AT THE TIMES AND IN THE AMOUNTS AND UNDER THE CIRCUMSTANCES EXPRESSLY SET FORTH IN THE POLICY.



     The policy does not cover (1) shortfalls, if any, attributable to the liability of the Class G trust, the Class G trustee or the subordination agent for withholding taxes, if any (including interest and penalties in respect of that liability), (2) any premium, prepayment penalty or other accelerated payment, which at any time may become due on or with respect to any Class G certificate, or (3) any failure of the subordination agent or the Class G trustee to make any payment due to the holders of the Class G certificates from funds received.



     The policy provider's obligation under the policy will be discharged to the extent that funds are received by the subordination agent for distribution to the Class G trustee and the holders of Class G certificates, whether or not the funds are properly distributed by the subordination agent or the Class G trustee.



     The policy is noncancellable. The policy expires and terminates without any action on the part of the policy provider or any other person on the earlier of
(1) July 3, 2021 and (2) the date that is one year and one day following the date on which the pool balance of the Class G certificates and all interest at the interest rate for the Class G certificates has been paid in full, unless a request for a policy drawing has been made prior thereto, in which case upon payment by the policy provider of amounts due under the policy pursuant to such request. No portion of the premium under the policy is refundable for any reason including payment, or provision being made for payment.



     The policy is issued under and pursuant to and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles that might invoke the substantive laws of other jurisdictions.


                                       72.

DEFINITIONS


     "Order" means the order referred to in the definition of the term "Preference Amount" below.



     "Policy Business Day," for the purposes of this "Description of the Policy and the Policy Provider Agreement," means any day that is not a Saturday, a Sunday or other day on which banking institutions in New York City or in the city in which the Corporate Trust Office of the subordination agent or the office of the policy provider is located are authorized or obligated by law or executive order to close.



     "Preference Amount" means any payment of principal or interest at the interest rate on the Series G equipment notes made to the trustee or the subordination agent or (without duplication) any payment of the pool balance of or interest at the interest rate on the Class G certificates or any payment of the proceeds of any drawing under the Class G liquidity facility made to a holder which has become recoverable or been recovered from the trustee, the subordination agent or the holders of the Class G certificates (as the case may be) as a result of such payment being determined or deemed a preferential transfer pursuant to the United States Bankruptcy Code or otherwise rescinded or requested to be returned in accordance with a final, nonappealable order of a court of competent jurisdiction.


THE POLICY PROVIDER AGREEMENT


     America West, the subordination agent and the policy provider have entered into an insurance and indemnity agreement pursuant to which we agreed to reimburse the policy provider for amounts paid pursuant to claims made under the policy. Pursuant to the agreement, we agree to pay the policy provider a premium for the policy based on the pool balance of the Class G certificates and a fee in connection with any prepayment of the certificates (including by reason of an acceleration of the underlying equipment notes, but excluding a prepayment associated with an event of loss of an aircraft) and to reimburse the policy provider for certain expenses.


                                       73.

                   DESCRIPTION OF THE INTERCREDITOR AGREEMENT


INTERCREDITOR RIGHTS


  Controlling Party


     With respect to any indenture at any given time, the loan trustee will be directed in taking, or refraining from taking, any action under that indenture or with respect to the equipment notes issued under that indenture, subject to some limitations, by the Controlling Party, including acceleration of the equipment notes and foreclosing the lien on the aircraft securing the equipment notes, in each case, in accordance with their terms. See "Description of the Certificates--Indenture Defaults and Certain Rights Upon an Indenture Default" and below at "--Voting of Equipment Notes" for a description of the rights of the certificateholders of each trust to direct the respective trustees.


     The Controlling Party will be:


     - the policy provider until payment of final distributions to the holders of the Class G certificates and no obligations owing to the policy provider remain outstanding or, if a Policy Provider Default has occurred and is continuing, the Class G trustee;



     - upon payment of final distributions to the holders of the Class G certificates and if either no obligations owing to the policy provider remain outstanding or a Policy Provider Default has occurred and is continuing, the Class C trustee.



     Notwithstanding the foregoing, at any time after 18 months from the earliest to occur of the events set forth below, the liquidity provider with the highest outstanding amount of unreimbursed Liquidity Obligations (so long as the liquidity provider has not defaulted in its obligation to make any advance under any liquidity facility) will have the right to elect to become the Controlling Party with respect to any indenture as follows:


     Time at Which Liquidity Provider May Elect to Become Controlling Party


     (1) the date on which the entire available amount under any liquidity facility has been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and remain unreimbursed;



     (2) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing has been withdrawn from the relevant cash collateral account to pay interest on the relevant class of certificates and remain unreimbursed; or



     (3) the date on which all equipment notes have been accelerated (provided, that prior to the delivery period termination date the aggregate outstanding principal amount thereof exceeds $100 million).



     Notwithstanding the foregoing, the policy provider will remain the Controlling Party so long as no Policy Provider Default has occurred and is continuing and either of the following occur:



     (1) the policy provider amends the policy to cover payments of all drawings and interest on the policy owing to the liquidity provider under the Class G and Class C liquidity facilities (determined without regard to the availability of funds for the payment by the subordination agent) and certain other conditions are met, including the rating agencies confirming that they will not withdraw, suspend or downgrade their ratings on any class of certificates; or



     (2) the policy provider pays to the liquidity provider all outstanding drawings and interest owing to the liquidity provider under the Class G and Class C liquidity facilities including all interest accrued thereon to such date.



For purposes of giving effect to the rights of the Controlling Party, the trustees (other than the Controlling Party) will irrevocably agree, and the certificateholders (other than the certificateholders represented by


                                       74.

the Controlling Party) will be deemed to agree by virtue of their purchase of certificates, that the subordination agent, as record holder of the equipment notes, will exercise its voting rights in respect of the equipment notes as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6) For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Equipment Notes--Remedies" and to exercise certain other voting rights, see below at "--Voting of Equipment Notes".



     "Policy Provider Default" means the occurrence of any of the following events:



     (1) the policy provider fails to make a payment required under the policy and this failure remains unremedied for two business days following the delivery of written notice of the failure to the policy provider;



     (2) the policy provider (a) files any petition or commences any case or proceeding under any provisions of any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (b) makes a general assignment for the benefit of its creditors or (c) has an order for relief entered against it under any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization that is final and nonappealable; or



     (3) a court of competent jurisdiction, the Wisconsin Department of Insurance or another competent regulatory authority enters a final and nonappealable order, judgment or decree (a) appointing a custodian, trustee, agent or receiver for the policy provider or for all or any material portion of its property or (b) authorizing the taking of possession by a custodian, trustee, agent or receiver of the policy provider (or taking of possession of all or any material portion of the policy provider's property).



     "Final Distributions" means, with respect to the certificates of any trust on any distribution date, will be calculated under the following formula:


     Calculation of Distributions


     (1) the aggregate amount of all accrued and unpaid interest on those certificates (excluding interest, if any, payable on the deposits relating to the trust), plus



     (2) the pool balance of those certificates as of the immediately preceding distribution date (less the amount of the deposits for that class of certificates as of the preceding distribution date other than any portion of the deposits thereafter used to acquire equipment notes pursuant to the note purchase agreement).



For purposes of calculating Final Distributions with respect to the certificates of any trust, any premium paid on the equipment notes held in that trust which has not been distributed to the certificateholders of that trust (other than the premium or a portion thereof applied as the payment of interest on the certificates of that trust on the reduction of the pool balance of that trust) will be added to the amount of the Final Distributions.


  Sale of Equipment Notes or Aircraft


     Following the occurrence and during the continuation of an indenture default, the Controlling Party will be entitled to accelerate, and, subject to the provisions of the immediately following sentence, may direct the subordination agent, as the registered holder of the equipment notes, to sell all (but not less than all) of the equipment notes issued under that indenture to any person. So long as any certificates are outstanding, during nine months after the earlier of (1) the acceleration of the equipment notes under any indenture and (2) our bankruptcy or insolvency, without the consent of each trustee, no aircraft subject to the lien of the indenture relating to the defaulted equipment notes, or the defaulted equipment notes, may be sold if the net proceeds from the sale would be less than the Minimum Sale Price for the aircraft or those equipment notes. In addition, with respect to any leased aircraft, the amount and payment dates of rentals payable by us under the lease for such leased aircraft may not be adjusted, if, as a result of the adjustment, the discounted present value of all rentals would be less than 75% of the discounted present


                                       75.

value of the rentals payable by us under the lease before giving effect to the adjustment, in each case, using the weighted average interest rate of the equipment notes issued under that indenture as the discount rate. (Intercreditor Agreement, Section 4.1(a))



     "Minimum Sale Price" means, with respect to any aircraft or the equipment notes issued in respect of that aircraft, at any time, the lesser of (1) 75% of the appraised current market value of that aircraft and (2) the aggregate outstanding principal amount of those equipment notes, plus accrued and unpaid interest thereon.



     The subordination agent may from time to time during the continuance of an indenture default (and before the occurrence of a Triggering Event) commission LTV Appraisals with respect to an aircraft at the request of the Controlling Party. (Intercreditor Agreement, Section 4.1(a)(iii))


PRIORITY OF DISTRIBUTIONS


     So long as no Triggering Event has occurred, payments in respect of the equipment notes and certain other payments received on any distribution date will be promptly distributed by the subordination agent on that distribution date in the following order of priority:



     Priority of Distributions if No Triggering Event Has Occurred



     (1) to pay all accrued and unpaid Liquidity Expenses to the liquidity provider and all accrued and unpaid Policy Expenses to the policy provider;



     (2) to pay interest accrued on the Liquidity Obligations (as determined after giving effect to certain payments by the policy provider to the liquidity provider) to the liquidity provider and interest accrued on certain Policy Provider Obligations (as provided in the definition thereof) to the policy provider, proportionately;



     (3) to pay or reimburse the liquidity provider for the Liquidity Obligations (other than amounts payable pursuant to clauses (1) and (2) above and as determined after giving effect to certain payments by the policy provider to the liquidity provider) and/or, if applicable, to replenish each cash collateral account up to the applicable Required Amount;



     (4) to pay Expected Distributions on the Class G certificates to the holders of Class G certificates;



     (5) to pay or reimburse the policy provider for any Policy Provider Obligations (other than amounts payable pursuant to clauses (1) and (2) above and any Excess Reimbursement Obligations);



     (6) to pay Expected Distributions on the Class C certificates to the holders of Class C certificates;



     (7)  to pay any Excess Reimbursement Obligations to the policy provider;



     (8) if Class D certificates are issued, to pay "Expected Distributions" (to be defined in a manner equivalent to the definition below for other classes of certificates) on the Class D certificates to the holders of Class D certificates; and



     (9) to pay certain fees and expenses of the subordination agent and the trustees.


(Intercreditor Agreement, Sections 2.4 and 3.2)


     "Liquidity Expenses" means all amounts owing to the liquidity provider under each liquidity facility or other agreements other than any interest accrued on the liquidity facility or the amount of any drawing under a liquidity facility.



     "Policy Expenses" means all amounts (including amounts in respect of expenses or indemnities) owing to the policy provider under the insurance indemnity agreement or other agreements other than the amount of any Policy Drawing and any interest accrued on any Policy Provider Obligation.


                                       76.

     "Liquidity Obligations" means the obligations to reimburse or to pay the liquidity provider all principal, interest, fees and other amounts owing to it under each liquidity facility or certain other agreements.



     "Policy Drawing" means any payment of a claim under the policy.



     "Policy Provider Obligations" means all reimbursement and other amounts, including fees and indemnities, due to the policy provider under the insurance indemnity agreement but does not include any interest on Policy Drawings except, if the Class G liquidity provider has failed to honor any Interest Drawing, interest on any Policy Drawing made to cover the shortfall attributable to that failure by the Class G liquidity provider in an amount equal to the amount of interest that would have accrued on the Interest Drawing if the Interest Drawing had been made at the interest rate applicable to the Interest Drawing until the Policy Drawing has been repaid in full, up to a maximum of three Policy Drawings. For the avoidance of doubt, Policy Provider Obligations include reimbursement of, and interest on, the Liquidity Obligations in respect of the Class G and Class C liquidity facilities paid by the policy provider to the liquidity provider.



     "Excess Reimbursement Obligations" means, (a) in the event of any Policy Provider Election, the portion of the Policy Provider Obligations that represents, when added to that portion of any Liquidity Obligations that represents, interest on the Series G equipment note in respect of which the Policy Provider Election has been made in excess of 24 months of interest at the interest rate applicable to that equipment note and (b) any interest on the Liquidity Obligations in respect of the Class G and Class C liquidity facilities paid by the policy provider to the liquidity provider from and after the end of the 24-month period referred to under the caption "Description of the Policy and the Policy Provider Agreement--The Policy--No Proceeds Drawing".


  Definitions of Expected Distributions and Adjusted Expected Distributions


     "Expected Distributions" means, with respect to the certificates of any trust on any distribution date (the "Current Distribution Date"), the sum of (x) accrued and unpaid interest on those certificates (excluding interest, if any, payable with respect to the deposits relating to that trust) and (y) the difference between (A) the pool balance of those certificates as of the immediately preceding distribution date (or, if the Current Distribution Date is the first distribution date, the original aggregate face amount of the certificates of that trust) and (B) the pool balance of those certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the equipment notes held in that trust has been paid when due (whether at stated maturity, upon redemption, prepayment, purchase or acceleration or otherwise) and these payments have been distributed to the holders of those certificates and (ii) the principal of any equipment notes formerly held in that trust that have been sold has been paid in full and these payments have been distributed to the holders of those certificates, but without giving effect to any reduction in the pool balance as a result of any distribution attributable to deposits occurring after the immediately preceding distribution date (or, if the Current Distribution Date is the first distribution date, occurring after the initial issuance of the certificates of that trust). For purposes of calculating Expected Distributions with respect to the certificates of any trust, any premium paid on the equipment notes held in that trust which has not been distributed to the certificateholders of that trust (other than a premium or a portion thereof applied to the payment of interest on the certificates of that trust or the reduction of the pool balance of that trust) will be added to the amount of the Expected Distributions. For purposes of determining the priority of distributions on account of the redemption, purchase or prepayment of all of the equipment notes issued under an indenture, clause (x) of the definition of Expected Distributions will be deemed to read as follows: "(x) accrued, due and unpaid interest on those certificates together with (without duplication) accrued and unpaid interest on a portion of the certificates equal to the outstanding principal amount of the equipment notes held in trust and being redeemed, purchased or prepaid (immediately prior to such redemption, purchase or prepayment), in each case excluding interest, if any, payable with respect to the deposits related to that trust."


                                       77.

PRIORITY OF DISTRIBUTIONS IF A TRIGGERING EVENT HAS OCCURRED



     Upon the occurrence of a Triggering Event and at all times thereafter, all funds received by the subordination agent in respect of the equipment notes and certain other payments will be promptly distributed by the subordination agent in the following order of priority:



      (1) to pay certain out-of-pocket costs and expenses actually incurred by the subordination agent, the liquidity provider, the policy provider or any trustee or to reimburse any certificateholder, the liquidity provider or the policy provider in respect of payments made to the subordination agent or any trustee in connection with the protection or realization of the value of the equipment notes or any collateral or any Trust Indenture Estate (the "Administration Expenses");



      (2) to the liquidity provider to pay the Liquidity Expenses and to the policy provider to pay the Policy Expenses;



      (3) to the liquidity provider, to pay interest accrued on the Liquidity Obligations (as determined after giving effect to certain payments by the policy provider to the liquidity provider) and to the policy provider to pay interest accrued on certain Policy Provider Obligations (as provided in the definition thereof), proportionately;



      (4) to the liquidity provider, to pay the outstanding amount of all remaining Liquidity Obligations (as determined after giving effect to certain payments by the policy provider to the liquidity provider) and/or, if applicable, with respect to any particular liquidity facility, unless (a) less than 65% of the aggregate outstanding principal amount of all equipment notes are Performing Equipment Notes and a Liquidity Event of Default has occurred and is continuing under that liquidity facility or (b) a Final Drawing has occurred under that liquidity facility, to replenish the cash collateral account with respect to that liquidity facility up to the Required Amount for the related class of certificates (less the amount of any repayments of Interest Drawings under that liquidity facility while subclause (a) is applicable);



      (5) to pay certain fees, taxes, charges and other amounts payable to the subordination agent, any trustee or any certificateholder;



      (6) to pay Adjusted Expected Distributions on the Class G certificates to the holders of Class G certificates;



      (7) to the policy provider, to pay the Policy Provider Obligations (other than amounts payable pursuant to clauses (1), (2) and (3) above and any Excess Reimbursement Obligations);



      (8) to pay Adjusted Expected Distributions on the Class C certificates to the holders of Class C certificates;



      (9)  to pay any Excess Reimbursement Obligations to the policy provider;
           and



     (10) if Class D certificates are issued, to pay "Adjusted Expected Distributions" (to be defined in a manner equivalent to the definition below for other classes of certificates) on the Class D certificates to the holders of Class D certificates.


(Intercreditor Agreement, Section 3.3)


     The priority of distributions after a Triggering Event will have the effect in certain circumstances of requiring the distribution to the holders of Class G certificates of payments received in respect of the series of equipment notes applicable to the Class C certificates and/or, if issued, the Class D Certificates. If this should occur, the interest accruing on the equipment notes would in the aggregate be less than the interest accruing on the remaining certificates because those certificates include a relatively greater proportion of Class or Classes with relatively higher interest rates. As a result of these possible interest shortfalls, the holders of Class C certificates may not receive the full amount due to them after a Triggering Event even if all equipment notes are eventually paid in full.


                                       78.

     Payments in respect of the deposits relating to a trust will not be subject to the subordination provisions of the Intercreditor Agreement.



     Interest Drawings under the liquidity facility and withdrawals from the cash collateral account, in each case in respect of interest on the certificates of any trust, will be distributed to the trustee for that trust and drawings under the policy will be distributed by the Class G trustee, notwithstanding the priority of distributions set forth in the intercreditor agreement and otherwise described in this prospectus. All amounts on deposit in the cash collateral account for any trust that are in excess of the Required Amount will be paid to the applicable liquidity provider in accordance with the provisions of the intercreditor agreement.



     "Adjusted Expected Distributions" means, with respect to the certificates of any trust on any Current Distribution Date, the sum of (x) accrued and unpaid interest on the certificates (excluding interest, if any, payable with respect to the deposits relating to the trust) and (y) the greater of:



(A) the difference between (x) the pool balance of the certificates as of the immediately preceding distribution date (or, if the Current Distribution Date is the first distribution date, the original aggregate face amount of the certificates of that trust) and (y) the pool balance of the certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Non-Performing Equipment Notes held in that trust has been paid in full and the payments have been distributed to the holders of the certificates, (ii) the principal of the Performing Equipment Notes held in that trust has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes) and the payments have been distributed to the holders of the certificates and (iii) the principal of any equipment notes formerly held in that trust that have been sold has been paid in full and such payment has been distributed to the holders of the certificates, but without giving effect to any reduction in the pool balance as a result of any distribution attributable to deposits occurring after the immediately preceding distribution date (or, if the Current Distribution Date is the first distribution date, occurring after the initial issuance of the certificates of that trust); and



(B) the amount of the excess, if any, of (i) the pool balance of that class of certificates as of the immediately preceding distribution date (or, if the Current Distribution Date is the first distribution date, the original aggregate face amount of the certificates of that trust), less the amount of the deposits for that class of certificates as of the preceding distribution date (or, if the Current Distribution Date is the first distribution date, the original aggregate amount of the deposits for that class of certificates) other than any portion of the deposits thereafter used to acquire equipment notes pursuant to the note purchase agreement, over (ii) the Aggregate LTV Collateral Amount for that class of certificates for the Current Distribution Date;



provided that, until the date of the initial LTV Appraisals, clause (B) will not apply.



     For purposes of calculating Expected Distributions or Adjusted Expected Distributions with respect to the certificates of any trust, any premium paid on the equipment notes held in that trust that has not been distributed to the certificateholders of that trust (other than such premium or a portion thereof applied to the payment of interest on the certificates of that trust or the reduction of the pool balance of that trust) will be added to the amount of Expected Distributions or Adjusted Expected Distributions.


  Other Definitions


     "Aggregate LTV Collateral Amount" for any class of certificates for any distribution date means the sum of the applicable LTV Collateral Amounts for each aircraft, minus the pool balance for each class of certificates, if any, senior to that class, after giving effect to any distribution of principal on that distribution date with respect to the senior class or classes.



     "LTV Collateral Amount" of any aircraft for any class of certificates means, as of any distribution date, the lesser of (a) the LTV Ratio for that class of certificates multiplied by the appraised current market value of such aircraft (or with respect to any aircraft which has suffered an event of loss under and

                                       79.

as defined in the relevant lease, in the case of a leased aircraft, or indenture, in the case of an owned aircraft, the amount of the insurance proceeds paid to the related loan trustee in respect thereof to the extent then held by that loan trustee (and/or on deposit in an account for special payments) or payable to that loan trustee in respect thereof) and (b) the outstanding principal amount of the equipment notes secured by that aircraft after giving effect to any principal payments of the equipment notes on or before that distribution date.



     "LTV Ratio" means 57.0% for the Class G certificates and 62.0% for the Class C certificates.



     "Appraised Current Market Value" of any aircraft means the lower of the average and the median of the most recent three LTV Appraisals of that aircraft. After a Triggering Event occurs and any equipment note becomes a Non-Performing Equipment Note, the subordination agent will obtain LTV Appraisals for the aircraft as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of the initial LTV Appraisals. However, if the Controlling Party reasonably objects to the appraised value of the aircraft shown in the LTV Appraisals, the Controlling Party will have the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of the aircraft).



     "LTV Appraisal" means a fair market value appraisal (which may be a "desktop" appraisal) performed by any appraiser or any other nationally recognized aircraft appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.



     "Non-Performing Equipment Note" means an equipment note that is not a Performing Equipment Note.


VOTING OF EQUIPMENT NOTES


     In the event that the subordination agent, as the registered holder of any equipment note, receives a request for its consent to any amendment, modification, consent or waiver under that equipment note or the related indenture (or, if applicable, the lease, the participation agreement or other related document), (i) if no indenture default has occurred and is continuing with respect to that indenture, the subordination agent will request direction from the trustee of the trust which holds each series of those equipment notes and vote or consent in accordance with the directions of the trustee. So long as the final distribution on the Class G certificates has not been made or any Policy Provider Obligations remain outstanding and no Policy Provider Default has occurred and is continuing, the subordination agent will request directions from the policy provider rather than the Class G trustee with respect to the Series G equipment notes held in the Class G trust and (ii) if any indenture default has occurred and is continuing with respect to that indenture, the subordination agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations. However, no such amendment, modification, consent or waiver will, without the consent of the liquidity provider and the policy provider, reduce the amount of rent, supplemental rent or stipulated loss values payable by us under any lease or reduce the amount of principal or interest payable by us under any equipment note issued under any owned aircraft indenture. (Intercreditor Agreement, Section 9.1(b))


ADDITION OF TRUSTEE FOR CLASS D CERTIFICATES


     If the Class D certificates are issued, the Class D trustee will become a party to the intercreditor agreement. (Intercreditor Agreement, Section 9.1(c))


THE SUBORDINATION AGENT


     Wilmington Trust Company is the subordination agent under the intercreditor agreement. We and our affiliates may from time to time enter into banking and trustee relationships with the subordination agent and its affiliates. The subordination agent's address is Rodney Square North, 1100 North Market Street, Wilmington, Delaware, Attention: Corporate Trust Administration.


                                       80.

     The subordination agent may resign at any time, in which event a successor subordination agent will be appointed as provided in the intercreditor agreement. The Controlling Party may remove the subordination agent for cause as provided in the intercreditor agreement. In these circumstances, a successor subordination agent will be appointed. Any resignation or removal of the subordination agent and appointment of a successor subordination agent does not become effective until acceptance or the appointment and assumption of its obligations by the successor subordination agent. (Intercreditor Agreement, Section 8.1)


                                       81.

                 DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

THE AIRCRAFT


     The aircraft being acquired with the proceeds from the sale of the certificates consist of five Airbus A319-132 aircraft and five Airbus A320-232 aircraft. All ten aircraft will be manufactured by Airbus Industrie, G.I.E., a consortium of European aerospace manufacturing companies and will be purchased from AVSA S.A.R.L., an affiliate of Airbus that is Airbus' marketing arm and with which we have our purchase agreement to acquire the aircraft. The aircraft will be newly or recently delivered by the manufacturer at the time that the equipment notes relating to a delivered aircraft are issued. The aircraft were designed to comply with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement. Once sold by the manufacturer, and regardless of the form of financing utilized, the manufacturer will no longer have any interest in the aircraft except for such warranty obligations as are contractual in its purchase agreement with us.


     The Airbus A319-100 series aircraft is a medium range aircraft with a seating capacity of approximately 124 passengers. The engine type utilized on America West's A319-132 aircraft is expected to be International Aero Engines V2524-A5 engines.

     The Airbus A320-200 series aircraft is a medium range aircraft with a seating capacity of approximately 150 passengers. The engine type utilized on America West's A320-232 aircraft is expected to be International Aero Engines V2527-A5 engines.

THE APPRAISALS


     The table below sets forth the appraised values and additional information regarding the aircraft.


                                            MAXIMUM
                                           PRINCIPAL                             APPRAISED VALUE
            EXPECTED                       AMOUNT OF                 ---------------------------------------
AIRCRAFT  REGISTRATION   MANUFACTURER'S    EQUIPMENT     DELIVERY
  TYPE       NUMBER      SERIAL NUMBER     NOTES(1)      MONTH(2)      AVITAS      AVSOLUTIONS       MBA
--------  ------------   --------------   -----------   ----------   -----------   -----------   -----------
A319-132     N807AW           1064        $23,163,200    Aug. 1999   $35,200,000   $38,980,000   $37,900,000
A319-132     N808AW           1088         23,192,133   Sept. 1999    35,200,000    38,980,000    38,040,000
A319-132     N809AW           1111         23,299,600    Oct. 1999    35,300,000    39,250,000    38,190,000
A319-132     N810AW           1116         23,328,533    Nov. 1999    35,300,000    39,250,000    38,330,000
A319-132     N811AW           1178         23,626,133    Feb. 2000    36,000,000    39,560,000    38,760,000
A320-232     N654AW           1050         27,501,133    Aug. 1999    43,500,000    45,030,000    44,540,000
A320-232     N655AW           1075         27,538,333   Sept. 1999    43,500,000    45,030,000    44,720,000
A320-232     N656AW           1079         27,680,933    Oct. 1999    43,700,000    45,350,000    44,890,000
A320-232     N657AW           1083         27,680,933    Oct. 1999    43,700,000    45,350,000    44,890,000
A320-232     N658AW           1166         28,071,533    Feb. 2000    44,500,000    45,740,000    45,590,000

-------------------------

(1) The actual principal amount issued for an aircraft may be less depending on the circumstances of the financing of that aircraft. The aggregate principal amount of all of the equipment notes will not exceed the aggregate face amount of the certificates.



(2) Reflects the scheduled delivery month under our purchase agreement with AVSA S.A.R.L., an affiliate of Airbus Industries. The actual delivery date for any aircraft may be subject to change.



     The appraised values identified in the foregoing chart were determined by the following three independent aircraft appraisal and consulting firms: AVITAS, Inc., AvSolutions, Inc. and Morten Beyer and Agnew, Inc. Each appraiser was asked to provide its opinion as to the appraised value of each aircraft projected as of the scheduled delivery month of each aircraft. These opinions were furnished as of June 10, 1999, July 6, 1999 and July 13, 1999, respectively. As part of this process, all three appraisers performed "desk-top" appraisals without any physical inspection of the aircraft. Each of these appraisals is based on definitions promulgated by the Appraisal Program of the International Society of Transport Aircraft Trading, a non-profit association of management personnel from banks, leasing companies, airlines,


                                       82.

manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and have established technical and ethical recognition as expert appraisers. The appraisers delivered letters summarizing their respective appraisals, copies of which are annexed to this prospectus as Appendix II. Please read these letters for a complete discussion of the assumptions and methodologies used in each of the appraisals. The methodologies of each appraiser can be summarized as follows: (1) AVITAS, Inc. used a methodology that relies on data pertaining to actual market transactions, various analytical techniques including replacement cost analysis, income analysis and should-cost analysis (a blend of income analysis and replacement cost analysis), a proprietary forecasting model and extensive industry experience; (2) AvSolutions, Inc. used a methodology that relies on cross-sectional data to compare reported market values of aircraft in each of several general categories and to determine the relationship between the value of each aircraft and its characteristics, such as age, model designation, service configuration and engine type; and (3) Morton Beyer & Agnew, Inc. used a methodology that relies on the historical trend of values to project future values. The appraisers made several assumptions to arrive at their valuations, including (1) the aircraft are valued for their highest and best use; (2) the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable and under no unusual pressure for a prompt sale; and (3) the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.



     An appraisal is only an estimate of value, is not indicative of the price at which an aircraft may be purchased from the manufacturer and should not be relied upon as a measure of realizable value. The proceeds realized upon a sale of any aircraft may be less than the aircraft's appraised value. The value of the aircraft if remedies under the applicable indenture are exercised will depend on market and economic conditions, the availability of buyers, the condition of the aircraft and other similar factors. Accordingly, we cannot assure you that the proceeds realized on any exercise of remedies with respect to the equipment notes and the aircraft pursuant to the applicable indenture would be as appraised or sufficient to satisfy in full payments due on the equipment notes issued under the indenture or the certificates.



     The "Maximum Principal Amount of Equipment Notes" for each aircraft specified in the above chart represents the maximum principal amount of equipment notes that will be issued for that aircraft. That amount per aircraft was determined using a number of criteria, including the following:



     Criteria for Determining Maximum Principal Amount of Equipment Notes



     (1) the Mandatory Economic Terms specify a maximum loan-to-value ratio for each aircraft based on the appraised values;



     (2) since we anticipated doing lease financings for each aircraft, we have sought to have a leverage amount that optimizes the economics of the lease financings; and



     (3) Moody's Investors Service, Inc. and Standard & Poor's Ratings Service, as a condition to the issuance of their ratings, require us to maintain no more than a specified level of debt for the aircraft.



     The actual level of the Maximum Principal Amount of Equipment Notes for each aircraft was determined by us in association with our lease advisors to satisfy the foregoing criteria. Such level for any aircraft relates to the specified appraisal value for that aircraft only in the sense that by comparing the two, one can determine the loan-to-value for each aircraft.


DELIVERIES OF AIRCRAFT


     The aircraft are scheduled for delivery under our purchase agreement with AVSA from August 1999 to February 2000. See the table under "--The Appraisals" for the scheduled month of delivery of each aircraft. Under the purchase agreement, delivery of an aircraft may be delayed due to "excusable delay," which is defined to include, among other things, acts of God, governmental acts or failures to act, strikes


                                       83.

or other labor troubles, inability to procure materials, or any other cause beyond AVSA's control or not resulting from AVSA's fault or negligence.



     As at the date of this prospectus, all of the aircraft have been financed, except for the two aircraft scheduled for delivery in February 2000. All of these aircraft were delivered to us in, or shortly after, the month scheduled for delivery. Based on information available to us at the date of this prospectus, we expect that the two aircraft scheduled for delivery in February 2000 will be delivered in that month.



     The note purchase agreement provides that the delivery period for aircraft will expire on May 30, 2000. This may be extended if the equipment notes relating to all of the aircraft (or substitute aircraft in lieu thereof) have not been purchased by the trustees on or prior to that date due to any reason beyond our control and not occasioned by our fault or negligence, to the earlier of (1) the purchase by the trustees of equipment notes relating to the last aircraft (or a substitute aircraft in lieu thereof) and (2) August 31, 2000.



     If delivery of any aircraft is delayed by more than 30 days after the month scheduled for delivery, we have the right to replace that aircraft with a substitute aircraft, subject to some conditions. If delivery of any aircraft is delayed beyond the delivery period termination date and we do not exercise our right to replace that aircraft with a substitute aircraft, there will be unused deposits that will be distributed to certificateholders together with accrued and unpaid interest thereon and, under some circumstances, a premium. See "Description of the Deposit Agreements--Unused Deposits" for a more detailed description of this scenario.



     All eight of the aircraft financed as at the date of this prospectus were utilized using a lease financing. It is our expectation that the remaining two aircraft to be delivered will also be financed using a lease financing.


SUBSTITUTE AIRCRAFT


     If the delivery date for any aircraft is delayed more than 30 days after the month scheduled for delivery, we may identify for delivery a substitute aircraft meeting the following conditions:


     Conditions Required of a Substitute Aircraft


     (1) a substitute aircraft must be an Airbus A319-100 or A320-200 aircraft manufactured after September 21, 1999.



     (2) one or more substitute aircraft of the same or different types may be substituted for one or more aircraft of the same or different types so long as after the substitution the maximum principal amount of equipment notes of each series issued in respect of the substitute aircraft under the Mandatory Economic Terms would not exceed the maximum principal amount of the equipment notes of each series that could have been issued under the Mandatory Economic Terms in respect of the replaced aircraft; and



     (3) we will be obligated to obtain written confirmation from each rating agency that substituting an aircraft will not result in a withdrawal, suspension or downgrading of the ratings of any class of certificates (without regard to the policy).



     A substitute aircraft would be identified by us among aircraft satisfying the foregoing conditions, and we would consider aircraft delivered to other airlines or operating lessors for the substitution, or, perhaps, any qualifying aircraft in the hands of the manufacturer.


BRIDGE FINANCING


     We may, pursuant to the note purchase agreement, initially take delivery of an aircraft using bridge financing. This bridge financing would be utilized, for example, if we have not finalized arrangements with an owner participant in connection with a leveraged lease financing on a leased aircraft and we determined that financing, rather than paying cash out of working capital, was appropriate. Bridge financing would be

                                       84.

available from any number of sources, but the most likely source would be our relationship banks. Any bridge financing would be in the form of a short-term mortgage financing. This bridge financing would be paid, and any lien on the bridge-financed aircraft extinguished, within 90 days of delivery of that aircraft and prior to the financing of that aircraft pursuant to the note purchase agreement.


CONVERSION OPTION


     We may, pursuant to the note purchase agreement, initially finance an aircraft as an owned aircraft and, within four months of that financing, convert the aircraft into a leased aircraft. This conversion option would be utilized for example, if we have not finalized arrangements with an owner participant in connection with a leveraged lease financing on a leased aircraft. If we were to utilize the conversion option for a particular aircraft, we, as owner of the aircraft, would sell the aircraft to an owner trust and that owner trust would assume our obligations under the equipment notes that we had initially issued in respect of that aircraft. We would then enter into a lease of the aircraft conforming to the requirements set forth in this prospectus.


                       DESCRIPTION OF THE EQUIPMENT NOTES


GENERAL



     The equipment notes will be issued in two series with respect to each aircraft, Series G equipment notes and the Series C equipment notes. We may elect to issue a third series of equipment notes with respect to an aircraft; these Series D equipment notes would be funded from sources other than this offering. The equipment notes with respect to each leased aircraft will be issued under a separate leased aircraft indenture between State Street Bank and Trust Company of Connecticut, N.A., as owner trustee of a trust for the benefit of the owner participant who will be the beneficial owner of that aircraft and Wilmington Trust Company, as the leased aircraft indenture trustee. The equipment notes with respect to each owned aircraft will be issued under a separate owned aircraft indenture between us and Wilmington Trust Company, as an owned aircraft indenture trustee.



     In the case of any leased aircraft, the related owner trustee will lease the leased aircraft to us pursuant to a separate lease between the owner trustee and us. Under each lease, we will be obligated to make or cause to be made rental and other payments to the related leased aircraft trustee on behalf of the related owner trustee, which rental and other payments will be at least sufficient to pay in full when due all payments of principal and interest required to be made on the equipment notes issued with respect to that leased aircraft. The equipment notes issued with respect to the leased aircraft are not, however, direct obligations of ours or guaranteed by us. Our rental obligations under each lease and our obligations under the equipment notes issued with respect to each owned aircraft will be general obligations of ours.



     We will have the right to purchase an owner trustee's right, title and interest in and to the related aircraft and to assume the related leased aircraft equipment notes on a full recourse basis, subject to certain conditions, which would reflect a financing contemplated by an owned aircraft indenture. These conditions include: (1) the delivery by us of an assumption agreement giving effect to such assumption; and (2) the receipt by the related leased aircraft trustee of a legal opinion to the effect that no holder of the certificates will be required to recognize gain or loss for U.S. federal income tax purposes in connection with such assumption (or, if the opinion cannot be given, we will provide in the assumption agreement an indemnification in favor of the holders of the certificates in form and substance reasonably satisfactory to the relevant leased aircraft trustee).


SUBORDINATION


     Series C equipment notes issued in respect of any aircraft will be subordinated in right of payment to Series G equipment notes issued in respect of that aircraft and, if we elect to issue Series D equipment notes, they will be subordinated in right of payment to the Series G equipment notes and the Series C equipment notes issued with respect to that aircraft. On each equipment note payment date, (1) payments

                                       85.

of interest and principal due on Series G equipment notes issued in respect of any aircraft will be made prior to payments of interest and principal due on Series C equipment notes issued in respect of that aircraft; and (2) if we elect to issue Series D equipment notes, payments of interest and principal due on the Series C equipment notes will be made prior to payments of interest and principal due on Series D equipment notes issued in respect of that aircraft.


PRINCIPAL AND INTEREST PAYMENTS


     Subject to the provisions of the intercreditor agreement, interest paid on the equipment notes held in each trust will be passed through to the certificateholders of each trust on the dates and at the rate per annum set forth on the cover page of this prospectus with respect to certificates issued by the trust until the final expected regular distribution date for that trust. Subject to the provisions of the intercreditor agreement, principal paid on the equipment notes held in each trust will be passed through to the certificateholders of the trust in scheduled amounts on the dates set forth in this prospectus until the final expected regular distribution date for that trust.



     Interest will be payable on the unpaid principal amount of each equipment note at the rate applicable to that equipment note on January 2 and July 2 in each year, commencing on the first such date to occur after initial issuance of the equipment note. Such interest will be computed on the basis of a 360-day year of twelve 30-day months.



     Scheduled principal payments on the equipment notes will be made on January 2 and July 2 in certain years, commencing on or after January 2, 2000. See "Description of the Certificates--Pool Factors" for a discussion of the scheduled payments of principal of the equipment notes and possible revisions to the scheduled payments.



     If any date scheduled for any payment of principal, premium (if any) or interest with respect to the equipment notes is not a business day, such payment will be made on the next succeeding business day without any additional interest.


REDEMPTION

  Event of Loss


     If an Event of Loss occurs with respect to any aircraft and the aircraft is not replaced by us under the related lease (in the case of a leased aircraft) or under the related owned aircraft indenture (in the case of an owned aircraft), the equipment notes issued with respect to that aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount of the equipment notes issued with respect to that aircraft, together with accrued interest thereon to, but not including, the date of redemption, but without premium, on a special distribution date. (Indentures, Section 2.10(a))


  America West Optional Redemptions


     If we exercise our right to terminate a lease because the related aircraft has become obsolete or surplus to our needs, the equipment notes relating to that aircraft will be redeemed, in whole, on a special distribution date at a price equal to the aggregate unpaid principal amount of the equipment notes issued with respect to that aircraft, together with accrued interest to, but not including, the date of redemption, plus a Make-Whole Premium. (Leased Aircraft Indentures, Section 2.10(b)).



     All of the equipment notes issued with respect to a leased aircraft may be redeemed prior to maturity as part of a refunding or refinancing thereof under the applicable participation agreement, and all of the equipment notes issued with respect to an owned aircraft may be redeemed prior to maturity at any time at our option, in each case at a price equal to the aggregate unpaid principal of the equipment notes issued with respect to that aircraft, together with accrued interest to, but not including, the date of redemption, plus, in the case of any series of equipment notes, a Make-Whole Premium. (Indentures, Section 2.11) If notice of a redemption has been given in connection with a refinancing of equipment notes with respect to


                                       86.

a leased aircraft, the notice may be revoked not later than three days prior to the proposed redemption date. (Leased Aircraft Indentures, Section 2.12)



     In addition, under some leases all of the equipment notes issued with respect to the leases may be redeemed prior to maturity with a Make-Whole Premium on a special distribution date in connection with our exercise of options or elections relating to the purchase of the aircraft subject to the leases.



     If, with respect to a leased aircraft, any of the events listed below occur, then, in each case all, but not less than all, of the equipment notes issued with respect to that leased aircraft may be purchased by the owner trustee or owner participant on the applicable purchase date at a price equal to the aggregate unpaid principal thereof, together with accrued and unpaid interest to, but not including, the date of purchase, but without any premium (provided that a Make-Whole Premium will be payable if the equipment notes are to be purchased pursuant to clause (1) below when a Lease Event of Default has occurred and continued for fewer than 180 days). (Leased Aircraft Indentures,
Section 2.13)


     Events Triggering Right to Redemption


     (1)  One or more Lease Events of Default has occurred and is continuing.



     (2) In the event of a bankruptcy proceeding involving us, (a) during the period in which Section 1110 of the U.S. Bankruptcy Court applies, the trustee in the proceeding or America West does not agree to perform its obligations under the related lease or (b) at any time after agreeing to perform the obligations, the trustee or America West ceases to perform the obligations such that the stay period applicable under the U.S. Bankruptcy Code comes to an end.



     (3) The equipment notes with respect to that aircraft have been accelerated or the leased aircraft trustee with respect to the related equipment notes takes action or notifies the applicable owner trustee that it intends to take action to foreclose the lien of the related leased aircraft indenture or otherwise commence the exercise of any significant remedy under that indenture or the related lease.



     As owner of the owned aircraft we have no comparable right under the owned aircraft indentures to purchase the equipment notes under these circumstances.


  Certain Definitions


     "Make-Whole Premium" means, with respect to any equipment note, an amount (as determined by an independent investment banker of national standing selected by us) equal to the excess, if any, determined under the following calculation:


     Calculation of Make-Whole Premium


     (1) the present value of the remaining scheduled payments of principal and interest to maturity of that equipment note computed by discounting the payments on a semiannual basis on each payment date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield, minus



     (2) the outstanding principal amount of that equipment note plus accrued interest to the date of determination.



     For purposes of determining the Make-Whole Premium, "Treasury Yield" means, at the date of determination with respect to any equipment note, the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the annual rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of that equipment note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (1) one maturing as close as

                                       87.

possible to, but earlier than, the Average Life Date of that equipment note and
(2) the other maturing as close as possible to, but later than, the Average Life Date of that equipment note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of that equipment note is reported in the most recent H.15(519), the weekly average yield to maturity as published in such H.15(519).



     As used in the definition of Treasury Yield, "H.15(519)" means, the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium is the third business day prior to the applicable payment or redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third business day prior to the applicable payment or redemption date.



     "Average Life Date" for any equipment note will be the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of that equipment note.



     "Remaining Weighted Average Life" on a given date with respect to any equipment note is the number of days equal to the quotient obtained under the following calculation:


     Calculation of Remaining Weighted Average Life
----------------------------------------------------


     (1)  divide the sum of each of the products obtained by multiplying



        (a) the amount of each then remaining scheduled payment of principal of that equipment note, by



        (b) the number of days from and including that determination date to but excluding the date on which the payment of principal is scheduled to be made, by



     (2)  the then outstanding principal amount of that equipment note.


SECURITY


     The equipment notes issued with respect to each leased aircraft will be secured by all of the following items:


     Security for Equipment Notes
-------------------------------


     (1) an assignment by the related owner trustee to the related loan trustee of that owner trustee's rights, except for certain limited rights, under the lease with respect to the related aircraft leased by us, including the right to receive payments under the applicable lease;



     (2) a mortgage to the related loan trustee of that aircraft, subject to our rights under the lease; and



     (3) an assignment to the related loan trustee of some of the owner trustee's rights under the purchase agreement we entered into with the related manufacturer.



     Prior to an indenture default, the owner participant in respect of any leased aircraft will have the right, to the exclusion of the related loan trustee, to approve as satisfactory counsel furnishing legal opinions, appraisers and accountants. Also, the owner participant will have the right, to the exclusion of the related loan trustee, to approve the identity of permitted sublessees (not otherwise permitted by the related lease), and to approve the forms of certain documentation required for the substitution of aircraft following an event of loss.



     Unless and until the related loan trustee has foreclosed upon the lien of the related indenture, the loan trustee may not exercise the balance of the rights of the owner trustee under the related lease (such as the amendment or modification of the lease) without the concurrence of the owner trustee. However, in all instances, the right of the loan trustee to exercise remedies under the related lease are rights exclusive to the loan trustee. The assignment by the owner trustee to the loan trustee of its rights under the related

                                       88.

lease will also exclude certain rights of the owner trustee and the related owner participant to receive the following:



     - indemnification by us for certain matters;



     - insurance proceeds payable to the owner trustee in its individual capacity or to the owner participant under public liability insurance maintained by us under the lease or by the owner trustee or owner participant;



     - insurance proceeds payable to the owner trustee in its individual capacity or to the owner participant under certain casualty insurance maintained by the owner trustee or owner participant under the lease; and



     - certain reimbursement payments made by us to the owner trustee. (Leased Aircraft Indenture, Granting Clause and Section 5.02)



     The equipment notes are not cross-collateralized, and, consequently, the equipment notes issued in respect of any one aircraft will not be secured by any of the other aircraft or replacement aircraft or the Leases related thereto.



     The equipment notes issued with respect to each owned aircraft will be secured by (1) a mortgage to the loan trustee of the aircraft and (2) an assignment to the loan trustee of certain of our rights under our purchase agreement with the related manufacturer.



     Funds, if any, held from time to time by the loan trustee with respect to any aircraft, including funds held as the result of an Event of Loss to that aircraft or, in the case of a leased aircraft, termination of the lease, if any, relating thereto, will be invested and reinvested by the loan trustee, at our direction (except in the case of certain indenture defaults), in investments described in the related indenture. (Indentures, Section 5.09)


LOAN TO VALUE RATIOS OF EQUIPMENT NOTES


     The following tables show examples of loan to aircraft value ratios, or LTVs, for the equipment notes issued in respect of aircraft as of the regular distribution dates that occur after the scheduled date of original issuance of those equipment notes, assuming that the equipment notes in the maximum principal amount are issued in respect of each aircraft. We used these examples to prepare the assumed amortization schedule, although the amortization schedule for the equipment notes issued with respect to an aircraft may vary from the assumed amortization schedule so long as it complies with the Mandatory Economic Terms. This means that the tables below may not apply in the case of any particular aircraft.



     The LTV was obtained by dividing (1) the outstanding balance (assuming no payment default) of the equipment notes determined immediately after giving effect to the payments scheduled to be made on each such regular distribution date by (2) the assumed value of the aircraft securing the equipment notes.



     The following tables assume that the value of each aircraft depreciates by approximately 3% of the initial appraised value per year for the first 15 years after delivery of that aircraft and by approximately 4% of the initial appraised value per year thereafter. Other rates or methods of depreciation would result in materially different LTVs, and we cannot assure you (1) that the depreciation rates and method assumed for the purposes of the tables are the ones most likely to occur or (2) as to the actual future value of any aircraft. The tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions.



                                 AIRBUS MODEL A319-132                      AIRBUS MODEL A320-232
                        ---------------------------------------    ---------------------------------------
                        EQUIPMENT NOTE     ASSUMED      LOAN TO    EQUIPMENT NOTE     ASSUMED      LOAN TO
                         OUTSTANDING       AIRCRAFT      VALUE      OUTSTANDING       AIRCRAFT      VALUE
DATE                       BALANCE          VALUE        RATIO        BALANCE          VALUE        RATIO
----                    --------------    ----------    -------    --------------    ----------    -------
                          (MILLIONS)      (MILLIONS)                 (MILLIONS)      (MILLIONS)
July 2, 2000                $23.63          $38.11       62.0%         $28.07          $45.28       62.0%
July 2, 2001                 22.41           36.96       60.6           27.23           43.92       62.0


                                       89.

                                 AIRBUS MODEL A319-132                      AIRBUS MODEL A320-232
                        ---------------------------------------    ---------------------------------------
                        EQUIPMENT NOTE     ASSUMED      LOAN TO    EQUIPMENT NOTE     ASSUMED      LOAN TO
                         OUTSTANDING       AIRCRAFT      VALUE      OUTSTANDING       AIRCRAFT      VALUE
DATE                       BALANCE          VALUE        RATIO        BALANCE          VALUE        RATIO
----                    --------------    ----------    -------    --------------    ----------    -------
                          (MILLIONS)      (MILLIONS)                 (MILLIONS)      (MILLIONS)
July 2, 2002                 21.75           35.82       60.7           26.04           42.56       61.2
July 2, 2003                 21.00           34.68       60.6           24.70           41.20       60.0
July 2, 2004                 19.88           33.53       59.3           23.25           39.84       58.4
July 2, 2005                 18.67           32.39       57.7           21.94           38.49       57.0
July 2, 2006                 17.81           31.25       57.0           21.16           37.13       57.0
July 2, 2007                 16.77           30.10       55.7           19.92           35.77       55.7
July 2, 2008                 16.00           28.96       55.3           19.02           34.41       55.3
July 2, 2009                 15.24           27.82       54.8           18.11           33.05       54.8
July 2, 2010                 14.48           26.67       54.3           17.21           31.69       54.3
July 2, 2011                 13.34           25.53       52.2           15.85           30.34       52.2
July 2, 2012                 12.57           24.39       51.6           14.94           28.98       51.6
July 2, 2013                 11.43           23.25       49.2           13.58           27.62       49.2
July 2, 2014                 10.29           22.10       46.5           12.22           26.26       46.6
July 2, 2015                  8.76           20.96       41.8           10.41           24.90       41.8
July 2, 2016                  7.24           19.43       37.3            8.42           23.09       36.4
July 2, 2017                  5.06           17.91       28.3            6.20           21.28       29.1
July 2, 2018                  2.64           16.39       16.1            3.23           19.47       16.6
July 2, 2019                  0.00            0.00         NA            0.00            0.00         NA


LIMITATION OF LIABILITY


     The equipment notes issued with respect to the leased aircraft are not direct obligations of, or guaranteed by, us, any owner participant or any owner trustee in its individual capacity. None of the owner trustees, the owner participants or the loan trustees, or any of their affiliates, will be personally liable to any holder of an equipment note or, in the case of the owner trustees and the owner participants, to the loan trustees for any amounts payable under the equipment notes or, except as provided in each leased aircraft indenture, for any liability under that indenture. All payments of principal of, premium, if any, and interest on the equipment notes issued with respect to any leased aircraft (other than payments made in connection with (x) an optional redemption or purchase of equipment notes issued with respect to a leased aircraft by the related owner trustee or the related owner participant or (y) the election by an owner trustee to retain title to an aircraft subject to a termination for obsolescence) will be made only from the assets subject to the lien of the indenture with respect to that leased aircraft or the income and proceeds received by the related loan trustee from those assets (including rent payable by us under the lease with respect to that leased aircraft).



     The equipment notes issued with respect to the owned aircraft will be our direct obligations.



     Except as otherwise provided in the indentures, no owner trustee or loan trustee, in its individual capacity, will be answerable or accountable under the indentures or under the equipment notes under any circumstances except for its own willful misconduct or gross negligence. None of the owner participants will have any duty or responsibility under any of the leased aircraft indentures or the equipment notes to the loan trustees or to any holder of any equipment note.


                                       90.

INDENTURE DEFAULTS, NOTICE AND WAIVER


     A list of indenture defaults is set forth below:


     Indenture Defaults
-------------------


     (1) in the case of a leased aircraft indenture, the occurrence of any Lease Event of Default under the related lease;



     (2) the failure by the related owner trustee (other than as a result of a Lease Default or Lease Event of Default), in the case of a leased aircraft indenture, or by us, in the case of an owned aircraft indenture, to pay any interest or principal or premium, if any, when due, under that indenture or under any equipment note issued under that indenture that continues for more than ten business days, in the case of principal, interest or Make-Whole Premium, and, in all other cases, 30 days after the relevant owner trustee, owner participant or America West, as the case may be, receives written demand from the related loan trustee or holder of an equipment note;



     (3) the failure by the related owner participant or the related owner trustee (in its individual capacity), in the case of a leased aircraft indenture, or by us, in the case of an owned aircraft indenture, to discharge certain liens that continue after notice and specified cure periods;



     (4) any representation or warranty made by the related owner trustee, owner participant or by us, as the case may be, in the related agreements, or certain related documents furnished to the loan trustee pursuant to those agreements being false or incorrect in any material respect when made that continues to be material and adverse to the interests of the loan trustee or registered holders of equipment notes and remains unremedied after notice and specified cure periods;



     (5) failure by us or the related owner trustee or owner participant to perform or observe in any material respect any covenant or obligation for the benefit of the loan trustee or holders of equipment notes under the related indenture or certain related documents that continues after notice and specified cure periods;



     (6) the registration of the related aircraft ceasing to be effective as a result of the owner participant (in the case of a leased aircraft) or America West (in the case of an owned aircraft) not being a citizen of the United States, as defined in Title 49 of the United States Code relating to aviation (subject to a cure period);



     (7) with respect to the owned aircraft, the lapse or cancellation of insurance required under the indenture; and



     (8) the occurrence of certain events of bankruptcy, reorganization or insolvency of the related owner trustee or owner participant (in the case of a leased aircraft) or America West (in the case of the owned aircraft). (Leased Aircraft Indentures, Section 4.02; Owned Aircraft Indentures, Section 5.01)



There will not be cross-default provisions in the indentures or in the leases unless, in the case of a lease, we and the owner participant otherwise agree. Consequently, events resulting in an indenture default under any particular indenture may or may not result in an indenture default occurring under any other indenture, and a Lease Event of Default under any particular lease may or may not constitute a Lease Event of Default under any other lease.


  Equity Cure Rights


     If we fail to make any semiannual basic rental payment due under any lease, within a specified period after that failure the applicable owner trustee may furnish to the loan trustee the amount due on the equipment notes issued with respect to the related leased aircraft, together with any interest on account of the delayed payment. In that case, the loan trustee and the holders of outstanding equipment notes issued under that indenture may not exercise any remedies otherwise available under that indenture or lease as


                                       91.

the result of the failure to make the rental payment, unless the related owner trustee has previously cured three or more immediately preceding semiannual basic rental payment defaults or, in total, six or more previous semiannual basic rental payment defaults. The applicable owner trustee also may cure other defaults by us in the performance of its obligations under any lease that can be cured with the payment of money. (Leased Aircraft Indentures, Section 4.03)



     The holders of a majority in principal amount of the outstanding equipment notes issued with respect to any aircraft, by notice to the loan trustee, may on behalf of all the holders waive any existing default and its consequences under the indenture with respect to that aircraft, except a default in the payment of the principal of, or premium or interest on any such equipment notes or a default in respect of any covenant or provision of the indenture that cannot be modified or amended without the consent of each holder of equipment notes. (Leased Aircraft Indentures, Section 4.08; Owned Aircraft Indentures, Section 5.06)


REMEDIES


     If an indenture default occurs and is continuing, the related loan trustee or the holders of a majority in principal amount of the equipment notes outstanding under the related indenture may, subject to the applicable owner participant's or owner trustee's right to cure, declare the principal of all equipment notes issued under the indenture immediately due and payable, together with all accrued but unpaid interest. In the event of a reorganization proceeding involving us that is instituted under Chapter 11 of the U.S. Bankruptcy Code, if no other Lease Event of Default and no other indenture default (other than the failure to pay the outstanding amount of the equipment notes which by such declaration shall have become payable) exists at any time after the consummation of the proceeding, such declaration will be automatically rescinded without any further action on the part of any holder of equipment notes. The holders of a majority in principal amount of equipment notes outstanding under an indenture may rescind any declaration at any time before the judgment or decree for the payment of the money so due is entered if (1) there has been paid to the related loan trustee an amount sufficient to pay all principal, interest, and premium, if any, on any the equipment notes, to the extent the amounts have become due otherwise than by such declaration of acceleration and (2) all other indenture defaults and events which with the passing of time would become indenture defaults have been cured. (Leased Aircraft Indentures, Section 4.04(b); Owned Aircraft Indentures, Section 5.02(b))



     Each indenture provides that if an indenture default has occurred and is continuing, the related loan trustee may exercise certain rights or remedies available to it under the indenture or under applicable law, including, in the case of a leased aircraft, if the corresponding lease has been declared in default, one or more of the remedies under that lease with respect to the aircraft subject to that lease. In the case of a leased aircraft, if an indenture default arises solely by reason of one or more events or circumstances which constitute a Lease Event of Default, the related loan trustee's right to exercise remedies under an indenture is subject, with certain exceptions, to its having proceeded to exercise one or more of the dispossessory remedies under the lease with respect to the leased aircraft. The requirement to exercise one or more of these remedies under the lease will not apply in circumstances where the exercise has been involuntarily stayed or prohibited by applicable law or court order for a continuous period in excess of 60 days or such other period as may be specified in Section 1110(a)(1)(A) of the U.S. Bankruptcy Code (plus an additional period, if any, resulting from (1) the trustee or debtor-in-possession in the proceeding agreeing to perform its obligations under that lease with the approval of the applicable court and its continuous performance of that lease under Section 1110(a)(1)(A-B) of the U.S. Bankruptcy Code or the loan trustee's consent to an extension of such period, (2) such loan trustee's failure to give any requisite notice, or (3) our assumption of that lease with the approval of the relevant court and its continuous performance of the lease as so assumed). See "--The Leases and Certain Provisions of the Owned Aircraft Indentures--Events of Default under the Leases". These remedies may be exercised by the related loan trustee to the exclusion of the related owner trustee, subject to certain conditions specified in the indenture, and to our exclusion, subject to the terms of the lease. Any aircraft sold in the exercise of such remedies will be free and clear of any rights of those parties, including our rights under the lease with


                                       92.

respect to the aircraft. No exercise of any remedies by the related loan trustee may affect our rights under any lease unless a Lease Event of Default has occurred and is continuing. (Leased Aircraft Indentures, Section 4.04; Leases,
Section 15) The owned aircraft indentures will not contain these limitations on the loan trustee's ability to exercise remedies upon an indenture default under an owned aircraft indenture.



     If the equipment notes issued in respect of one aircraft are in default, the equipment notes issued in respect of the other aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable indentures with respect to the other aircraft.


  Section 1110 of the U.S. Bankruptcy Code


     Section 1110 of the U.S. Bankruptcy Code provides that the right of lessors, conditional vendors and holders of security interests with respect to "equipment" (as defined in Section 1110 of the U.S. Bankruptcy Code) to take possession of the equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, is not affected by any of the following events:


     Events That Do Not Affect Rights with Respect to Equipment


     (1) the automatic stay provision of the U.S. Bankruptcy Code, which enjoins repossessions by creditors for the duration of the reorganization period;



     (2) the provision of the U.S. Bankruptcy Code allowing the trustee in reorganization to use property of the debtor during the reorganization period;



     (3) Section 1129 of the U.S. Bankruptcy Code, which governs the confirmation of plans of reorganization in Chapter 11 cases; and



     (4)  any power of the bankruptcy court to enjoin a repossession.



Section 1110 provides, however, that the right to take possession of an aircraft may not be exercised for 60 days following the date of commencement of the reorganization proceedings and may not be exercised at all if, within the 60-day period (or a longer period consented to by the lessor, conditional vendor or holder of a security interest), the trustee in reorganization agrees to perform the debtor's obligations that become due on or after that date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor).


     "Equipment" is defined in Section 1110 of the U.S. Bankruptcy Code, in part, as "an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that is a citizen of the United States (as defined in section 40102 of title 49 of the U.S. Code) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo."

  Opinion of America West Counsel


     It is a condition to the trustee's obligation to purchase equipment notes with respect to each aircraft that our outside counsel, which is expected to be Vedder, Price, Kaufman & Kammholz, provide its opinion to the trustees that (1) if the aircraft is a leased aircraft, the owner trustee, as lessor under the lease for that aircraft, and the loan trustee, as assignee of the owner trustee's rights under the lease pursuant to the related indenture, will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising the aircraft or (2) if the aircraft is an owned aircraft, the owned aircraft trustee will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising that owned aircraft, in each case so long as we continue to be a "citizen of the United States" holding an air carrier operating certificate issued by the Secretary of Transportation. For a description of certain limitations on the loan trustee's exercise of rights contained in the indentures, see "--Indenture Defaults, Notice and Waiver".


                                       93.

     The opinion of Vedder, Price, Kaufman & Kammholz will not address the possible replacement of an aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related loan trustee will be entitled to Section 1110 benefits with respect to the replacement unless there was, subsequent to the delivery of the aircraft, a change in law or court interpretation that results in Section 1110 benefits not being available. The opinion of Vedder, Price, Kaufman & Kammholz will also not address the availability of Section 1110 with respect to any possible sublessee of a leased aircraft subleased by us or to any possible lessee of an owned aircraft if it is leased by us.



     During 1998, the U.S. District Court for the District of Colorado issued two opinions arising from the bankruptcy proceedings of Western Pacific Airlines, Inc. relating to Section 1110. The decisions held that, once an airline debtor reaffirms its obligations and cures its defaults under an aircraft lease within the prescribed period in accordance with Section 1110, the lessor under that lease is not entitled to repossess the aircraft under Section 1110 if the airline subsequently defaults under that lease. The opinion of Vedder, Price, Kaufman & Kammholz will state that, in the firm's opinion, the District Court holding is erroneous because it is inconsistent with the overriding purpose of Section 1110 to protect lessors of, and creditors served by, qualifying aircraft against being stayed from exercising their rights while defaults under their leases or financing agreements remain uncured. Certain legislation amending the U.S. Bankruptcy Code, including Section 1110, is currently under consideration by Congress. The amendments to Section 1110, if enacted, would statutorily override the Western Pacific decisions. Appeals of such decisions were dismissed without consideration of the substantive issues.


  Reimbursement of Loan Trustee Expenses


     If an indenture default under any indenture occurs and is continuing, any sums held or received by the related loan trustee, subject to limited exceptions, may be applied to reimburse the loan trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to the loan trustee prior to any payments to holders of the equipment notes issued under that indenture. (Indentures, Sections 3.03 and 3.04)


  Bankruptcy or Like Proceedings of an Owner Participant


     In the event of bankruptcy, insolvency, receivership or like proceedings involving an owner participant, it is possible that, notwithstanding that the applicable leased aircraft is owned by the related owner trustee in trust, the leased aircraft and the related lease and equipment notes might become part of the proceeding. In this event, payments under that lease or on such equipment notes might be interrupted and the ability of the related loan trustee to exercise its remedies under the related indenture might be restricted, although the loan trustee would retain its status as a secured creditor in respect of the related lease and the related leased aircraft.


MODIFICATION OF INDENTURES AND LEASES


     Without the consent of holders of a majority in principal amount of the equipment notes outstanding under any indenture, the provisions of the indenture and any related lease, participation agreement or trust agreement may not be amended or modified, except to the extent indicated below.



     Subject to some limitations, some provisions of any leased aircraft indenture, and of the lease, the participation agreement and the trust agreement related thereto, may be amended or modified by the parties thereto without the consent of any holders of the equipment notes outstanding under such indenture. In the case of each lease, these provisions include, among others, provisions relating to (1) the return to the related owner trustee of the related leased aircraft at the end of the term of the applicable lease (except to the extent that such amendment would affect the rights or exercise of remedies under the applicable lease) and (2) the renewal of the applicable lease and the option to purchase the related leased aircraft so long as the same would not adversely affect the holders of any equipment notes. (Leased Aircraft Indentures, Section 9.01(a)) In addition, any indenture may be amended without the consent of


                                       94.

the holders of equipment notes to, among other things, cure any defect or inconsistency in such indenture or the equipment notes issued under that indenture, provided that the change does not adversely affect the interests of any holder. (Leased Aircraft Indentures, Section 9.01(c); Owned Aircraft Indentures, Section 10.01)



     Without the consent of the holder of each equipment note outstanding under any indenture affected thereby, no amendment or modification of that indenture may among other things have the effect noted below:



     Amendments or Modifications of an Indenture Requiring Consent of Each Holder of Equipment Notes



     (1) reduce the principal amount of, or premium, if any, or interest payable on, any equipment notes issued under the indenture or change the date on which any principal or premium, if any, or interest is due and payable;



     (2) permit the creation of any security interest with respect to the property subject to the lien of that indenture, except as provided in that indenture, or deprive any holder of an equipment note issued under that indenture of the benefit of the lien of the indenture upon the property subject to that indenture; or



     (3) reduce the percentage in principal amount of outstanding equipment notes issued under that indenture necessary to modify or amend any provision of that indenture or to waive compliance with that indenture. (Leased Aircraft Indentures, Section 9.01 (b); Owned Aircraft Indentures, Section 10.01(a))


INDEMNIFICATION


     We are required to indemnify each loan trustee, each owner participant, each owner trustee, each liquidity provider, the policy provider, the subordination agent, the escrow agent and each trustee, but not the holders of certificates, for certain losses, claims and other matters. We are required under certain circumstances to indemnify each owner participant against the loss of depreciation deductions and other benefits allowable for certain income tax purposes with respect to the related leased aircraft. Each owner participant will be required to indemnify the related loan trustee and the holders of the equipment notes issued with respect to the leased aircraft in which that owner participant has an interest for certain losses that may be suffered as a result of the failure of such owner participant to discharge liens or claims on or against the assets subject to the lien of the related indenture.


THE LEASES AND CERTAIN PROVISIONS OF THE OWNED AIRCRAFT INDENTURES


     Each leased aircraft will be leased to us by the relevant owner trustee under the relevant lease agreement. Each owned aircraft will be owned by us.


  Lease Term Rentals and Payments


     Each leased aircraft will be leased separately by the relevant owner trustee to us for a term commencing on the date on which the aircraft is acquired by the owner trustee and expiring on a date not earlier than the latest maturity date of the relevant equipment notes, unless terminated prior to the originally scheduled expiration date as permitted by the applicable lease. The semiannual basic rent payment under each lease is payable by us on January 2 or July 2 during the term of that lease, and will be assigned by the owner trustee under the corresponding indenture to provide the funds necessary to make scheduled payments of principal and interest due from the owner trustee on the equipment notes issued under such indenture.



     In certain cases, the semiannual basic rent payments under the leases may be adjusted, but each lease provides that under no circumstances will scheduled rent payments by us be less than the scheduled payments on the related equipment notes. Any balance of each semiannual basic rent payment under each

                                       95.

lease, after payment of amounts due on the equipment notes issued under the indenture corresponding to the lease, will be paid over to the related owner trustee. (Leases, Section 3; Leased Aircraft Indentures, Section 3.01)



     Semiannual payments of interest on the equipment notes issued by us under an owned aircraft indenture are payable each January 2 and July 2 commencing on the first such date after issuance of the equipment notes. Semiannual payments of principal under the equipment notes issued by us under an owned aircraft indenture are payable on January 2 and July 2 in certain years commencing on or after January 2, 2000. The amount of a semiannual payment of interest or principal will be increased in an amount equal to any increase in the amount of interest due on the equipment notes on the relevant payment date as a result of any increase in the rate of interest on such equipment notes as required by the terms of the registration rights agreement.


  Net Lease; Maintenance


     We are obligated under each lease, among other things and at our expense, to keep each aircraft duly registered and insured, to pay all costs of operating the aircraft and to maintain, service, repair and overhaul the aircraft so as to keep it in as good an operating condition as when delivered to us, ordinary wear and tear excepted, and without taking into consideration hours and cycles, and in such condition as required to maintain the airworthiness certificate for the aircraft in good standing at all times, subject to certain limited exceptions, including temporary storage or maintenance periods and the grounding of similar aircraft by the applicable aviation authority. (Leases, Sections 7.1, 8.1 and Annexes C and D) The owned aircraft indenture imposes comparable registration, insurance, maintenance, service and repair obligations on us with respect to the owned aircraft. (Owned Aircraft Indentures, Section 4.02)


  Possession, Sublease and Transfer


     We may operate an aircraft or, subject to certain restrictions, we may permit other persons to operate an aircraft. Normal interchange and pooling agreements with respect to any engine are permitted. Subleases, in the case of leased aircraft, and leases, in the case of owned aircraft, are also permitted to U.S. air carriers and foreign air carriers that have their principal executive office in countries that are listed in the applicable indenture, subject to a reasonably satisfactory legal opinion that, among other things, that country would recognize (in the case of the leased aircraft) owner trustee's title to, and the loan trustee's security interest in respect of, the applicable aircraft. In addition, a sublessee or lessee may not be subject to insolvency or similar proceedings at the commencement of that sublease or lease. (Leases, Section 7; Owned Aircraft Indentures, Section 4.02) Permitted foreign air carriers are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948). It is uncertain to what extent the relevant loan trustee's security interest would be recognized if an aircraft were registered or located in a jurisdiction not a party to the convention. Moreover, in the case of an Indenture Event of Default, the ability of the related loan trustee to realize upon its security interest in an aircraft could be adversely affected as a legal or practical matter if the aircraft were registered or located outside the United States.


  Registration


     Subject to the next paragraph, we are required to keep each aircraft duly registered with the Federal Aviation Administration, except (in the case of a leased aircraft) if the relevant owner trustee or owner participant fails to meet the applicable citizenship requirements, and to record each lease (in the case of a leased aircraft, but subject to the citizenship requirements) and indenture and certain other documents under Title 49 of the U.S. Code relating to aviation. (Leases, Section 7; Owned Aircraft Indentures, Section 4.02(e)) The recordation of the indenture and other documents with respect to each aircraft is intended to give the relevant loan trustee a first priority perfected security interest in the aircraft whenever it is located in the United States or any of its territories and possessions. The Convention on the International Recognition of Rights in Aircraft provides that the security interest will also be recognized, with some limited exceptions, in those jurisdictions that have ratified or adhere to the convention.

                                       96.

     So long as no Lease Event of Default exists, we have the right to register the leased aircraft subject to any lease in a country other than the United States at our own expense in connection with a permitted sublease of the aircraft to a permitted foreign air carrier, subject to some conditions in the related participation agreement. These conditions include a requirement that the lien of the applicable indenture continue as a first priority security interest in the applicable aircraft. (Leases, Section 7.1.2; Participation Agreements,
Section 7.6.11) The owned aircraft indentures contain comparable provisions with respect to registration of the owned aircraft outside of the United States in connection with a permitted lease of the owned aircraft. (Owned Aircraft Indentures, Section 4.02(e))


  Liens


     We are required to maintain each aircraft free of any liens, other than the rights of the relevant loan trustee, the holders of the related equipment notes, America West and, with respect to a leased aircraft, the owner participant and owner trustee arising under the applicable indenture, the lease (in the case of a leased aircraft) or the other operative documents related to the lease, and other than limited liens permitted under the documents, including but not limited to those listed below; provided that in the case of each of the liens described above, the liens and proceedings do not involve any material risk of the sale, forfeiture or loss of the aircraft or the interest of any participant in the aircraft or impair the lien of the relevant indenture. (Leases, Section 6; Owned Aircraft Indentures, Section 4.01) The following liens may also be permitted:


     Additional Permitted Liens


     (1) liens for taxes either not yet due or being contested in good faith by appropriate proceedings;



     (2) materialmen's, mechanics' and other similar liens arising in the ordinary course of business and securing obligations that either are not yet delinquent for more than 60 days or are being contested in good faith by appropriate proceedings;



     (3) judgment liens so long as such judgment is discharged or vacated within 60 days or the execution of the judgment is stayed pending appeal and discharged, vacated or reversed within 60 days after expiration of such stay;



     (4)  insurers' salvage rights; and



     (5) any other lien as to which we have provided a bond or other security adequate in the reasonable opinion of the related owner trustee or loan trustee, as the case may be.


  Replacement of Parts; Alterations


     We are obligated to replace all parts at our expense that may from time to time be incorporated or installed in or attached to any aircraft and that may become lost, damaged beyond repair, worn out, stolen, seized, confiscated or rendered permanently unfit for use. We or any permitted sublessee have the right, at our own expense, to make alterations, modifications and additions with respect to each aircraft as we deem desirable in the proper conduct of our business and to remove parts which we deem to be obsolete or no longer suitable or appropriate for use, so long as the alteration, modification, addition or removal does not impair the condition or airworthiness and does not materially diminish the fair market value, utility, or remaining useful life of the related aircraft, airframe or engine. (Leases, Section 8.1 and Annex C; Owned Aircraft Indentures, Section 4.04(d))


  Insurance


     We are required to maintain, at our expense (or at the expense of a permitted lessee, in the case of the owned aircraft, or a permitted sublessee, in the case of a leased aircraft), all-risk aircraft hull insurance covering each aircraft, at all times in an amount not less than the stipulated loss value of that aircraft (which is required to be at least equal to the aggregate outstanding principal amount of the equipment notes related to the aircraft, together with accrued interest) or, in the case of an owned aircraft, the

                                       97.

aggregate outstanding principal amount of the equipment notes relating to that aircraft together with interest accrued. However, after giving effect to self-insurance permitted as described below, the amount payable under the insurance for any aircraft may be less than the amounts payable with respect to the equipment notes issued with respect to that aircraft. In the event of a loss involving insurance proceeds in excess of $5,000,000 per occurrence, if the insurers make payment to other than the repairer of the loss, the proceeds up to the stipulated loss value of the relevant aircraft will be payable to the applicable loan trustee, for so long as the relevant indenture is in effect. In the event of a loss involving insurance proceeds of up to $5,000,000 the proceeds will be payable directly to us so long as an Indenture Event of Default does not exist with respect to the owned aircraft indentures or (in the case of a leased aircraft) the owner trustee has not notified the insurance underwriters that a Lease Event of Default exists. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the property. (Leases, Section 11 and Annex D; Owned Aircraft Indentures, Section 4.06)



     In addition, we are obligated to maintain comprehensive airline liability insurance at our expense (or at the expense of a permitted lessee, in the case of an owned aircraft, or a permitted sublessee, in the case of a leased aircraft), including, without limitation, passenger legal liability, bodily injury liability, property damage liability and contractual liability (exclusive of manufacturer's product liability insurance) insurance with respect to each aircraft. Insurers of recognized responsibility must underwrite the liability insurance. The amount of the liability insurance coverage per occurrence may not be less than the amount of comprehensive airline liability insurance from time to time applicable to aircraft owned or leased and operated by us of the same type and operating on similar routes as the aircraft. (Leases, Section 11.1 and Annex D; Owned Aircraft Indentures, Section 4.06)



     We are also required to maintain war-risk, hijacking or allied perils insurance if we (or any permitted sublessee or lessee) operate any aircraft or any related airframe or engine in any area of recognized hostilities (unless governmental indemnity is obtained in its place) or if we (or any permitted sublessee or lessee) maintain the insurance with respect to other aircraft operated by us (or any permitted sublessee or lessee) on the same routes on which the aircraft is operated. (Leases, Section 7.1.5 and Annex D; Owned Aircraft Indentures, Section 4.06)



     We may self-insure under a program applicable to all aircraft in our fleet, but the amount of the self-insurance in the aggregate may not exceed 50% of the largest replacement value of any single aircraft in our fleet or 1.5% of the average aggregate insurable value (during the preceding calendar year) of all aircraft on which we carry insurance, whichever is less, unless an insurance broker of national standing certifies that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case we may self-insure the aircraft to such higher level. In addition, we may self-insure to the extent of any applicable deductible per aircraft that does not exceed industry standards for major U.S. airlines. (Leases, Section 11.1 and Annex D; Owned Aircraft Indentures, Section 4.06(d))



     In respect of each aircraft, we are required to name as additional insured parties the relevant loan trustee and holders of the equipment notes and (in the case of the leased aircraft) the relevant owner participant and owner trustee, in its individual capacity and as owner of that aircraft, and in some cases certain other parties under all liability, hull and property and war risk, hijacking and allied perils insurance policies required with respect to the aircraft. In addition, the insurance policies maintained under the leases and the owned aircraft indentures will be required to provide that, in respect of the interests of only additional insured persons, the insurance will not be invalidated or impaired by any act or omission of ours or any other person and to insure the respective interests of the additional insured persons, regardless of any breach or violation of any representation, warranty, declaration, term or condition contained in the policies by us, any permitted sublessee or any other person. (Leases, Annex D; Owned Aircraft Indentures, Section 4.06)


  Lease Termination


     Unless a Lease Event of Default has occurred and is continuing, we may terminate any lease on any payment date occurring on or after the fifth anniversary of the date on which that lease commenced, if we


                                       98.

make a good faith determination that the leased aircraft subject to that lease is economically obsolete or surplus to our requirements. We are required to give notice of our intention to exercise our right of termination described in this paragraph at least 90 days prior to the proposed date of termination, which notice may be withdrawn up to ten business days prior to the proposed date; provided that we may give only five such termination notices. In this situation, unless the owner trustee elects to retain title to that aircraft, we are required to use commercially reasonable efforts to sell such aircraft as an agent for the owner trustee, and the owner trustee will sell the aircraft on the date of termination to the highest cash bidder. If the sale occurs, the equipment notes related to the sale are required to be prepaid. If the net proceeds to be received from the sale are less than the termination value for that aircraft (which is expressed always to be sufficient to pay the aggregate outstanding principal amount of the equipment notes related to the aircraft, together with accrued interest), we are required to pay to the applicable owner trustee an amount equal to the excess, if any, of the applicable termination value for that aircraft over such net proceeds. Upon payment of termination value for that aircraft and an amount equal to the Make-Whole Premium, if any, payable on the date of payment, together with certain additional amounts, the lien of the relevant indenture will be released, the relevant lease will terminate, and our obligation to make scheduled rent payments under the related lease will cease. (Leases, Section 9; Leased Aircraft Indentures, Sections 2.10(b) and 10.01)



     The owner trustee under any lease has the option to retain title to the leased aircraft subject to that lease if we have given a notice of termination under that lease. The owner trustee will then pay to the applicable loan trustee an amount sufficient to prepay the outstanding principal of and interest on the equipment notes issued with respect to that aircraft (but we will be obligated to pay the Make-Whole Premium in respect thereof), in which case the lien of the relevant indenture will be released, the relevant lease will terminate and our obligation to make scheduled rent payments under that lease will cease. (Leases, Section 9; Leased Aircraft Indentures, Sections 2.10(b) and 10.01)


  Events of Loss


     If an Event of Loss occurs with respect to the airframe or the airframe and engines of an aircraft, we must elect within 45 days after the occurrence either to make payment with respect to that Event of Loss or to replace the airframe and any engines. Not later than the first business day following the earliest of
(1) the 120th day following the date of occurrence of the Event of Loss, and (2) the fourth business day following the receipt of the insurance proceeds in respect of the Event of Loss, we must take either of the steps noted below:


     Alternative Steps Required Upon an Event of Loss


     (1) pay to the applicable owner trustee (in the case of a leased aircraft) or to the owned aircraft trustee (in the case of an owned aircraft) the stipulated loss value of the aircraft (in the case of a leased aircraft) or the outstanding principal amount and accrued interest on the equipment notes (in the case of an owned aircraft), together with some additional amounts, but, in any case, without any Make-Whole Premium;



     (2) unless any Lease Event of Default or failure to pay basic rent under the relevant lease (in the case of a leased aircraft), an Indenture Event of Default or failure to pay principal or interest under the owned aircraft indenture (in the case of an owned aircraft) or bankruptcy defaults have occurred and are continuing, substitute an airframe (or airframe and one or more engines, as the case may be) for the airframe, or airframe and engine(s), that suffered the Event of Loss. (Leases, Sections 10.1.1, 10.1.2 and 10.1.3; Leased Aircraft Indentures, Section 2.10(a); Owned Aircraft Indentures, Sections 2.10 and 4.05(a))



     If we elect to replace an airframe (or airframe and one or more engines, as the case may be) that suffered the Event of Loss, we will, in the case of a leased aircraft, convey to the related owner trustee title to an airframe (or airframe and one or more engines, as the case may be), and the replacement airframe or airframe and engines must be the same model as the airframe or airframe and engines to be


                                       99.

replaced or an improved model, with a value, utility and remaining useful life (without regard to hours or cycles remaining until the next regular maintenance check) at least equal to the airframe or airframe and engines to be replaced, assuming that the airframe and engines had been maintained in accordance with the related lease. We are also required to provide to the relevant loan trustee and (in the case of a leased aircraft) the relevant owner trustee and owner participant reasonably acceptable opinions of counsel to the effect, among other things, that (1) specified documents have been duly filed under Title 49 of the U.S. Code relating to aviation (or comparable applicable law of the relevant jurisdiction of registration) and (2) the owner trustee and loan trustee (as assignee of lessor's rights and interests under the lease), in the case of a leased aircraft, or the owned aircraft trustee, in the case of an owned aircraft, will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to any replacement airframe (unless, as a result of a change in law or court interpretation, the benefits are not then available). (Leases, Sections 10.1.3 and 10.3; Owned Aircraft Indentures, Section 4.05(c))



     If we elect not to replace the airframe, or airframe and engine(s), then upon payment of the outstanding principal amount of the equipment notes issued with respect to that aircraft (in the case of an owned aircraft) or the stipulated loss value for that aircraft (in the case of a leased aircraft), together with all additional amounts then due and unpaid with respect to that aircraft, which must be at least sufficient to pay in full as of the date of payment thereof the aggregate unpaid principal amount under those equipment notes together with accrued but unpaid interest thereon and all other amounts due and owing in respect of those equipment notes, the lien of the indenture and (in the case of a leased aircraft) the lease relating to that aircraft will terminate with respect to that aircraft, our obligation to make the scheduled rent payments (in the case of a leased aircraft) or interest and principal payments (in the case of an owned aircraft) will cease and (in the case of a leased aircraft) the related owner trustee will transfer all of its right, title and interest in and to the related aircraft to us (or, if directed by us, the aircraft insurers). The stipulated loss value and other payments made under the leases or the owned aircraft indentures, as the case may be, by us will be deposited with the applicable loan trustee. Amounts in excess of the amounts due and owing under the equipment notes issued with respect to any aircraft will be distributed by the loan trustee to the applicable owner trustee or to us, as the case may be. (Leases, Section 10.1.2; Leased Aircraft Indentures, Sections 3.02 and 10.01; Owned Aircraft Indentures, Sections 2.10 and 4.05(a)(ii))



     If an Event of Loss occurs with respect to an engine alone, we will be required to replace the engine within 60 days after the occurrence of the Event of Loss with another engine, free and clear of all liens (other than permitted liens). The replacement engine will be the same make and model as the engine to be replaced, or an improved model, suitable for installation and use on the airframe, and having a value, utility and remaining useful life (without regard to hours or cycles remaining until overhaul) at least equal to the engine to be replaced, assuming that the replaced engine had been maintained in accordance with the relevant lease or the owned aircraft indentures, as the case may be, immediately prior to the occurrence of the Event of Loss. (Leases, Section 10.2; Owned Aircraft Indentures, Section 4.05(a)(i)) We may, whether or not an Event of Loss has occurred with respect to any engine, replace that engine with a replacement engine satisfying the same conditions for a replacement engine following an Event of Loss. (Leases, Section 10.2.3; Owned Aircraft Indentures, 4.04(e))



     An "Event of Loss" with respect to an aircraft, airframe or any engine means any of the events noted below:


     Events of Loss With Respect to an Aircraft, Airframe or any Engine


     (1) the destruction, damage beyond practical or economic repair or rendition of that property permanently unfit for normal use;



     (2) the actual or constructive total loss or any damage or requisition of title or use of that property which results in an insurance settlement on the basis of a total loss or a constructive or compromised total loss;


                                      100.

     (3) any theft, hijacking or disappearance of that property for a period of 180 days or more or, if earlier, the first to occur of the last day of the term of the related lease (if that property is subject to a lease) or the date on which we have confirmed in writing that we cannot recover that property;



     (4) any seizure, condemnation, confiscation, taking or requisition of title to that property by any governmental entity or purported governmental entity (other than the country of registration of the relevant aircraft) for a period exceeding 180 days (exceeding 90 days in the case of a requisition of title) or, if earlier, at the end of the term of the related lease (in the case of a leased aircraft);



     (5) in the case of any leased aircraft, any seizure, condemnation, confiscation, taking or requisition of use of that property by any U.S. government entity that continues until the 30th day after the last day of the term of the relevant lease (unless the owner trustee has elected not to treat the event as an Event of Loss); and



     (6) as a result of any law, rule, regulation, order or other action by the Federal Aviation Administration or any governmental entity, the use of that property in the normal course of our business of passenger air transportation is prohibited for 180 days.



     The event described in paragraph (6) above will be an Event of Loss unless we, prior to the expiration of the 180-day period, have undertaken and will be diligently carrying forward steps which are necessary or desirable to permit the normal use of the property, but in any event if the use has been prohibited for a period of two consecutive years; provided that no Event of Loss will be deemed to have occurred if the prohibition has been applicable to our entire U.S. fleet of similar property and we, prior to the expiration of the two-year period, have conformed at least one unit of property in our fleet to the requirements of any law, rule, regulation, order or other action and commenced regular commercial use of the same and will be diligently carrying forward, in a manner which does not discriminate against applicable property in so conforming the property, steps which are necessary or desirable to permit the normal use of the property by us, but in any event if the use has been prohibited for a period of three years or, in the case of the leased aircraft, the use will be prohibited at the expiration of the term of the relevant lease. (Leases, Annex A; Owned Aircraft Indentures, Annex A)


  Renewal and Purchase Options


     With respect to any leased aircraft, we may elect to purchase that aircraft and terminate the related lease prior to the end of the term of that lease (1) on the lease payment date, if any, agreed by the owner participant for that aircraft in connection with an early buy-out option or (2) under some circumstances, on any lease payment date, if we would be required to make indemnity payments with respect to these aircraft in excess of a certain designated amount, which indemnity payments could be avoided through a purchase by us of that aircraft (each, an "Early Purchase Option"). In connection with the exercise of an Early Purchase Option, we are required with respect to the equipment notes relating to the aircraft being purchased either (x) to pay to the related owner trustee funds at least sufficient to pay any principal of and interest and Make-Whole Premium, if any, on the equipment notes or (y) to assume on a full recourse basis the obligations of the related owner trustee under the equipment notes, the related indenture and the related participation agreement. (Leases, Section 17.3; Leased Aircraft Indentures, Sections 2.10 and 2.15)



     If we elect to purchase an aircraft and pay the amount described in clause
(x) above, then upon payment to the related owner trustee of the full purchase price for that aircraft determined in accordance with the related lease and all other amounts owing to the parties to the related participation agreement, the owner trustee will transfer all of its right, title and interest in and to an aircraft to us and the related lease and the lien of the related indenture will terminate. If we elect to purchase the aircraft and assume the obligations of the owner trustee described in clause (y) above, then the related operative agreements will be amended to provide for the assumption of the obligations on a full recourse basis by us, maintaining for the benefit of the holders of the equipment notes the security interest in that aircraft

                                      101.

created by the related indenture. In the event of an assumption, we will either furnish an opinion to the loan trustee that the assumption does not result in a taxable gain or loss for the certificateholders for U.S. federal tax purposes or an indemnity for the benefit of the certificateholders in form and substance reasonably satisfactory to loan trustee. (Leases, Section 17.3; Leased Aircraft Indentures, Sections 2.10 and 2.15)



     At the end of the term of each lease after final maturity of the related equipment notes and subject to some conditions, we will have certain options to renew the lease for additional limited periods. In addition, we may have the right at the end of the term of each lease to purchase the aircraft subject to the lease for an amount to be calculated in accordance with the terms of the lease. (Leases, Section 17)


  Events of Default under the Leases


     Lease Events of Default under each lease include, among other things, the items listed below:


     Lease Events of Default


     (1) our failure to make any payment of basic rent, stipulated loss value or termination value under the lease within ten business days after it becomes due, or failure by us to pay any other amount due under the lease or under any other related operative document within 30 days from and after the date of any written demand from the owner trustee;



     (2) our failure to make any excluded payment (as defined in the leases) within 30 days after written notice that the failure constitutes a Lease Event of Default is given by the relevant owner participant to us and the relevant loan trustee;



     (3) our failure to carry and maintain insurance on and in respect of the aircraft, airframe and engines, in accordance with the provisions of that lease;



     (4) our failure to perform or observe in any material respect any other covenant or agreement to be performed or observed by us under that lease or the related participation agreement or any other related operative document (other than the related tax indemnity agreement between us and the owner participant), and the failure continues unremedied for a period of 30 days after written notice of the failure by the applicable owner trustee or loan trustee unless the failure is capable of being corrected and we are diligently proceeding to correct the failure, in which case there will be no Lease Event of Default unless and until the failure continues unremedied for a period of 180 days after receipt of the notice;



     (5) any representation or warranty made by us in that lease or the related participation agreement or in any other related operative document (other than in the related tax indemnity agreement between us and the related owner participant) proves to have been untrue or inaccurate in any material respect at the time made, the representation or warranty is material at the time in question and remains uncured (to the extent of the adverse impact thereof) for more than 30 days after the date of written notice to us; and



     (6) the occurrence of voluntary events of bankruptcy, reorganization or insolvency of America West or the occurrence of involuntary events of bankruptcy, reorganization or insolvency which continue undismissed, unvacated or unstayed for a period of 90 days. (Leases, Section 14)



     Indenture Events of Default under the owned aircraft indentures are discussed above under "--Indenture Defaults, Notice and Waiver".


  Remedies Exercisable upon Events of Default under the Lease


     If a Lease Event of Default has occurred and is continuing, the applicable owner trustee may (or, so long as the indenture is in effect, the applicable loan trustee may, subject to the terms of the indenture) exercise one or more of the remedies provided in the lease with respect to the related aircraft. These remedies include the right to repossess and use or operate that aircraft, to rescind or terminate that lease,

                                      102.

to sell or re-lease that aircraft free and clear of our rights, except as set forth in that lease, and retain the proceeds, and to require us to pay, as liquidated damages, any due and unpaid basic rent plus an amount, at the owner trustee's (or, subject to the terms of the relevant leased aircraft indenture, the loan trustee's) option, set forth below:


     Alternative Amount of Payment Amount upon a Lease Event of Default


     (1) the excess of the present value of all unpaid rent during the remainder of the term of the related lease over the present value of the fair market rental value of the aircraft for the remainder of the term of the related lease; or



     (2) the excess of the stipulated loss value of the aircraft subject to that lease over the fair market sales value of that aircraft or, if that aircraft has been sold, the net sales proceeds from the sale of that aircraft. (Leases, Section 15; Leased Aircraft Indentures,
          Section 4.04)



     Remedies under the owned aircraft indentures are discussed above under "--Remedies".


  Transfer of Owner Participant Interests


     Subject to some restrictions, each owner participant may transfer all or any part of its interest in the related leased aircraft. (Participation Agreements, Section 10.1.1)


                                      103.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES



EXCHANGE OF OUTSTANDING CERTIFICATES FOR NEW CERTIFICATES



     The following summary describes the material U.S. federal income tax consequences to certificateholders of the exchange of outstanding certificates for new certificates. This summary is addressed to beneficial owners of certificates that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any state therein, estates the income of which is subject to U.S. federal income taxation regardless of its source, and trusts that meet the following two tests: (a) a court in the United States is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. persons have authority to control all substantial decisions of the trust ("U.S. Persons"), that will hold the certificates as capital assets.



     The exchange of outstanding certificates for new certificates in the exchange offer will not be a taxable event for U.S. federal income tax purposes. The receipt of certificates in the exchange offer will be treated as a continuation of the original investment in the certificates. As a result, a holder whose outstanding certificate is accepted in the exchange offer will not recognize gain or loss on the exchange. A tendering holder's tax basis in the new certificates will be the same as the holder's tax basis in its outstanding certificates. A tendering holder's holding period for the new certificates received in the exchange offer will include its holding period for the outstanding certificates surrendered.



     THE FOREGOING SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN EXCHANGE OF OUTSTANDING CERTIFICATES FOR NEW CERTIFICATES IS ADDRESSED TO BENEFICIAL OWNERS OF CERTIFICATES WHO ARE U.S. PERSONS THAT WILL HOLD CERTIFICATES AS CAPITAL ASSETS. IT IS NOT INTENDED TO BE INDIVIDUAL TAX ADVICE. ACCORDINGLY, ALL HOLDERS OF OUTSTANDING CERTIFICATES ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE EXCHANGE OF OUTSTANDING CERTIFICATES FOR NEW CERTIFICATE AND OF THE OWNERSHIP AND DISPOSITION OF NEW CERTIFICATES RECEIVED IN THE EXCHANGE OFFER IN LIGHT OF THEIR OWN INDIVIDUAL AND PARTICULAR CIRCUMSTANCES.


                              ERISA CONSIDERATIONS


     In general, employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, or ERISA, or Section 4975 of the Internal Revenue Code of 1986 or entities which may be deemed to hold the assets of any ERISA plan will not be eligible to purchase the certificates, unless certain conditions apply and subject to the circumstances applicable to those ERISA plans.



     A fiduciary of an employee benefit plan subject to ERISA should consider fiduciary standards under ERISA in the context of the particular circumstances of that plan before authorizing an investment in the certificates. The fiduciary should determine whether the investment satisfies ERISA's diversification and prudence requirements and whether the investment is in accordance with the documents and instruments governing the plan. In addition, ERISA and the Internal Revenue Code prohibit a wide range of transactions involving an employee benefit plan subject to ERISA and/or Section 4975 of the Internal Revenue Code and persons who have specified relationships to the ERISA Plan. These are referred to as "parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Internal Revenue Code. These prohibited transactions may require "correction" and may cause an ERISA plan fiduciary to incur liabilities and the parties in interest or disqualified persons to be subject to excise taxes.



     Each of the owner participants, the manufacturers of the aircraft, the holders of the equipment notes, the initial purchasers of the outstanding certificates, the escrow agent, the depositary, the liquidity provider, the policy provider and America West may be a party in interest or a disqualified person with respect to an ERISA plan purchasing the certificates. Therefore, the purchase by an ERISA plan of the certificates may give rise to a direct or indirect prohibited transaction. Any person who is, or who in acquiring the certificates is or may be using the assets of, an ERISA plan may purchase the certificates, if that person determines that a statutory or an administrative exemption from the prohibited transaction rules discussed


                                      104.

below or otherwise available is applicable to their purchase and holding of the certificates (or a participation interest therein).



     Some statutory or administrative exemptions from the prohibited transaction rules under ERISA and the Internal Revenue Code may be available to an ERISA plan which is purchasing the certificates. Included among these exemptions are:
PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by a qualified professional asset manager; PTCE 95-60, regarding investments by insurance company general accounts or PTCE 96-23, regarding investments by an in-house professional asset manager. Certain of the exemptions, however, do not afford relief from the prohibited transaction rules under Section 406(b) of ERISA and Section 4975 (c)(I)(E)-(F) of the Internal Revenue Code. In addition, there can be no assurance that any of these administrative exemptions will be available with respect to any particular transaction involving the certificates.



     The Department of Labor, or DOL, has issued individual administrative exemptions to certain underwriters which are substantially the same as the administrative exemption issued to Morgan Stanley & Co. Incorporated (Prohibited Transaction Exemption 90-24 et al., Exemption Application NO. D-8019 et al, 55 Fed. Reg. 20,548 (1990). This underwriter exemption generally exempts from the prohibited transaction rules the initial purchase, the holding and the subsequent resale by an ERISA plan of certificates in certain pass through trusts, the assets of which pass through trust consist of secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities (including qualified equipment trust certificates secured by leases). The limited relief provided by the DOL in the underwriter exemption is subject to several other conditions, including a requirement that certificates acquired by an ERISA plan under the underwriter exemption have received a rating at the time of acquisition by the ERISA plan that is in one of the three highest rating categories from either Standard & Poor's or Moody's. Under the underwriter exemption, an equipment trust certificate secured by a lease will be considered qualified only under certain circumstances. The underwriter exemption also requires that the acquisition of certificates by an ERISA plan be on terms (including the price for the certificate) that are at least as favorable to an ERISA plan as they would be in an arm's-length transaction with an unrelated party, and that the rights and interests evidenced by the certificates must not be subordinated to the rights and interests evidenced by other certificates of the same trust estate.



     With respect to the investment restrictions set forth in the underwriter exemption, an investment in a certificate will evidence both an interest in the respective original trust as well as an interest in the deposits held in escrow by an escrow agent for the benefit of the certificateholder. Under the terms of the escrow agreement, the proceeds from the offering of the certificates of each class will be paid over by the initial purchasers of the outstanding certificates to the depositary on behalf of the escrow agent (for the benefit of such certificateholders as the holders of the escrow receipts) and will not constitute property of the original trusts. Under the terms of each escrow agreement, the escrow agent will be irrevocably instructed to enter into the deposit agreements with the depositary and to effect withdrawals upon the receipt of appropriate notice from the relevant trustee so as to enable the trustee to purchase the identified equipment notes on the terms and conditions set forth in the note purchase agreement. Interest on the deposits relating to each trust will be paid to the certificateholders of that trust as holders of escrow receipts through a paying agent appointed by the escrow agent. Pending satisfaction of the conditions and withdrawal of these deposits, the escrow agent's rights with respect to the deposits will remain plan assets subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and the prohibited transaction rules.



     The DOL has issued an amendment to the underwriter exemption, 62 FR 39,021 (July 21, 1997), which allows the assets of a pass through trust to include a prefunding account under certain circumstances. The relief provided by this amendment is subject to several conditions, including a requirement that the prefunding period end no later than the earliest to occur of: (1) the date the amount on deposit in the prefunding account is less than the minimum dollar amount specified in the pooling and servicing agreement; (2) the date on which an event of default occurs under the pooling and servicing agreement; or (3) the date which is the later of three months or 90 days after the closing date. Such

                                      105.

restrictions on prefunding accounts may not be applicable in certain circumstances where, although certain of the equipment securing equipment trust certificates held by the trust have not been delivered on the date of the issuance of such equipment trust certificates, such equipment trust certificates otherwise constitute, at the time an ERISA plan acquires the pass through certificates, secured credit instruments that bear interest. However, there can be no assurance that the DOL would agree that the prefunding restrictions would not apply in such a case. Moreover, even if such restrictions would not apply, no monitoring or other measures will be taken to ensure that all of the conditions of the underwriter exemption, as amended, will be satisfied.



     It is clear that the underwriter exemption will not apply to subordinated classes of certificates, such as the Class C certificates or the Class D certificates. It also appears that the underwriter exemption will not apply to the purchase by Class C certificateholders or Class D certificateholders of Class G certificates in connection with the exercise of their rights upon the occurrence and during the continuance of a Triggering Event. In addition, for the reasons noted above, no assurance can be given that the underwriter exemption will otherwise apply with respect to any particular transaction involving the Class G certificates or the assets of the Class G trust.



     If an ERISA plan acquires a certificate, the ERISA plan's assets may include both the certificate acquired and an undivided interest in the underlying assets of the trust, unless the actual investment by "benefit plan investors" in the certificates is not "significant" within the meaning of the DOL plan assets regulations. Consequently, the trust assets could be deemed to be "plan assets" of such ERISA plan for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction rules. Any person who exercises any authority or control with respect to the management or disposition of the assets of an ERISA plan is considered to be a fiduciary of that ERISA plan. The trustee could, therefore, become a fiduciary of ERISA plans that have invested in the certificates and be subject to general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the trust. If the trustee becomes a fiduciary with respect to the ERISA plans purchasing the certificates, there may be an improper delegation by such ERISA plans of the responsibility to manage plan assets. In order to avoid such prohibited transactions, each investing ERISA plan, by purchasing that certificates, will be deemed to have directed the trust to invest in the assets held in such trust. Any ERISA plan purchasing the certificates must ensure that any statutory or administrative exemption from the prohibited transaction rules on which the ERISA plan relies with respect to its purchase or holding of the certificates also applies to the ERISA plan's indirect holding of the assets of the trust.



     Governmental plans and certain church plans (each as defined under ERISA) are not subject to the prohibited transaction rules. These plans may, however, be subject to federal, state or local laws or regulations which may affect their investment in the certificates. Any fiduciary of a governmental or church plan considering a purchase of the certificates must determine the need for, and the availability, if necessary, of any exemptive relief under any such laws or regulations.



     The foregoing discussion is general in nature and is not intended to be all inclusive. Any fiduciary of an ERISA plan, governmental plan or church plan considering the purchase and holding of the certificates should consult with its legal advisors regarding the consequences of such purchase and holding. By its purchase and acceptance of a certificate, each certificateholder will be deemed to have represented and warranted that either (i) no ERISA plan assets have been used to purchase the certificate, or (ii) one or more prohibited transaction statutory or administrative exemptions applies such that the use of such ERISA plan assets to purchase and hold the certificate will not constitute a non-exempt prohibited transaction.



     EACH ERISA PLAN FIDUCIARY (AND EACH FIDUCIARY FOR A GOVERNMENTAL OR CHURCH PLAN SUBJECT TO RULES SIMILAR TO THOSE IMPOSED ON ERISA PLANS UNDER ERISA) SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING AN INVESTMENT IN ANY OF THE CERTIFICATES.


                                      106.

                              PLAN OF DISTRIBUTION


     Each broker-dealer that receives new certificates for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new certificates. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new certificates received in exchange for outstanding certificates where the outstanding certificates were acquired as a result of market-making activities or other trading activities. We have agreed that we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until that date all broker-dealers effecting transactions in the new certificates may be required to deliver a prospectus.



     We will not receive any proceeds from any sale of new certificates by broker-dealers. New certificates received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new certificates or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new certificates. Any broker-dealer that resells new certificates that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of such new certificates may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. Any profit of any resale of new certificates and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act of 1933. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.



     Starting on the date the exchange offer expires, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers, fees of counsel to the holders and certain transfer taxes. We will indemnify the holders of the new certificates (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act of 1933.


                                      107.

                                 LEGAL MATTERS


     The validity of the new certificates is being passed upon for America West by Vedder, Price, Kaufman & Kammholz, special counsel for America West.


                                    EXPERTS


     The financial statements and financial statement schedule of America West Airlines, Inc. as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.



     The references to AvSolutions, AVITAS and MBA, and to their respective appraisal reports, dated as of July 6, 1999, June 10, 1999, and July 13, 1999, respectively, are included in reliance upon the authority of each firm as an expert with respect to the matters contained in its appraisal report.


                                      108.

                           APPENDIX I-INDEX OF TERMS


                                        PAGE
                                        ----
Adjusted Expected Distributions.......   79
Administration Expenses...............   78
Aggregate LTV Collateral Amount.......   79
Appraised Current Market Value........   80
Average Life Date.....................   88
Base Rate.............................   68
Controlling Party.....................   18
Current Distribution Date.............   77
delivery period termination date......   61
Deposit Make-Whole Premium............   62
Downgrade Drawing.....................   65
Early Purchase Option.................  101
Election Distribution Date............   71
Event of Loss.........................  100
Excess Reimbursement Obligations......   77
Expected Distributions................   77
Final Distributions...................   75
Final Drawing.........................   67
final legal distribution date.........   16
Indenture Default.....................   47
Interest Drawings.....................   15
Lease Event of Default................   47
Liquidity Event of Default............   68
Liquidity Expenses....................   76
Liquidity Obligations.................   77
LTV Appraisal.........................   80
LTV Collateral Amount.................   79
LTV Ratio.............................   80
Make-Whole Premium....................   87



                                        PAGE
                                        ----
Mandatory Document Terms..............   57
Mandatory Economic Terms..............   56
Maximum Principal Amount of Equipment
  Notes...............................   83
Maximum Available Commitment..........   64
Minimum Sale Price....................   76
Non-Extension Drawing.................   66
Non-Performing Equipment Note.........   80
Non-Premium Amount....................   61
Order.................................   73
owner participant.....................    9
Par Redemption Amount.................   61
Performing Equipment Note.............   65
Policy Business Day...................   73
Policy Drawing........................   77
Policy Expenses.......................   76
Policy Provider Default...............   75
Policy Provider Election..............   71
Policy Provider Obligations...........   77
pool balance..........................   45
pool factor...........................   45
Preference Amount.....................   73
PTC Event of Default..................   50
Remaining Weighted Average Life.......   88
replacement facility..................   66
Required Amount.......................   64
Special Structure.....................   56
Threshold Rating......................   66
Triggering Event......................   15


                                      A-I-1

                         APPENDIX II--APPRAISAL LETTERS

                                     A-II-1

                              [AVITAS LETTERHEAD]

                             AMERICA WEST AIRLINES

                                                                   JUNE 20, 1999

INTRODUCTION

     AVITAS, Inc. has been retained by America West Airlines (the "Client") to provide its opinion as to the Base Value for five Airbus A319-100 and five A320-200 aircraft. The subject aircraft are identified and their values are set forth in Figure 1 in this report.

     The values presented in this report assume that this aircraft will be in new, "flyaway" condition and fully certificated for commercial operations. We have further assumed that the subject aircraft will be operated under the air transport regulations of a major nation.

     The values presented in this report do not take into consideration fleet sales, attached leases, tax considerations or other factors that might be considered in structuring the terms and conditions of a specific transaction. These factors do not directly affect the value of the aircraft itself but can affect the economics of the transaction. Therefore, the negotiated striking price in an aircraft transaction may take into consideration factors such as the present value of the future lease stream, the terms and conditions of the specific lease agreement and the impact of tax considerations.

DEFINITIONS

     AVITAS's value definitions conform to those of the International Society of Transport Aircraft Trading ("ISTAT") adopted in January 1994, and are summarized as follows:

     - BASE VALUE is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use." An aircraft's Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm's-length, cash transaction between willing and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time for marketing. Base Value typically assumes that an aircraft's physical condition is average for an aircraft of its type and age, and its maintenance time status is at mid-life, mid-time (or benefiting from an above-average maintenance status if it is new or nearly new).

                                [AVITAS GRAPHIC]

AIRCRAFT VALUE

     AVITAS's opinion as to the value of the subject aircraft is presented below in millions of U.S. dollars.

     The Base Value of a new aircraft is the modal price paid by an average operator in a single unit or small lot sale. Actual transaction prices may be either above or below that level due to a number of factors. For example, a launch order or a large fleet order may result in discounts, whereas a single unit sale to a small operator who needs a substantial amount of support may be approaching the list price.

     Furthermore, implicit in these values is AVITAS's assumption that the new aircraft will remain with the original operator for at least two years. If a newly delivered aircraft comes onto the market, the seller is at an immediate disadvantage as he is likely to be in competition with the manufacturer who can offer training and support.

FIGURE 1

---------------------------------------------------------------------------------------------
                                    AMERICA WEST AIRLINES
                                       AIRCRAFT VALUES
                                       (US$ MILLIONS)
---------------------------------------------------------------------------------------------
                                                          DELIVERY                 BASE
      REG. NO.              TYPE             ENGINES      DATE                    VALUE
---------------------------------------------------------------------------------------------
       N807AW             A319-100          V2524-A5            Aug-99            $35.2
---------------------------------------------------------------------------------------------
       N808AW             A319-100          V2524-A5            Sep-99             35.2
---------------------------------------------------------------------------------------------
       N809AW             A319-100          V2524-A5            Oct-99             35.3
---------------------------------------------------------------------------------------------
       N810AW             A319-100          V2524-A5            Nov-99             35.3
---------------------------------------------------------------------------------------------
       N811AW             A319-100          V2524-A5            Feb-00             36.0
---------------------------------------------------------------------------------------------
       N654AW             A320-200          V2527-A5            Aug-99             43.5
---------------------------------------------------------------------------------------------
       N655AW             A320-200          V2527-A5            Sep-99             43.5
---------------------------------------------------------------------------------------------
       N656AW             A320-200          V2527-A5            Oct-99             43.7
---------------------------------------------------------------------------------------------
       N657AW             A320-200          V2527-A5            Oct-99             43.7
---------------------------------------------------------------------------------------------
       N658AW             A320-200          V2527-A5            Feb-00             44.5
---------------------------------------------------------------------------------------------

GENERAL MARKET OVERVIEW

INTRODUCTION

     AVITAS believes that the aircraft market is poised to experience a downturn in the market cycle. While these economic changes tend to precipitate a feeling of panic in the industry, it is important to note that the cycle presents an opportunity to invest soundly for those who have the proper resources and confidence.

     Orders are believed to have reached their peak in 1998. Lagging behind slightly are deliveries, which in 1999 are scheduled to be over 1,200. Aircraft deferrals notwithstanding, 1999 will represent the peak for deliveries in this cycle. In comparison, approximately 933 aircraft were delivered in 1998 and 650 in 1997.

     Competition between Airbus and Boeing has kept the cost of new aircraft at a comfortable level and low inflation has been beneficial to the financing of large deals. The changing structure of Airbus will continue to affect pricing by bringing market competition to the foreground. U.S. airlines experienced their best financial year ever in 1998 due to strong domestic demand and healthy fares. They shared their wealth by ordering large numbers of narrowbodies. Margin over market share appears to be the new strategy as carriers take advantage of low fuel prices and restructure to lower their operating costs.

BACKGROUND--AIRBUS A319

     The A319 program was launched in June 1993 and the first aircraft of the type was certified in April 1996. The aircraft seats 124 passengers in a typical two-class configuration or 154 in a maximum seating configuration. It has a basic range of 2,000 nautical miles with a MTOW of 141,100 pounds and an optional range of 3,500 nautical miles with a MTOW of 149,900 pounds. The A319 has a fuselage 12 feet shorter than that of the A320, accomplished by removing two fuselage plugs.

     The design of this new aircraft is focused on maintaining a high degree of commonality with the A320 and the A321 so that an existing A319 operator could easily transition to its larger versions, where almost all of the major systems of the A319 are exactly the same.

     The A319 is available with either CFM56-5A or IAE V2500-A5 engine and meets the noise abatement requirements outlined in U.S. FAR Part 36, Stage 3, and ICAO Annex 16, Chapter 3 regulations.

CURRENT MARKET--AIRBUS A319-100

CURRENT MARKET

     AVITAS believes that A319 current market is firm, representative of the narrowbody market as a whole. The aircraft type has a solid operator base and backlog and the benefit of commonality with other Airbus products. Airbus has during the last year captured some strategically important orders from formerly Boeing loyal airlines and lessors. The A319 competes with the Boeing 737-300 and -700 aircraft, of which there are currently a combined 1,187 aircraft in service and 292 on firm order.

HISTORIC MARKET DEVELOPMENT

     The development of the A319, A320, and A321 characterizes the market strategy of Airbus to build an entire family of aircraft capable of accommodating a wide range of travel demands while maintaining a high degree of commonality. Operators that have a mixed fleet of A319, A320s and A321s will a have greater ability to match capacity to demand, reduce operating cost, increase crew productivity and simplify ground handling. This is shown by the fact that all but one current operator of A319 aircraft or with A319 aircraft on order are present A320 customers.

AVAILABILITY

     As of May 1999, AVITAS is not aware of any used aircraft available. This is in line with expectations for such a new aircraft program.

CURRENT OPERATOR BASE AND BACKLOG

     As of April there were 140 A319-100 aircraft in service and 404 on firm order.

OUTLOOK AND FUTURE ASSET RISK ANALYSIS

     It is AVITAS's opinion that expansion of the A319's operator base will primarily come from existing A320 operators. Of minor concern is the trend surfacing in recent orders whereby the orderholders have likely ordered the aircraft with the flexibility to convert to A320 or A321 aircraft; however, the strength of the A320 family of aircraft in the market has overall positive implications for the A319. With a backlog of 404 firm orders among 17 airline operators and four leasing companies and acceptance in the North American market, the A319 values should remain firm for the foreseeable future.

BACKGROUND--AIRBUS A320 SERIES

     The A320, a Stage 3 compliant short to medium range twin-engine jetliner, was launched in 1984 with certification in 1988. The original was the A320-100, of which there are only 18 in service among two airline operators. The -100 aircraft have no wing center tank which limits the range and payload.

     The A320-200 was first flown and delivered in 1988 to Air France and British Caledonian Airways. Its typical configuration includes a two-person cockpit crew with capacity for 150 passengers but the aircraft can seat 164 in a single-class arrangement. The A320 has a range of 3,000 nautical miles with 150 passengers. It is powered by CFM56-5A1/-5A3, V2500-A1/A5 and V2527-A5 engines, with thrust ranging from 25,000 pounds to 26,500 pounds. The maximum takeoff weight (MTOW) ranges from 162,000 pounds to 169,750 pounds. A technically advanced aircraft, the A320 includes such design concepts as fly-by-wire flight controls, centralized maintenance reporting system, side stick controllers in the cockpit and the use of composite materials in the major elements of primary structures including the horizontal and vertical stabilizers.

     The A320 has a common type rating with the A319 and the A321, which means that they can be operated as one aircraft type with cost saving advantages in crew training and maintenance procedures.

CURRENT MARKET--AIRBUS A320-200

CURRENT MARKET

     AVITAS is of the opinion that the current market for the Airbus A320 series aircraft is firm. This is evidenced by a low level of availability and high demand for the type, which AVITAS attributes to a strong Stage 3 narrowbody aircraft market. Airbus has enjoyed a great deal of success in 1998 with the A320 aircraft and has received several large and strategically important orders from traditional Boeing customers. In addition, the Asian crisis has left this family of aircraft largely unscathed, as only a handful A320 orders have been canceled.

HISTORIC MARKET DEVELOPMENT

     The A320 market was very soft during the early 1990s with an excess supply of new aircraft being delivered into a depressed market. This was caused not only by bankruptcies of several carriers with A320s on order, but also by the speculative buying of A320s by leasing companies. Additionally, Airbus had to take on Boeing, which already had an established market base for its 737 product. During 1994 and 1995, the market for the aircraft firmed substantially and has since then remained stable.

AVAILABILITY

     As of May 1999, AVITAS is aware of one A320-200s available for ACMI lease from Interscaldes Management. Availability for A320 aircraft has been consistently low for several months. In May 1998, there were 18 A320-200 on the market.

OPERATOR BASE AND BACKLOG

     As of April 1999, there were 710 aircraft in service and 351 on firm order. The operator base is significant with 87 airlines, and major leasing companies having 97 firm orders.

OUTLOOK AND FUTURE ASSET RISK ANALYSIS

     AVITAS believes that the A320-200 will continue to be a significant competitor in the 150-seat market well into the future with competition from Boeing 737-400 and the 737-800. The A320 has more range than the 737-400 and slightly higher seat capacity. The 737-800 has approximately the same range (3,000 nautical miles) but 12 more seats than the A320 (exact number of seats depends on seat configuration).

     The A320-200 has a well-established population of aircraft currently in service among a broad operator base. This coupled with the 351 aircraft on firm order scheduled for delivery throughout the year 2006 indicates the future market base for the type is due to expand significantly and residual values will remain firm.

     Pratt & Whitney is developing the PW 8000 engine for a new generation A320, which may enter service in 2005. With the introduction of the PW 8000, the engine manufacturer hopes to reduce maintenance costs, and lower fuel consumption. This will improve an already technologically advanced aircraft.

COVENANTS

     Unless otherwise noted, the values presented in this report assume an arm's-length, free market transaction for cash between informed, willing and able parties free of any duress to complete the transaction. If a distress sale becomes necessary, a substantial discount may be required to quickly dispose of the equipment.

     AVITAS does not have, and does not intend to have, any financial or other interest in the subject aircraft. Further, this report is prepared for the exclusive use of the Client and shall not be provided to other parties without the express consent of the Client.

     This report represents the opinion of AVITAS and is intended to be advisory only in nature. Therefore, AVITAS assumes no responsibility or legal liability for any action taken, or not taken, by the Client or any other party, with regard to this equipment. By accepting this report, all parties agree that AVITAS shall bear no such responsibility or legal liability including liability for special or consequential damage.

STATEMENT OF INDEPENDENCE

     AVITAS hereby states that this valuation report has been independently prepared and fairly represents AVITAS's opinion of the subject aircraft's value.

/s/ SUSANNA BLACKMAN
---------------------------------------------------------
Susanna Blackman
Manager--Appraisal Operations

                    APPENDIX A--AVITAS APPRAISAL METHODOLOGY

     At AVITAS, we undertake formal periodic value reviews of the approximately ten dozen aircraft types that we regularly track as well as value updates as market events and movements require. The primary value opinions we develop are Market Value, Base Value and Future Base Value. An aircraft's Market Value is the price at which you could sell the aircraft under the market conditions prevailing at the time in question and its Base Value is the theoretical value of the aircraft assuming a balanced market in terms of supply and demand. In reaching our value opinions, we use data on actual market transactions, various analytical techniques, a proprietary forecasting model and our own extensive industry experience. And while Market Value and Base Value embody different value concepts, we are continually cross checking their relationships to determine if our value opinions are reasonable given existing market conditions.

     Our broad aviation industry backgrounds are critically important; they add a diversity of viewpoints and a high degree of realism to our value opinions. Our backgrounds include: aircraft design, performance analysis, traffic and yield forecasting, fleet forecasting, aircraft finance, the negotiation of aircraft loans, finance leases and operating leases, problem deal workouts, repossessions, aircraft sales, jetliner manufacturing, maintenance and overhaul activities, econometric modeling and forecasting, market research, and database development.

     - MARKET VALUE In determining Current Market Values, we use a blend of techniques and tools. First, through various services and our extensive personal contacts, we collect as much actual transaction data as possible on aircraft sales, leases, financings and scrappings. Our published values assume airframes, engines and landing gear to be halfway through their various overhaul and/or life cycles. Because sales of half-life aircraft rarely occur, and because sales can include spare engines, parts, attached lease streams, tax considerations and other factors, judgment and experience are important in adjusting actual transaction data to represent clean, half-life Market Values. In addition, because over the last several years there have been a large number of aircraft leases, our experience and knowledge of the market is used to make value inferences from lease rentals and terms.

     As a supplement to transaction data, and in some cases in the absence of actual market activity, we also use other methods to assist in framing Market Value opinions. We use several analytical tools because we do not believe that there is any one technique which always results in the "right" number. Replacement cost analysis can simply be the cost of a new airplane of the same model or it can be used where it is possible to reproduce an aircraft. It is often helpful in framing the upper limit of an aircraft's value, particularly for modified or upgraded aircraft. Examples would be a passenger aircraft such as the 747-100 which can be converted into freighter configuration or a Stage 2 airplane which can be hushkitted to Stage 3 compliance. Value in use or income analysis is another technique in which an aircraft's earning capacity over time is determined and the present value of those earnings is calculated. Because different operators have different costs, yields and hurdle rates of return, this technique can yield a range of values. Therefore, the appraiser must use his judgment to determine what value in that range represents a Market Value representative of the overall marketplace. Another powerful tool which we use is should-cost analysis, which is a blend of replacement cost and value in use analysis. This technique is used when there is little or no market data on a particular airplane type but there is on similar or competing types. By analyzing the economic and operational profiles of competing aircraft, the appraiser is able to impute what the aircraft in question should cost to position it competitively.

     Once we have formulated our own internal Market Value opinions, we present them to a small, select group of outside aviation experts--individuals in the fields of aircraft manufacturing, sales, remarketing, financing and forecasting who we know well and regard very highly--for their review and frank comments. We consider this "reality check," which often results in further value refinements, to be a critical part of our value process in that it helps us combat "ivory tower syndrome."

     - BASE VALUE The determination of Base Value, an aircraft's balanced market, long term value, is a highly subjective matter, one in which even the most skilled appraisers may have widely divergent views. We use three main tools in developing Base Values. First, we use our own research, judgment and perceptions of each aircraft type's long term competitive strengths and weaknesses vis-a-vis both competing aircraft types and the marketplace as a whole. Second, we utilize a transaction-based computer forecasting model developed by a former AVITAS director and refined over the years. Based on thousands of actual market transactions, the model sets forth a series of value curves which describe the value behaviors of aircraft under different circumstances. Third, we do a final reality check by comparing our opinion of an aircraft's Base Value to our opinion of its Current Market Value and current marketplace conditions.

     We analyze each aircraft model to determine its historic, current and projected competitive position with respect to similar aircraft types in terms of mission capability (i.e., what are the aircraft's capabilities and to what extent does the market require those capabilities), economic profile and market penetration. As a result of weighing those factors, we assign a numerical "strength" to each aircraft for each year of its economic life, where Strength 10 represents the strongest value performance and Strength 1 the weakest. The model then takes those strength factors and translates them into the aircraft's Base and Future Base Values based on its actual replacement cost (or theoretical replacement cost if it is no longer in production). After Base Values have been calculated, we compare them to our Current Market Value opinions as a calibration check of the computer model. In the infrequent case where the marketplace for that aircraft is in balance, Base Value and Current Market Value should be the same. In most cases, though, we must subjectively compare Base Value with Current Market Value to see if we believe the relationship is reasonable. This may highlight where Base Value inputs require further refinements. Because of the dynamics of the aircraft marketplace and our continuing recalibration, Base Value opinions are not static.

                            [AVSOLUTIONS LETTERHEAD]

                                                                    July 6, 1999

Mr. Doug Parker
Executive Vice President
America West Airlines
4000 East Sky Harbor Boulevard
Phoenix, Arizona 85034

Dear Mr. Parker:

     Aviation Solutions Inc. (AvSOLUTIONS) is pleased to provide this opinion on the base value, as of July 1999, of five Airbus Industrie A319-100 aircraft and five Airbus Industrie A320-200 aircraft (the aircraft). The Airbus A319-100 aircraft are powered by IAE V2524-A5 engines. The Airbus A320-200 aircraft are powered by IAE V2527-A5 engines. The total of ten aircraft will be delivered new to America West Airlines between the third quarter of 1999 and the first quarter of 2000. A listing of the A319-100 and A320-200 aircraft is provided as attachment 1 of this document.

     Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.

BASE VALUE

     Base value is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

CURRENT FAIR MARKET VALUE

     According to the International Society of Transport Aircraft Trading's (ISTAT) definition of Fair Market Value (FMV), to which AvSOLUTIONS subscribes, the quoted FMV is the appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market circumstances that are perceived to exist at the time in question. The fair market value assumes that the aircraft is valued for its highest and best use, that the parties to the hypothetical sales transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's length basis, for cash equivalent consideration, and given an adequate amount of time for effective market exposure to prospective buyers, which AvSOLUTIONS considers to be ten to twenty months.

APPRAISAL METHODOLOGY

     The method employed by AvSOLUTIONS to appraise the current and future values of aircraft and the associated equipment addresses the factors that influence the market value of an aircraft, such as its age, condition, configuration, the population of similar aircraft, similar aircraft on the market, operating costs, cost to acquire a new aircraft, and the state of demand for transportation services.

     To achieve this objective, cross-sectional data concerning the values of aircraft in each of several general categories is collected and analyzed. Cross-sectional data is then postulated and compared with reported market values at a specified point in time. Such data reflect the effect of deterioration in aircraft performance due to usage and exposure to the elements, as well as the effect of obsolescence due to the evolutionary development and implementation of new designs and materials.

Page  2
America West Airlines

     The product of the analysis identifies the relationship between the value of each aircraft and its characteristics, such as age, model designation, service configuration and engine type. Once the relationship is identified, one can then postulate the effects of the difference between the economic circumstances at the time when the cross-sectional data were collected and the current situation. Therefore, if one can determine the current value of an aircraft in one category, it is possible to estimate the current values of all aircraft in that category.

     The manufacturer and size of the aircraft usually determine the specific category to which it is assigned. Segregating the world airplane fleet in this manner accommodates the potential effects of different size and different design philosophies.

     The variability of the data used by AvSOLUTIONS to determine the current and future market values implies that the actual value realized will fall within a range of values. Therefore, if a contemplated value falls within the specified confidence range, AvSOLUTIONS cannot reject the hypothesis that it is a reasonable representation of the current market situation.

LIMITING CONDITIONS AND ASSUMPTIONS

     In order to conduct this valuation, AvSOLUTIONS is solely relying on information as supplied by America West Airlines and from data within AvSOLUTIONS' own database. In determining the base value of the subject Airbus A319-100 and Airbus A320-200 aircraft, the following assumptions have been researched and determined:

     1. AvSOLUTIONS has not inspected these aircraft or their maintenance records; accordingly, AvSOLUTIONS cannot attest to their specific location or condition.

     2. The aircraft will be delivered new to America West Airlines between the third quarter of 1999 and the first quarter of 2000.

     3. The aircraft will be certified, maintained and operated under United States Federal Aviation Regulation (FAR) part 121.

     4. All mandatory inspections and Airworthiness Directives have been complied with.

     5.  The aircraft have no damage history.

     6.  The aircraft are in good condition.

     7. AvSOLUTIONS considers the economic useful life of these aircraft to be at least 32 years.

     Based upon the above methodology, considerations and assumptions, it is AvSOLUTIONS' opinion that the base values of each aircraft are as listed in attachment 1.

STATEMENT OF INDEPENDENCE

     This appraisal report represents the opinion of AvSOLUTIONS, and is intended to be advisory in nature. Therefore, AvSOLUTIONS assumes no responsibility or legal liability for actions taken or not taken by the Client or any other party with regard to the subject aircraft. By accepting this report, the Client agrees that AvSOLUTIONS shall bear no responsibility or legal liability regarding this report. Further, this report is prepared for the exclusive use of the Client and shall not be provided to other parties without the Client's express consent.

Page  3
America West Airlines

     AvSOLUTIONS hereby states that this valuation report has been independently prepared and fairly represents the subject aircraft and AvSOLUTIONS' opinion of their values. AvSOLUTIONS further states that it has no present or contemplated future interest or association with the subject aircraft.

                                          Signed,

                                          /s/ BRYANT LYNCH
                                          --------------------------------------
                                          Bryant Lynch
                                          Manager, Commercial Appraisals

                              MORTEN BEYER & AGNEW
--------------------------------------------------------------------------------

                            AVIATION CONSULTING FIRM

                                  APPRAISAL OF

                              FIVE AIRBUS A319-132
                                      AND
                       FIVE AIRBUS A320-231/-232 AIRCRAFT

                                 PREPARED FOR:

                             AMERICA WEST AIRLINES

                                 JULY 13, 1999

               Washington, D.C.                                    London
            8180 Greensboro Drive                           Lahinch 62, Lashmere
                  Suite 1000                                     Copthorne
            McLean, Virginia 22102                              West Sussex
             Phone +703 847 6598                           Phone +44 1342 716248
              Fax +703 847 1911                             Fax +44 1342 718967

I.  INTRODUCTION AND EXECUTIVE SUMMARY

     Morten Beyer & Agnew (MBA) has been retained by America West Airlines to determine the Base Values of five A319-132 and five Airbus A320-231/-232 passenger aircraft. The aircraft are further identified in Section II of this report.

     Based on the information set forth in this report, it is our opinion that the aggregate Base Value of the aircraft in this portfolio is $415,850,000 with their respective individual values noted in Section II.

     MBA uses the definition of certain terms, such as Current Market Value and Base Value, as promulgated by the Appraisal Program of International Society of Transport Aircraft Trading (ISTAT), a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and established a technical and ethical recognition as expert appraisers.

     ISTAT defines Current Market Value (CMV) as the appraiser's opinion of the most likely trading price that may be generated for an aircraft under market conditions that are perceived to exist at the time in question. Market Value
(MV) assumes that the aircraft is valued for its highest, best use; that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable and under no unusual pressure for a prompt sale; and that the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.

     The ISTAT definition of Base Value (BV) states that market circumstances are assumed to be in a reasonable state of equilibrium. Thus, BV pertains to an idealized aircraft and market combination and will not necessarily reflect the actual Current Market Value of the aircraft in question. BV is founded in the historical trend of values and is generally used to analyze historical values or to project future values.

II.  AIRCRAFT & BASE VALUES

---------------------------------------------------------------------------------------
                                 A319 & A320 AIRCRAFT
---------------------------------------------------------------------------------------
TAIL NUMBER               DELIVERY DATE          ENGINE TYPE           BASE VALUES
---------------------------------------------------------------------------------------
     807 (A319-132)        August 1999            V2524-A5             $37,900,000
---------------------------------------------------------------------------------------
     808 (A319-132)      September 1999           V2524-A5             $38,040,000
---------------------------------------------------------------------------------------
     809 (A319-132)       October 1999            V2524-A5             $38,190,000
---------------------------------------------------------------------------------------
     810 (A319-132)       November 1999           V2524-A5             $38,330,000
---------------------------------------------------------------------------------------
     811 (A319-132)       February 2000           V2524-A5             $38,760,000
---------------------------------------------------------------------------------------
                         A319-132 TOTAL                               $191,370,000
---------------------------------------------------------------------------------------
     654 (A320-231)        August 1999            V2500-A1             $44,540,000
---------------------------------------------------------------------------------------
     655 (A320-231)      September 1999           V2500-A1             $44,720,000
---------------------------------------------------------------------------------------
     656 (A320-232)       October 1999            V2527-A5             $44,890,000
---------------------------------------------------------------------------------------
     657 (A320-232)       October 1999            V2527-A5             $44,890,000
---------------------------------------------------------------------------------------
     658 (A320-232)       February 2000           V2527-A5             $45,590,000
---------------------------------------------------------------------------------------
                         A320-232 TOTAL                               $224,630,000
---------------------------------------------------------------------------------------
                           GRAND TOTAL                                $415,850,000
---------------------------------------------------------------------------------------

III.  CURRENT MARKET CONDITIONS

A319--A320-200--A321-100/-200

     The A320 was Airbus' first all new design since the launch of the original A300 in 1971. The program was initiated in 1983 and logged almost 400 orders prior to first delivery in 1988. The A320s are now offered with both the CFM-56 and the IAE V-2500 engine, with the CFM version having a long head start. The A320 has achieved a wide market base on all continents, with a total of 79 current operators to date.

     The A321, a stretched version designed to directly challenge the 757-200 and bridge the gap between the A320 and A330/340, was launched in 1989. The first deliveries were made to Lufthansa and Alitalia in early 1994. Seating in the A321 was increased to 186 (and more in all-coach configurations) from a nominal 150 in the A320 and the gross weight increased by 19,200 pounds.

     The A319 is the opposite of the A321--that is, a truncated version of the original aircraft. The program was officially launched with a modest six-aircraft order by leasing giant ILFC in late 1992. Prospects were not encouraging as more than one year went by before subsequent orders were placed. However, Air Canada provided a major boost to Airbus with an order of 35 A319s in April 1994 (35 now delivered). Ironically, the carrier had reportedly decided against ordering new aircraft to replace its aging DC-9 fleet when Fokker Aircraft convinced the carrier to re-examine the benefits of new airframes. ACA Chairman Hollis Harris agreed, but Fokker lost the battle to its European competitor.

     The Northwest and Air Canada situations are significant due to the Airbus family concept factor, (common type ratings and minimal differences training for pilots of the A319 through A340 aircraft), which is the core of the manufacturer's goal to develop entire fleets with major carriers. Air Canada, which operates A320s already, chose this Airbus concept with both the A319 order and an eight-plane A340 order as well. Northwest Airlines, which operates 65 A320s (and has 5 on order) ordered 50 A319s and switched their A340 order for 16 A330s for delivery beyond 2000. Other carriers, including Air France and Lufthansa, operate at least three of these five types, but the European influence may tilt decision-makers at airlines such as these. Airbus believes its concept will give its new designs significant advantages over Boeing aircraft, and the 1997 and 1998 order books indicate it is doing just that. MBA believes the combination of extremely efficient designs and the inherent savings in training and other costs make the Airbus family an attractive avenue for an entire fleet refurbishment, as US Airways' commitment for 400-some aircraft appears to justify.

     United's 1994 order for 50 A320s, plus an option for 50 more was announced as a 727 replacement, of which United still operates 52 and has 34 A320s on order. It is obvious that other airlines will use their large orders to surplus older aircraft as well. Alitalia, with 22 A321s in service and three on order, is replacing its stable of MD-82s. As mentioned, Air Canada's commitments for the A319 will eventually go to reduce the fleet count of DC-9s. Thus the advent of the A320 family is hastening the retirement of older, far less efficient jets. The A320s currently in service are operating at seat mile costs as low as half of that for older aircraft. The combination of all the above factors leads us to believe the A320 family will enjoy a long production run and in-service useful life, with strong residual values.

     The A320 also offers the advantage of being able to carry seven LD-3 cargo containers--a feat not even the 767 can perform. The fuselage is approximately 10 inches wider than that of the 727/737/757 series, offering wider aisles and roomier seats--a feature much appreciated by passengers. There are no cargo or Combi models currently offered by Airbus, although such a configuration is obviously possible

ECONOMICS

     The A320/321 vies with the 757 for top honors as the most efficient aircraft in service. Great fuel efficiency, new technology design and low operating cost parameters all combine to give these aircraft among the lowest seat mile costs of any being built or in service. The MBA Model indicates that both will produce very satisfactory operating and net ratios well into the next century. The A319 will not be quite as favorable, as is the case with most truncated derivatives (747SP, L-1011-500). They will, however, provide enough incentive for larger carriers (likely with Airbus aircraft already) to order and place them at the bottom of the capacity scale in their fleets.

TOTAL NUMBER OF A319S ON MARKET, APRIL 1999: NONE

TOTAL NUMBER OF A320S ON MARKET, APRIL 1999: FIVE

IV.  A319 PROFILE

-----------------------------------------------------------------------------
                            A319 FLEET STATISTICS
-----------------------------------------------------------------------------
                              AS OF APRIL 1999
-----------------------------------------------------------------------------
  Number of Ordered Aircraft                            570
-----------------------------------------------------------------------------
  Number of Delivered Aircraft                          131
-----------------------------------------------------------------------------
  Number of Cancelled Aircraft                           16
-----------------------------------------------------------------------------
  Backlog                                               423
-----------------------------------------------------------------------------
  Options                                               342
-----------------------------------------------------------------------------
  Delivered in the last 12 months                        50
-----------------------------------------------------------------------------
  Number of Destroyed Aircraft                            0
-----------------------------------------------------------------------------
  Number of Retired Aircraft                              0
-----------------------------------------------------------------------------
  Number of Parked Aircraft                               0
-----------------------------------------------------------------------------
  Number of Aircraft in Operation                       131
-----------------------------------------------------------------------------
  Number of Operators                                    12
-----------------------------------------------------------------------------
  Number of Leased Aircraft                              31
-----------------------------------------------------------------------------
  Number of Owned Aircraft                              100
-----------------------------------------------------------------------------

NOTE: There were only three A319-132 aircraft delivered to America West Airlines as of April 1999.

-----------------------------------------------------------------------------
                          A319 ENGINE DISTRIBUTION
-----------------------------------------------------------------------------
                              AS OF APRIL 1999
-----------------------------------------------------------------------------
  CFM56-5A                                           67 Aircraft
-----------------------------------------------------------------------------
  CFM56-5B                                           34 Aircraft
-----------------------------------------------------------------------------
  V2522-A5                                           26 Aircraft
-----------------------------------------------------------------------------
  V2524-A5                                            4 Aircraft
-----------------------------------------------------------------------------
  TOTAL                                             131 Aircraft
-----------------------------------------------------------------------------

     Geographic dispersion of the A319 operator base was as follows:

             [GEOGRAPHIC DISPERSION OF A319 OPERATOR BASE GRAPHIC]

V.  A320 PROFILE

-----------------------------------------------------------------------------
                            A320 FLEET STATISTICS
-----------------------------------------------------------------------------
                              AS OF APRIL 1999
-----------------------------------------------------------------------------
  Number of Ordered Aircraft                           1,273
-----------------------------------------------------------------------------
  Number of Delivered Aircraft                           716
-----------------------------------------------------------------------------
  Number of Cancelled Aircraft                            98
-----------------------------------------------------------------------------
  Backlog                                                459
-----------------------------------------------------------------------------
  Options                                                166
-----------------------------------------------------------------------------
  Delivered in the last 12 months                         80
-----------------------------------------------------------------------------
  Number of Destroyed Aircraft                             6
-----------------------------------------------------------------------------
  Number of Retired Aircraft                               0
-----------------------------------------------------------------------------
  Number of Parked Aircraft                                5
-----------------------------------------------------------------------------
  Number of Aircraft in Operation                        710
-----------------------------------------------------------------------------
  Number of Operators                                     79
-----------------------------------------------------------------------------
  Number of Leased Aircraft                              366
-----------------------------------------------------------------------------
  Number of Owned Aircraft                               344
-----------------------------------------------------------------------------

NOTE: There were 21 A320-231 and 12 A320-232 aircraft delivered to America West Airlines as of April 1999.

-----------------------------------------------------------------------------
                          A320 ENGINE DISTRIBUTION
-----------------------------------------------------------------------------
                              AS OF APRIL 1999
-----------------------------------------------------------------------------
  CFM56-5A                                          359 Aircraft
-----------------------------------------------------------------------------
  CFM56-5B                                           74 Aircraft
-----------------------------------------------------------------------------
  V2500-A1                                          142 Aircraft
-----------------------------------------------------------------------------
  V2527-A5                                          119 Aircraft
-----------------------------------------------------------------------------
  V2527E-A5                                          16 Aircraft
-----------------------------------------------------------------------------
  TOTAL                                             710 Aircraft
-----------------------------------------------------------------------------

     Geographic dispersion of the A320 operator base was as follows:

             [GEOGRAPHIC DISPERSION OF A320 OPERATOR BASE GRAPHIC]

VI.  COVENANTS

     This report has been prepared for the exclusive use of America West Airlines and shall not be provided to other parties by MBA without the express consent of America West Airlines.

     MBA certifies that this report has been independently prepared and that it fully and accurately reflects MBA's opinion as to the Base Value. MBA further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft.

     This report represents the opinion of MBA as to the Base Value of the subject aircraft and is intended to be advisory only, in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken, or not taken, by America West Airlines or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.

                                          PREPARED BY:

                                          /s/ TEO OZDENER
                                          --------------------------------------
                                          TEO OZDENER, M.SC., P.ENG.
                                          VICE PRESIDENT--TECHNICAL

                                          REVIEWED BY:

                                          /s/ MORTEN S. BEYER
                                          --------------------------------------
                                          MORTEN S. BEYER, APPRAISER FELLOW
                                          CHAIRMAN & CEO
                                          ISTAT CERTIFIED SENIOR APPRAISER

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Company's Restated Certificate of Incorporation and Restated Bylaws provide that the Company will indemnify each of its directors and officers to the full extent permitted by the laws of the State of Delaware and may indemnify certain other persons as authorized by the Delaware General Corporation Law (the "GCL").

     Section 145 of the GCL provides as follows:

          "(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by a majority vote of the board of directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

          (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent for such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

          (l) The Restated Certificate of Incorporation and Restated Bylaws also limit the personal liability of directors to the Company and its stockholders for monetary damages resulting from certain breaches of the directors' fiduciary duties. The Restated Certificate of Incorporation of the Company provides as follows:

             "A person who is or was a Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability
        (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
        (iii) under Section 174 of the DGCL or (iv) for any transaction from which the Director derived any improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of Directors of the Corporation shall be eliminated or limited to the full extent permitted by the DGCL, as so amended. The elimination and limitation of liability provided herein shall continue after a Director has ceased to occupy such position as to acts or omissions occurring during such Director's term or terms of office, and no amendment or repeal of this
        Section 12 shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal."

     The Company maintains directors' and officers' liability insurance.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


EXHIBIT                           DESCRIPTION
-------                           -----------
  3.1     Certificate of Incorporation
  3.2     Bylaws
  4.1*    Form of 8.54% America West Airlines Pass Through Certificate
          Series 1999-1C-O (included in Exhibit 4.3)
  4.2*    Form of 7.93% America West Airlines Pass Through Certificate
          Series 1998-1G-O (included in Exhibit 4.5)
  4.3*    Pass Through Trust Agreement, dated as of September 21,
          1999, between America West Airlines, Inc., and Wilmington
          Trust Company, as Trustee, made with respect to the
          formation of America West Airlines Pass Through Trust,
          Series 1999-1C-O and the issuance of 8.54% Initial Pass
          Through Certificates, Series 1999-1C-O and 8.54% Exchange
          Pass Through Certificates, Series 1999-1C-O
  4.4*    Pass Through Trust Agreement, dated as of September 21,
          1999, between America West Airlines, Inc., and Wilmington
          Trust Company, as Trustee, made with respect to the
          formation of America West Airlines Pass Through Trust,
          Series 1999-1C-S and the issuance of 8.54% Initial Pass
          Through Certificates, Series 1999-1C-S and 8.54% Exchange
          Pass Through Certificates, Series 1999-1C-S
  4.5*    Pass Through Trust Agreement, dated as of September 21,
          1999, between America West Airlines, Inc., and Wilmington
          Trust Company, as Trustee, made with respect to the
          formation of America West Airlines Pass Through Trust,
          Series 1999-1G-O and the issuance of 7.93% Initial Pass
          Through Certificates, Series 1999-1G-O and 7.93% Exchange
          Pass Through Certificates, Series 1999-1G-O
  4.6*    Pass Through Trust Agreement, dated as of September 21,
          1999, between America West Airlines, Inc., and Wilmington
          Trust Company, as Trustee, made with respect to the
          formation of America West Airlines Pass Through Trust,
          Series 1999-1G-S and the issuance of 7.93% Initial Pass
          Through Certificates, Series 1999-1G-S and 7.93% Exchange
          Pass Through Certificates, Series 1999-1G-S
  4.7*    Revolving Credit Agreement, dated September 21, 1999,
          between Wilmington Trust Company, as Subordination Agent, as agent and trustee for the America West Airlines Pass Through
          Trust 1999-1C, as Borrower; and Morgan Stanley Capital
          Services, Inc., as Liquidity Provider

EXHIBIT                           DESCRIPTION
-------                           -----------
  4.8*    Revolving Credit Agreement, dated September 21, 1999,
          between Wilmington Trust Company, as Subordination Agent, as agent and trustee for the America West Airlines Pass Through
          Trust 1999-1G, as Borrower; and Morgan Stanley Capital
          Services, Inc., as Liquidity Provider
  4.9*    Intercreditor Agreement, dated as of September 21, 1999,
          among Wilmington Trust Company, as Trustee under the America
          West Airlines Pass Through Trust 1999-1C and America West
          Airlines Pass Through Trust 1999-1G and Morgan Stanley
          Capital Services, Inc., as Class C Liquidity Provider and
          Class G Liquidity Provider, Ambac Assurance Corporation, as
          Policy Provider, and Wilmington Trust Company, as
          Subordination Agent and Trustee
  4.10*   Exchange and Registration Rights Agreement, dated as of
          September 21, 1999, among America West Airlines, Inc.;
          Wilmington Trust Company, as Trustee under America West
          Airlines Pass Through Trust, Series 1999-1C-O and America
          West Airlines Pass Through Trust, Series 1999-1G-O; and
          Morgan Stanley & Co. Incorporated, Donaldson, Lufkin &
          Jenrette Securities Corporation, Merrill Lynch, Pierce,
          Fenner & Smith Incorporated and Salomon Smith Barney Inc.
  4.11*   Deposit Agreement (Class C), dated as of September 21, 1999, between Wilmington Trust Company, as Escrow Agent under the
          Escrow and Paying Agent Agreement, and ABN AMRO Bank N.V.,
          Chicago Branch, as Depositary
  4.12*   Deposit Agreement (Class G), dated as of September 21, 1999, between Wilmington Trust Company, as Escrow Agent under the
          Escrow and Paying Agent Agreement, and ABN AMRO Bank N.V.,
          Chicago Branch, as Depositary
  4.13*   Escrow and Paying Agent Agreement (Class C), dated as of
          September 21, 1999, among Wilmington Trust Company, as
          Escrow Agent; Morgan Stanley & Co. Incorporated, Donaldson,
          Lufkin & Jenrette Securities Corporation, Merrill Lynch,
          Pierce, Fenner & Smith Incorporated and Salomon Smith Barney
          Inc., as Initial Purchasers; Wilmington Trust Company, as
          Pass Through Trustee for and on behalf of America West
          Airlines Pass Through Trust 1999-1C-O; and Wilmington Trust
          Company as Paying Agent
  4.14*   Escrow and Paying Agent Agreement (Class G), dated as of
          September 21, 1999, among Wilmington Trust Company, as
          Escrow Agent; Morgan Stanley & Co. Incorporated, Donaldson,
          Lufkin & Jenrette Securities Corporation, Merrill Lynch,
          Pierce, Fenner & Smith Incorporated and Salomon Smith Barney
          Inc., as Initial Purchasers; Wilmington Trust Company, as
          Pass Through Trustee for and on behalf of America West
          Airlines Pass Through Trust 1999-1G-O; and Wilmington Trust
          Company as Paying Agent
  4.15*   Insurance and Indemnity Agreement, dated as of September 21,
          1999, among America West Airlines, Inc., Ambac Assurance
          Corporation as Policy Provider and Wilmington Trust Company
          as Subordination Agent and Trustee under the Pass Through
          Trust 1999-1G-O.
  4.16*   Note Purchase Agreement dated as of September 21, 1999,
          among America West Airlines, Inc., Wilmington Trust Company as Pass Through Trustee under each of the Pass Through Trust
          Agreements, and Wilmington Trust Company, as Subordination
          Agent, Escrow Agent and Paying Agent
  5.1**   Opinion of Vedder, Price, Kaufman & Kammholz as to the
          legality of the New Certificates being registered hereby.
 12.1*    Computation of ratio of earnings to fixed charges
 23.1**   Consent of Vedder, Price, Kaufman & Kammholz (included in
          Exhibit 5.1)
 23.2     Consent of KPMG LLP
 23.3*    Consent of AVITAS, Inc.
 23.4*    Consent of AvSolutions
 23.5*    Consent of Morten Beyer & Agnew

EXHIBIT                           DESCRIPTION
-------                           -----------
 24.1*    Power of Attorney (see signature page in Part II of
          Registration Statement)
 25.1     Statement of Eligibility of Wilmington Trust Company for the
          1999-1C Pass Through Certificates, on Form T-1
 25.2     Statement of Eligibility of Wilmington Trust Company for the
          1999-1G Pass Through Certificates, on Form T-1
 99.1*    Form of Letter of Transmittal
 99.2*    Form of Notice of Guaranteed Delivery
 99.3*    Form of Letter to Brokers, Dealers, Commercial Banks, Trust
          Companies and Other Nominees
 99.4*    Form of Letter to Clients


-------------------------

 *  Previously filed.



**  To be filed by amendment.


ITEM 22.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plans annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on the 28th day of January, 2000.


                                          America West Airlines, Inc.

                                          By: /s/   W. DOUGLAS PARKER
                                            ------------------------------------
                                                     W. Douglas Parker
                                            Executive Vice President, Corporate
                                                            Group


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                     SIGNATURE                                    TITLE                      DATE
                     ---------                                    -----                      ----
              /s/ WILLIAM A. FRANKE*                 Chairman of the Board of          January 28, 2000
---------------------------------------------------    Directors and Director,
                 William A. Franke                     President and Chief Executive
                                                       Officer (Principal Executive
                                                       Officer)

               /s/ W. DOUGLAS PARKER                 Executive Vice President,         January 28, 2000
---------------------------------------------------    Corporate Group (Principal
                 W. Douglas Parker                     Financial Officer) and
                                                       Director

              /s/ MICHAEL R. CARREON*                Vice President and Controller     January 28, 2000
---------------------------------------------------    (Principal Accounting Officer)
                Michael R. Carreon

               /s/ JOHN L. GOOLSBY*                  Director                          January 28, 2000
---------------------------------------------------
                  John L. Goolsby

               /s/ WALTER T. KLENZ*                  Director                          January 28, 2000
---------------------------------------------------
                  Walter T. Klenz

               /s/ MARIE L. KNOWLES*                 Director                          January 28, 2000
---------------------------------------------------
                 Marie L. Knowles

              /s/ RICHARD C. KRAEMER*                Director                          January 28, 2000
---------------------------------------------------
                Richard C. Kraemer

               /s/ ROBERT J. MILLER*                 Director                          January 28, 2000
---------------------------------------------------
                 Robert J. Miller

                     SIGNATURE                                    TITLE                      DATE
                     ---------                                    -----                      ----
               /s/ GILBERT D. MOOK*                  Director                          January 28, 2000
---------------------------------------------------
                  Gilbert D. Mook

              /s/ DENISE M. O'LEARY*                 Director                          January 28, 2000
---------------------------------------------------
                 Denise M. O'Leary

             /s/ RICHARD P. SCHIFTER*                Director                          January 28, 2000
---------------------------------------------------
                Richard P. Schifter

               /s/ JEFFREY A. SHAW*                  Director                          January 28, 2000
---------------------------------------------------
                  Jeffrey A. Shaw

               /s/ JOHN F. TIERNEY*                  Director                          January 28, 2000
---------------------------------------------------
                  John F. Tierney

            *By: /s/ W. DOUGLAS PARKER
   ---------------------------------------------
                 W. Douglas Parker
                 Attorney-in-Fact
(Signing under the authority of a Power of
Attorney previously filed with the
Securities and Exchange Commission)

                                 EXHIBIT INDEX


EXHIBIT                           DESCRIPTION
-------                           -----------
 3.1      Certificate of Incorporation
 3.2      Bylaws
 4.1*     Form of 8.54% America West Airlines Pass Through Certificate
          Series 1999-1C-O (included in Exhibit 4.3)
 4.2*     Form of 7.93% America West Airlines Pass Through Certificate
          Series 1998-1G-O (included in Exhibit 4.5)
 4.3*     Pass Through Trust Agreement, dated as of September 21,
          1999, between America West Airlines, Inc., and Wilmington
          Trust Company, as Trustee, made with respect to the
          formation of America West Airlines Pass Through Trust,
          Series 1999-1C-O and the issuance of 8.54% Initial Pass
          Through Certificates, Series 1999-1C-O and 8.54% Exchange
          Pass Through Certificates, Series 1999-1C-O
 4.4*     Pass Through Trust Agreement, dated as of September 21,
          1999, between America West Airlines, Inc., and Wilmington
          Trust Company, as Trustee, made with respect to the
          formation of America West Airlines Pass Through Trust,
          Series 1999-1C-S and the issuance of 8.54% Initial Pass
          Through Certificates, Series 1999-1C-S and 8.54% Exchange
          Pass Through Certificates, Series 1999-1C-S
 4.5*     Pass Through Trust Agreement, dated as of September 21,
          1999, between America West Airlines, Inc., and Wilmington
          Trust Company, as Trustee, made with respect to the
          formation of America West Airlines Pass Through Trust,
          Series 1999-1G-O and the issuance of 7.93% Initial Pass
          Through Certificates, Series 1999-1G-O and 7.93% Exchange
          Pass Through Certificates, Series 1999-1G-O
 4.6*     Pass Through Trust Agreement, dated as of September 21,
          1999, between America West Airlines, Inc., and Wilmington
          Trust Company, as Trustee, made with respect to the
          formation of America West Airlines Pass Through Trust,
          Series 1999-1G-S and the issuance of 7.93% Initial Pass
          Through Certificates, Series 1999-1G-S and 7.93% Exchange
          Pass Through Certificates, Series 1999-1G-S
 4.7*     Revolving Credit Agreement, dated September 21, 1999,
          between Wilmington Trust Company, as Subordination Agent, as agent and trustee for the America West Airlines Pass Through
          Trust 1999-1C, as Borrower; and Morgan Stanley Capital
          Services, Inc., as Liquidity Provider
 4.8*     Revolving Credit Agreement, dated September 21, 1999,
          between Wilmington Trust Company, as Subordination Agent, as agent and trustee for the America West Airlines Pass Through
          Trust 1999-1G, as Borrower; and Morgan Stanley Capital
          Services, Inc., as Liquidity Provider
 4.9*     Intercreditor Agreement, dated as of September 21, 1999,
          among Wilmington Trust Company, as Trustee under the America
          West Airlines Pass Through Trust 1999-1C and America West
          Airlines Pass Through Trust 1999-1G, and Morgan Stanley
          Capital Services, Inc., as Class C Liquidity Provider and
          Class G Liquidity Provider, Ambac Assurance Corporation, as
          Policy Provider, and Wilmington Trust Company, as
          Subordination Agent and Trustee
 4.10*    Exchange and Registration Rights Agreement, dated as of
          September 21, 1999, among America West Airlines, Inc.;
          Wilmington Trust Company, as Trustee under America West
          Airlines Pass Through Trust, Series 1999-1C-O and America
          West Airlines Pass Through Trust, Series 1999-1G-O; and
          Morgan Stanley & Co. Incorporated, Donaldson, Lufkin &
          Jenrette Securities Corporation, Merrill Lynch, Pierce,
          Fenner & Smith Incorporated and Salomon Smith Barney Inc.
 4.11*    Deposit Agreement (Class C), dated as of September 21, 1999, between Wilmington Trust Company, as Escrow Agent under the
          Escrow and Paying Agent Agreement, and ABN AMRO Bank N.V.,
          Chicago Branch, as Depositary

EXHIBIT                           DESCRIPTION
-------                           -----------
  4.12*   Deposit Agreement (Class G), dated as of September 21, 1999, between Wilmington Trust Company, as Escrow Agent under the
          Escrow and Paying Agent Agreement, and ABN AMRO Bank N.V.,
          Chicago Branch, as Depositary
 4.13*    Escrow and Paying Agent Agreement (Class C), dated as of
          September 21, 1999, among Wilmington Trust Company, as
          Escrow Agent; Morgan Stanley & Co. Incorporated, Donaldson,
          Lufkin & Jenrette Securities Corporation, Merrill Lynch,
          Pierce, Fenner & Smith Incorporated and Salomon Smith Barney
          Inc., as Initial Purchasers; Wilmington Trust Company, as
          Pass Through Trustee for and on behalf of America West
          Airlines Pass Through Trust 1999-1C-O; and Wilmington Trust
          Company as Paying Agent
 4.14*    Escrow and Paying Agent Agreement (Class G), dated as of
          September 21, 1999, among Wilmington Trust Company, as
          Escrow Agent; Morgan Stanley & Co. Incorporated, Donaldson,
          Lufkin & Jenrette Securities Corporation, Merrill Lynch,
          Pierce, Fenner & Smith Incorporated and Salomon Smith Barney
          Inc., as Initial Purchasers; Wilmington Trust Company, as
          Pass Through Trustee for and on behalf of America West
          Airlines Pass Through Trust 1999-1G-O; and Wilmington Trust
          Company as Paying Agent
 4.15*    Insurance and Indemnity Agreement, dated as of September 21,
          1999, among America West Airlines, Inc., Ambac Assurance
          Corporation as Policy Provider and Wilmington Trust Company
          as Subordination Agent and Trustee under the Pass Through
          Trust 1999-1G-O.
 4.16*    Note Purchase Agreement dated as of September 21, 1999,
          among America West Airlines, Inc., Wilmington Trust Company as Pass Through Trustee under each of the Pass Through Trust
          Agreements, and Wilmington Trust Company, as Subordination
          Agent, Escrow Agent and Paying Agent
 5.1**    Opinion of Vedder, Price, Kaufman & Kammholz as to the
          legality of the New Certificates being registered hereby.
12.1*     Computation of ratio of earnings to fixed charges
23.1**    Consent of Vedder, Price, Kaufman & Kammholz (included in
          Exhibit 5.1)
23.2      Consent of KPMG LLP
23.3*     Consent of AVITAS, Inc.
23.4*     Consent of AvSolutions
23.5*     Consent of Morten Beyer & Agnew
24.1*     Power of Attorney (see signature page in Part II of
          Registration Statement)
25.1      Statement of Eligibility of Wilmington Trust Company for the
          1999-1C Pass Through Certificates, on Form T-1
25.2      Statement of Eligibility of Wilmington Trust Company for the
          1999-1G Pass Through Certificates, on Form T-1
27.1      Financial Data Schedule
99.1*     Form of Letter of Transmittal
99.2*     Form of Notice of Guaranteed Delivery
99.3*     Form of Letter to Brokers, Dealers, Commercial Banks, Trust
          Companies and Other Nominees
99.4*     Form of Letter to Clients


-------------------------

 *  Previously filed.



**  To be filed by amendment.